Exhibit 4.1

EXECUTION VERSION

QUOTIENT LIMITED, as the Issuer,

THE GUARANTORS PARTY HERETO,

AND

WILMINGTON SAVINGS FUND SOCIETY, FSB, as Trustee

INDENTURE

Dated as of May 26, 2021

4.75% Convertible Senior Notes due 2026

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EXHIBIT A – FORM OF NOTE

EXHIBIT B – FORM OF SUPPLEMENTAL INDENTURE

v

INDENTURE, dated as of May 26, 2021, among QUOTIENT LIMITED, a registered public limited liability no par value company incorporated under the laws of Jersey, Channel Islands with registration number 109886, having its registered office at 28 Esplanade, St. Helier, JE2 3QA Jersey, Channel Islands, as issuer (the “Company”, as more fully set forth in Section 1.01), the Guarantors party hereto (as defined herein) and WILMINGTON SAVINGS FUND SOCIETY, FSB, as trustee (the “Trustee”, as more fully set forth in Section 1.01).

W I T N E S S E T H:

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of its 4.75% Convertible Senior Notes due 2026 (the “Notes”), in an aggregate principal amount not to exceed $95,000,000, and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and

WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note, the Form of Notice of Conversion, the Form of Fundamental Change Repurchase Notice and the Form of Assignment and Transfer to be borne by the Notes are to be substantially in the forms provided in this Indenture; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Indenture provided, the valid, binding and legal obligations of the Company, and this Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issuance under this Indenture of the Notes have in all respects been duly authorized.

WHEREAS, all acts and things necessary to make the Guarantees, when executed by the Guarantors party hereto, the valid, binding and legal obligations of the respective Guarantors, and this Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issuance hereunder of the Guarantees have in all respects been duly authorized.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders, the Company and the Guarantors covenant and agree with the Trustee for its benefit and the equal and proportionate benefit of the respective Holders from time to time (except as otherwise provided below), as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. The terms defined in this Section 1.01 (except as otherwise expressly provided in this Indenture or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental to this Indenture shall have the respective meanings specified in this Section 1.01. The terms defined in this Article include the plural as well as the singular.

“Acquisition” means, with respect to any Person, (a) a purchase of a controlling interest in the Capital Stock of any other Person, (b) a purchase or other acquisition of all or substantially all of the assets or properties of, another Person or of any business unit of another Person, or any merger or consolidation of such Person with any other Person or other transaction or series of transactions resulting in the acquisition of all or substantially all of the assets, or a controlling interest in the Capital Stock, of any Person, in each case in any transaction or group of transactions which are part of a common plan.

“Additional Amounts” shall have the meaning specified in Section 4.12(a).

“Additional Interest” means all amounts, if any, payable pursuant to Section 4.06(d), Section 4.06(e) and Section 6.03, as applicable.

“Additional Shares” shall have the meaning specified in Section 13.03(a).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. Notwithstanding anything to the contrary herein, the determination of whether one Person is an “Affiliate” of another Person for purposes of this Indenture shall be made based on the facts at the time such determination is made or required to be made, as the case may be, hereunder.

“Aggregate Payments” shall have the meaning specified in Section 16.01(f).

“Bankruptcy Law” means the Title 11 of the U.S. code or any similar federal, state or foreign law for the relief of debtors.

“Bank Products Agreement” means any agreement pursuant to which a bank or other financial institution agrees to provide (a) treasury services, (b) credit card, debit card, merchant card, purchasing card, stored value card, non-card electronic payable or similar services (including the processing of payments and other administrative services with respect thereto), (c) cash management or related services (including controlled disbursements, automated clearinghouse transactions, return items, netting, overdrafts, depository, lockbox, stop payment, electronic funds transfer, information reporting, wire transfer and interstate depository network services) and (d) other banking, financial or treasury products or services as may be requested by the Company or any Subsidiary (other than letters of credit and other than loans and advances, except indebtedness arising from services described in clauses (a) through (c) of this definition), including for the avoidance of doubt, bank guarantees.

“Bank Products Obligations” of any Person means the obligations of such Person pursuant to any Bank Products Agreement.

“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act for it under this Indenture.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary or other officer of the Company to have been duly adopted by the Board of Directors, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day other than a Saturday, a Sunday, a day on which the Federal Reserve Bank of New York is, or banking institutions in Jersey, Channel Islands or Wilmington, Delaware are, authorized or required by law or executive order to close or be closed or a day on which commercial banking institutions are not required to be open at the place of payment.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP; provided that Capital Lease Obligations shall exclude any leases that would have been treated as operating leases under GAAP prior to the adoption of ASU No. 2016-02, Leases (Topic 842).

“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.

“Cash Equivalents” means:

(1) U.S. Dollars, Canadian dollars, Japanese yen, pounds sterling, Swiss francs, euros or the national currency of any member state in the European Union;

(2) securities issued or directly and fully guaranteed or insured by the government of the United States, Canada, Japan, the United Kingdom, Switzerland or any country that is a member of the European Union or any agency or instrumentality thereof, in each case maturing not more than two years from the date of acquisition;

(3) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $250,000,000 and whose long-term debt is rated “A” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized rating agency);

(4) repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper issued by a Person (other than an Affiliate of the Company) rated at least “A-1” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized rating agency), and in each case maturing within one year after the date of acquisition;

(6) readily marketable direct obligations issued by any state or commonwealth of the United States of America or the District of Columbia or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized rating agency), in each case with maturities not exceeding two years from the date of acquisition;

(7) Indebtedness issued by Persons (other than an Affiliate of the Company) with a rating of “A” or higher from S&P or “A-2” or higher from Moody’s (or reasonably equivalent ratings of another internationally recognized rating agency), in each case with maturities not exceeding two years from the date of acquisition; and

(8) investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (7) above.

The term “close of business” means 5:00 p.m. (New York City time).

“Change in Tax Law” shall have the meaning specified in Section 15.01(b)(i)(B).

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Stock” means the ordinary shares of the Company of no par value, subject to Section 13.07.

“Common Stock Change Event” shall have the meaning specified in Section 13.07(a).

“Company” shall have the meaning specified in the first paragraph of this Indenture, and subject to the provisions of Article XI, shall include its successors and assigns.

“Company Order” means a written order of the Company, signed by (a) the Company’s Chief Executive Officer, Chief Financial Officer, President, any Executive Vice President or any Vice President and (b) any such other Officer designated in clause (a) of this definition or the Company’s Treasurer or Assistant Treasurer or Secretary or any Assistant Secretary, and delivered to the Trustee.

“Consolidated EBITDA” means, with respect to any specified Person for any period without duplication, the Consolidated Net Income of such Person and its Subsidiaries for such period plus, in each case to the extent deducted in computing Consolidated Net Income for such period:

(a)

provisions for taxes based on income, profits or capital of such Person and its Subsidiaries for such period, including state, franchise, property and similar taxes and foreign withholding taxes (including penalties and interest related to such taxes or arising from tax examinations); plus

(b)

Consolidated Net Interest Expense plus all cash dividend payments (excluding items eliminated in consolidation) on Preferred Stock or Disqualified Stock and any non-cash interest expense (including, without limitation, capitalized, accrued or accreting or paid-in-kind interest or accreting principal and price-indexed linkage differences on Indebtedness) of such Person and its Subsidiaries for such period; plus

(c)

royalty or similar payments or expenses of such Person and its Subsidiaries, whether paid or accrued, in connection with a sale of any royalty owing to such Person and its Subsidiaries or a synthetic royalty or other financing or similar transaction based on revenues and other proceeds; plus

(d)

any expenses, charges or other costs related to any equity offering, investments, acquisition (including amounts paid in connection with the acquisition or retention of one or more individuals comprising part of a management team retained to manage the acquired business, provided that such payments are made at the time of such acquisition and are consistent with the customary practice in the industry at the time of such acquisition), joint venture, disposition, recapitalization, incurrence or repayment of Indebtedness permitted to be incurred by this Indenture, or the refinancing of any Indebtedness of such Person or any of its Subsidiaries (whether or not successful) (including any such fees, expenses or charges related to this Indenture and the transactions contemplated hereby); plus

(e)

depreciation, amortization (including amortization of intangibles, deferred financing fees, debt incurrence costs, commissions, fees and expenses, but excluding amortization of prepaid cash expenses that were paid in a prior period), depletion and other non-cash expenses or charges (including any write-offs of debt issuance or deferred financing costs or fees and impairment charges and the impact on depreciation and amortization of purchase accounting adjustments, but excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries; plus

(f)

any costs or expenses incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of such Person or its Subsidiaries or net cash proceeds of an issuance of equity interests of such Person (other than Disqualified Stock); plus

(g)

any restructuring charges or reserves, including write-downs and write-offs, any one-time costs incurred in connection with Investments and Dispositions (in each case, including any such transaction consummated prior to the Last Original Issue Date, and any such transaction undertaken but not completed), costs related to the opening, closure, consolidation and integration of facilities, information technology infrastructure and legal entities, and severance and retention bonuses, contract termination costs, any charges to establish accruals and reserves or to make payments associated with the reassessment or realignment of the business and operations of the

Company and its Subsidiaries (including, without limitation, the sale or closing of facilities, severance, stay bonuses and curtailments or modifications to pension and post- retirement employee benefit plans, asset impairments or asset disposals (including leased facilities), charges for purchase and lease commitments, start-up costs for new facilities, reserves for excess, obsolete or unbalanced inventories, relocation costs which are not otherwise capitalized, and any related promotional costs of exiting products or product lines).

Notwithstanding anything in this definition to the contrary, in no event shall any write-down or write-off of any accounts receivable or inventory be included as an adjustment or add-back in this definition, including any such add-back or adjustment that would be included as part of Consolidated Net Income.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the net income (loss) from continuing operations of such Person and its Subsidiaries for such period, on a consolidated basis determined in accordance with GAAP; provided, that:

(a)	all net after-tax extraordinary and non-recurring or unusual gains and losses will be excluded;

(b)

the net income of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Subsidiary of the Person (and the net loss of any such Person shall be included only to the extent that such loss is funded in cash by the specified Person or a Subsidiary thereof);

(c)	the cumulative effect of a change in accounting principles, together with any related provision for taxes, will be excluded;

(d)

any non-cash compensation charges, including non-cash costs or expenses resulting from stock option plans, employee benefit plans, or post-employment benefit plans, or grants or awards of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other rights will be excluded;

(e)	any gain or loss for such period from currency translation gains or losses or net gains or losses related to currency re- measurements of Indebtedness will be excluded;

(f)	any unrealized net after-tax income (loss) from hedging obligations or cash management obligations or from other derivative instruments in the ordinary course will be excluded;

(g)

any charges relating to any premium or penalty paid, write-off of deferred finance costs, early extinguishment of debt or other charges in connection with redeeming or retiring any Indebtedness prior to its stated maturity will be excluded;

(h)

effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such Person and such Subsidiaries) in amounts required or permitted by GAAP, resulting from the application of purchase accounting in relation to any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded;

(i)

any net after-tax income or loss from disposed, abandoned, transferred, closed or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations shall be excluded;

(j)

any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by such Person) shall be excluded;

(k)	non-cash gains, losses, income and expenses resulting from fair value accounting required by the applicable standard under GAAP and related interpretations shall be excluded;

(l)	loss or expense amounts as are actually reimbursed by insurance providers in respect of liability or casualty events or business interruption shall be excluded; and

(m)	fees, costs, expenses and losses that are actually received in cash pursuant to contractual indemnities or guaranty obligations of third parties shall be excluded.

“Consolidated Net Interest Expense” means, without duplication and in each case determined on a consolidated basis in accordance with GAAP, the sum of:

(a)	the Company’s and its Subsidiaries’ total interest expense for such period; plus

(b)

the interest component of the Company’s and its Subsidiaries’ Capital Lease Obligations accrued or scheduled to be paid or accrued during such period other than the interest component of Capital Lease Obligations between or among the Company and any Subsidiary or between or among Subsidiaries; plus

(c)

the interest expense on Indebtedness of another Person to the extent such Indebtedness is guaranteed by the Company or any Subsidiary or secured by a Lien on the Company’s or any Subsidiary’s assets, but only to the extent that such guarantee or Lien is permitted hereunder and such interest is actually paid by the Company or such Subsidiary; minus

(d)	the interest income of the Company and its Subsidiaries during such period.

Notwithstanding any of the foregoing, Consolidated Net Interest Expense shall not include any non-cash interest expense (including, without limitation, capitalized, accrued or accreting or paid-in-kind interest or accreting principal and price-indexed linkage differences on Indebtedness) and any payments on any leases that would have been classified as operating leases under GAAP prior to the adoption of ASU No. 2016-02, Leases (Topic 842).

“Contributing Guarantors” shall have the meaning specified in Section 16.01(f).

“Conversion Agent” shall have the meaning specified in Section 4.02.

“Conversion Date” shall have the meaning specified in Section 13.02(c).

“Conversion Obligation” shall have the meaning specified in Section 13.01.

“Conversion Price” means as of any date, $1,000, divided by the Conversion Rate as of such date.

“Conversion Rate” shall have the meaning specified in Section 13.01.

“Corporate Trust Office” means the designated office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date of this Indenture is located at Wilmington Federal Savings Fund Society, FSB, WSFS Bank Center, 500 Delaware Avenue, 11th Floor, Wilmington, Delaware 19801, Attn: Global Capital Markets—Quotient, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the designated corporate trust office of any successor trustee (or such other address as such successor trustee may designate from time to time by notice to the Holders and the Company).

“Credit Suisse Funds” means, collectively (a) Credit Suisse Supply Chain Finance Investment Grade Fund and (b) Credit Suisse (Lux) Supply Chain Finance Fund.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Defaulted Amounts” means any amounts on any Note (including, without limitation, the Fundamental Change Repurchase Price, principal and interest) that are payable but are not punctually paid or duly provided for.

“Deferral Exception” means the provisions set forth in Section 13.04(j).

“Depositary” means, with respect to each Global Note, The Depository Trust Company, a New York corporation, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Disposition” or “Dispose” means the sale, transfer, issuance, license, lease, contribution or other disposition (including any sale and leaseback transaction or any contribution or other transfer in exchange for an Investment), whether in one transaction or in a series of transactions, of any property or assets (including, without limitation, any Capital Stock of the Company or any of its Subsidiaries) by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature (other than, in each case, any provision requiring an offer to purchase such Capital Stock as a result of a change of control, delisting, asset sale or similar provision or any other provision permitting holders to convert such Capital Stock so long as any right of the holders thereof upon the occurrence of a change of control, delisting, asset sale or similar provision shall be subject to the prior repayment in full in cash of the Notes and the other Note Obligations); provided that if such Capital Stock are issued pursuant to a plan for the benefit of employees of the Company or any of its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company in order to satisfy applicable statutory or regulatory obligations. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Company and its Subsidiaries may become obligated to pay upon maturity of, or pursuant to any redemption provisions of, such Disqualified Stock or portion thereof, plus accrued dividends.

“Distributed Property” shall have the meaning specified in Section 13.04(c).

“Effective Date” shall have the meaning specified in Section 13.03(b), except that, as used in Section 13.04, “Effective Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

“Event of Default” shall have the meaning specified in Section 6.01.

“Ex-Dividend Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market. For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for purposes of the preceding sentence.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Entity” means (a) any Subsidiary that is an Immaterial Subsidiary, (b) any Subsidiary to the extent a guarantee of the Note Obligations in support of such guarantee is contractually prohibited by the terms as of the date hereof of any contract with any non-Affiliated third party existing as of the date hereof or on the date such Subsidiary is acquired (provided such contractual prohibition was not entered into in connection with the acquisition or formation of such Subsidiary or for the purpose of circumventing the Guarantee requirements hereunder) or would require the consent of any non-Affiliated third-party holder of the Capital Stock thereof (unless and until such consent is obtained), (c) any Subsidiary of the Company or a Guarantor that is prohibited by applicable law, rule or regulation existing on the Last Original Issue Date or on the date any such Subsidiary is acquired, in each case from guaranteeing the Note Obligations or which would require governmental (including regulatory) consent, approval, license or authorization to provide such a guarantee, for so long as such prohibition or circumstance exists, (d) any Foreign Subsidiary of the Company or a Guarantor for which the providing of a guarantee could, based on the written advice of counsel to the Company, result in a breach or violation of fiduciary duties of such Subsidiary’s directors, officers or managers or (e) Quotient Biocampus Limited. Notwithstanding the foregoing, in no event shall the Company be an Excluded Entity.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in an arm’s length transaction not involving distress or necessity of either party, determined in good faith by (unless otherwise provided in this Indenture) the Company, taking into account all relevant factors determinative of value, including, without limitation, preference rights, lack of liquidity, control and restrictions on marketability and transferability.

“Fair Share” shall have the meaning specified in Section 16.01(f).

“Fair Share Contribution Amount” shall have the meaning specified in Section 16.01(f).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Indenture (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among governmental authorities and implementing such Sections of the Code.

“Foreign Subsidiary” means any Subsidiary that is not organized in the United States, any state thereof or the District of Columbia.

“Form of Assignment and Transfer” shall mean the “Form of Assignment and Transfer” attached as Attachment 3 to the Form of Note attached to this Indenture as Exhibit A.

“Form of Fundamental Change Repurchase Notice” shall mean the “Form of Fundamental Change Repurchase Notice” attached as Attachment 2 to the Form of Note attached to this Indenture as Exhibit A.

“Form of Note” shall mean the “Form of Note” attached to this Indenture as Exhibit A.

“Form of Notice of Conversion” shall mean the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Note attached to this Indenture as Exhibit A.

“Fundamental Change” shall be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs:

(a)

a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its Wholly Owned Subsidiaries, the employee benefit plans of the Company and its Wholly Owned Subsidiaries or the Purchasers and/or their Affiliates or any “group” including the Purchasers and/or their Affiliates, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Common Stock representing more than 50% of the voting power of the Company’s Common Stock;

(b)

the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision, combination or a change in par value) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into or exchanged for cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one of the Company’s Wholly Owned Subsidiaries; provided, however, that neither (a) a transaction described in clause (A) or (B) in which the holders of all classes of the Company’s Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions (relative to each other) as such ownership immediately prior to such transaction, or (b) any merger of the Company solely for the purpose of changing the Company’s jurisdiction of incorporation that results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock of the surviving entity shall be a Fundamental Change pursuant to this clause (b);

(c)	the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

(d)

the Common Stock (or other common stock underlying the Notes) ceases to be listed or quoted on any of The New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or any of their respective successors);

provided, however, that any transaction that constitutes a Fundamental Change pursuant to both clause (a) and clause (b) above (without regarding to the proviso to such clause (b)) shall be deemed a Fundamental Change solely under clause (b) above (subject to such proviso); and provided, further that a transaction or transactions described in clauses (a) or (b) above shall not constitute a Fundamental Change if at least 90% of the consideration received or to be received by the common stockholders of the Company, excluding cash payments for fractional shares or pursuant to stockholders’ statutory appraisal rights, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of The New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and such transaction constitutes a Common Stock Change Event whose Reference Property consists of such consideration.

“Fundamental Change Company Notice” shall have the meaning specified in Section 13.01(c).

“Fundamental Change Repurchase Date” shall have the meaning specified in Section 13.01(a).

“Fundamental Change Repurchase Notice” shall have the meaning specified in Section 13.01(b)(i).

“Fundamental Change Repurchase Price” shall have the meaning specified in Section 13.01(a).

“Funding Guarantor” shall have the meaning specific in Section 16.01(f).

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession.

Notwithstanding any other provision contained herein, and for the avoidance of doubt, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to the adoption by the Company of ASU No. 2016-02, Leases (Topic 842), to the extent such adoption would require treating any lease (or similar arrangement conveying the right to use) as a finance lease where such lease (or similar arrangement) would not have been required to be treated as a capital lease under generally accepted accounting principles in the United States as in effect on March 31, 2016.

“Global Note” shall have the meaning specified in Section 2.05(a).

“Guarantee” means the guarantees by each Guarantor of the Company’s Obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture.

“Guarantor” means each current and future direct and indirect Subsidiary of the Company, other than an Excluded Entity, in each case until the Guarantee of such Subsidiary has been released in accordance with the provisions of this Indenture.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under:

(1) currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and

(2) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices or to otherwise manage interest rate risk or currency exchange risk.

“Holder” shall mean any Person in whose name at the time a particular Note is registered on the Note Register.

“Immaterial Subsidiary” means, as of any date of determination, any Subsidiary that, when taken together with all Immaterial Subsidiaries, does not (a) have assets with a value in excess of five percent (5%) of the consolidated total assets of the Company and its Subsidiaries or (b) comprise in excess of five percent (5%) of Consolidated EBITDA of the Company and its Subsidiaries, on a consolidated basis, for the most recently completed four full fiscal quarters for which financial statements are available immediately preceding such date.

“Increased Amount” shall have the meaning specified in Section 4.14.

“Incur” means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary; and “Incurrence” has a correlative meaning.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable incurred in the ordinary course of business and not past due by more than 90 days) and have not been paid within 90 days thereof, (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all guarantees by, and Contingent Obligations of, such Person of Indebtedness of others set forth in clauses (a)-(e) and (g)-(j) of this definition, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit, letters of guaranty or bankers’ acceptances; and (i) net termination obligations under Swap Agreements (other than any such obligations that are settleable at the option of such Person in Capital Stock (other than Disqualified Stock) of the Company); provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include: (1) Contingent Obligations (other than, for the avoidance of doubt, those described in clause (f) above) incurred in the ordinary course of business and not in respect of borrowed money; (2) deferred or prepaid revenues; (3) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller; (4) in connection with any acquisition, any earn-out obligations, other similar contingent consideration, purchase price adjustments, milestone and/or bonus payments (whether performance or timebased) unless such payments are required under GAAP to appear as a liability on the balance sheet (excluding the footnotes); (5) obligations in respect of non-exclusive time-based in-licenses in the ordinary course of business and consistent with customary industry practices, other than in connection with the grant to a counterparty of any right to sell, offer to sell, have sold or otherwise commercialize any material asset; (6) deferred compensation; (7) accrued expenses; or (8) obligations in respect of Preferred Stock that is not Disqualified Stock.

“Indenture” means this instrument as originally executed or, if amended or supplemented as provided in this Indenture, as so amended or supplemented.

“Intellectual Property” means (a) all compounds, formulations, materials, methods, techniques, trade secrets, copyrights, know-how, data, documentation, regulatory submissions, specifications, and other intellectual property of any kind (whether or not protectable under patent, trademark, copyright, or similar laws) and (b) all patents and patent applications claiming the foregoing, as applicable, and all divisions, continuations and continuations-in-part of such patent applications, all patents issuing thereon and all reissues, reexaminations and extensions of any of the foregoing patents.

“Interest Payment Date” means each May 15 and November 15 of each year, beginning on November 15, 2021 (or beginning on such other date as may be set forth in the certificate representing the applicable Note).

“Investment” means, with respect to any specified Person, all direct or indirect investments by such specified Person in other Persons (including Affiliates) in the forms of loans (including guarantees of Indebtedness or other Obligations), advances or capital contributions.

“Last Original Issue Date” means (a) with respect to any Notes issued pursuant to the Purchase Agreement, and any Notes issued in exchange therefor or in substitution thereof, the date of this Indenture; and (b) with respect to any Notes issued pursuant to the first sentence of Section 2.11, and any Notes issued in exchange therefor or in substitution thereof, either (i) the later of (x) the date such Notes are originally issued and (y) the last date any Notes are originally issued as part of the same offering pursuant to the exercise of an option granted to the initial purchaser(s) of such Notes to purchase additional Notes; or (ii) such other date as is specified in an Officer’s Certificate delivered to the Trustee before the original issuance of such Notes.

“Last Reported Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for The Nasdaq Global Select Market or, if the Common Stock is not listed on The Nasdaq Global Select Market, then such other principal U.S. national or regional securities exchange on which the Common Stock is traded. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change (as defined above and determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the proviso in clause (b) of the definition thereof).

“Market Disruption Event” means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which the Common Stock is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“Maturity Date” means May 26, 2026.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Note” or “Notes” shall have the meaning specified in the first paragraph of the recitals of this Indenture.

“Note Obligations” means the Obligations of the Company and the other obligors (including the Guarantors) under this Indenture, the Notes or the Guarantees to pay principal, premium, if any, interest (including all interest accruing after the commencement of any bankruptcy, insolvency, reorganization or similar proceeding, whether or not a claim for such post-petition interest is allowed or allowable in such proceeding) and Additional Amounts when due and payable, and all other amounts due or to become due under or in connection with this Indenture, the Notes or the Guarantees and the performance of all other Obligations of the Company and the Guarantors under this Indenture, the Notes or the Guarantees, according to the respective terms thereof.

“Note Register” shall have the meaning specified in Section 2.05(a).

“Note Registrar” shall have the meaning specified in Section 2.05(a).

“Notice of Conversion” shall have the meaning specified in Section 13.02(b).

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means, with respect to the Company, the President, the Chief Executive Officer, the Chief Financial Officer, the Treasurer, the Secretary, any Executive Vice President or any Vice President.

“Officer’s Certificate” when used with respect to the Company, means a certificate that is delivered to the Trustee and that is signed by an Officer of the Company. Each such certificate shall include the statements provided for in Section 17.05 if and to the extent required by the provisions of such Section. The Officer giving an Officer’s Certificate pursuant to Section 4.10 shall be the principal executive, financial or accounting officer of the Company.

The term “open of business” means 9:00 a.m. (New York City time).

“Opinion of Counsel” means an opinion in writing signed by legal counsel acceptable to the Trustee, who may be an employee of or counsel to the Company, that is delivered to the Trustee, which opinion may contain customary exceptions and qualifications as to the matters set forth therein. Each such opinion shall include the statements provided for in Section 17.05 if and to the extent required by the provisions of such Section 17.05.

“Optional Redemption” shall have the meaning specified in Section 15.01.

The term “outstanding,” when used with reference to Notes, shall, subject to the provisions of Section 8.04, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

(a)	Notes theretofore canceled by the Trustee or accepted by the Trustee for cancellation;

(b)

Notes, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent);

(c)

Notes that have been paid pursuant to Section 2.07 or Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.07 unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in due course;

(d)	Notes converted pursuant to Article XIII and required to be canceled pursuant to Section 2.09;

(e)	Notes redeemed pursuant to Article XV; and

(f)	Notes repurchased by the Company pursuant to the penultimate sentence of Section 2.11.

“Paying Agent” shall have the meaning specified in Section 4.02.

“Payor” shall have the meaning specified in Section 4.12(a).

“Permitted Liens” means, with respect to any Person:

(1) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(2) Liens imposed by law, such as carriers’, warehousemen’s, landlord’s and mechanics’ Liens, in each case, for sums not yet due or being contested in good faith by appropriate proceedings;

(3) Liens for taxes, assessments or other governmental charges not yet due or payable or subject to penalties for nonpayment or that are being contested in good faith by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(4) Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business (including any Liens securing Indebtedness permitted to be Incurred pursuant to Section 4.14(b)(v) and Section 4.14(b)(xi));

(5) survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties that were not Incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6) Liens securing Indebtedness permitted to be Incurred pursuant to Section 4.14(b)(iv);

(7) Liens existing on the Last Original Issue Date and specified on Schedule 4.13;

(8) Liens on assets, property or shares of stock of a Person at the time such Person is merged into, amalgamated with, or consolidated with the Company or any Subsidiary of the Company or becomes a Subsidiary of the Company; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such merger, amalgamation or consolidation or such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Company or any Subsidiary of the Company;

(9) Liens on assets or property at the time the Company or a Subsidiary of the Company acquired the assets or property, including any acquisition by means of a merger, amalgamation or consolidation with or into the Company or any Subsidiary of the Company; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other property owned by the Company or any Subsidiary of the Company;

(10) Liens securing Indebtedness or other obligations of a Subsidiary owing to the Company or another Subsidiary of the Company permitted to be Incurred in accordance with Section 4.14;

(11) Liens securing Hedging Obligations and Bank Products Obligations not incurred in violation of this Agreement; provided that with respect to Hedging Obligations relating to Indebtedness, such Lien extends only to the property securing such Indebtedness;

(12) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13) leases and subleases of real property that do not materially interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

(14) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Subsidiaries in the ordinary course of business;

(15) Liens in favor of the Company or any Guarantor;

(16) deposits made in the ordinary course of business to secure liability to insurance carriers;

(17) any license, collaboration agreement, strategic alliance or similar arrangement providing for the licensing of Intellectual Property or the development or commercialization of Intellectual Property in the ordinary course of business that, at the time of such grant, does not materially and adversely affect the Company’s business, condition (financial or otherwise) or prospects or the value of the assets of the Company taken as a whole;

(18) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness (“Refinancing Secured Indebtedness”) secured by any Lien referred to in the foregoing clauses (6) (in the case of Liens to secure any Refinancing Secured Indebtedness under such clause (6), such Liens shall be deemed to have also been incurred under such clause (6), and not this clause (18), for purposes of determining amounts outstanding under such clause (6)), (7), (8) and (9); provided, however, that (x) such new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements on and accessions to such property or proceeds or distributions thereof) and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount of the Indebtedness described under clauses (6), (7), (8) and (9) at the time the original Lien became a Permitted Lien under this Agreement, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(19) Liens on equipment of the Company or any Subsidiary granted in the ordinary course of business to the Company’s or such Subsidiary’s client at which such equipment is located;

(20) judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(21) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(22) Liens incurred to secure cash management services or to implement cash pooling arrangements in the ordinary course of business;

(23) any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement; provided, however, that this clause (23) shall not apply to any Liens securing Indebtedness;

(24) any amounts held by a trustee in the funds and accounts under an indenture securing any revenue bonds issued for the benefit of the Company or any Subsidiary;

(25) Liens arising by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to Deposit Accounts (as defined in the Uniform Commercial Code) or other funds maintained with a depository or financial institution;

(26) Liens that secure Indebtedness Incurred in the ordinary course of business not to exceed $250,000 at any one time outstanding;

(27) any interest of title of a lessor under any lease of real or personal property;

(28) Liens securing Indebtedness permitted to be Incurred pursuant to Section 4.14(b)(xiii) (provided that such Lien applies solely to the proceeds of the Company’s Investment in the Credit Suisse Funds in compliance with Section 4.14(b)(xiii));

(29) Liens on the identifiable proceeds of any property or asset subject to a Lien otherwise constituting a Permitted Lien; and

(30) Liens securing Indebtedness permitted to be incurred pursuant to Section 4.14(b)(xxiv).

“Permitted Non-Recourse Indebtedness” means indebtedness arising under Section 4.14(b)(iii) of this Agreement.

“Person” means an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

“Physical Notes” means any Note that is not a Global Note.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.07 in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.

“Preferred Stock” means, with respect to any Person, any Capital Stock with preferential rights to any other Capital Stock of such Person with respect to payment of dividends or preferential rights upon liquidation, dissolution, or winding up.

“Purchase Agreement” means the Note Purchase Agreement, dated May 23, 2021, between the Company and each of the Purchasers.

“Purchasers” means Highbridge Tactical Credit Master Fund, L.P. and Highbridge Convertible Dislocation Fund, L.P., Highbridge SCF Special Situations SPV, L.P., Whitebox Multi-Strategy Partners, L.P., Whitebox Relative Value Partners, L.P., CI Income Fund, CI Global High Yield Credit Private Pool, Signature High Yield Bond Fund, Sentry Global High Yield Fixed Income Private Trust, Signature Corporate Bond Fund, Canadian Fixed Income Pool, Sentry Global High Yield Fixed, Pandora Select Partners, L.P. and Whitebox GT Fund, L.P.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock (or other applicable security) have the right to receive any cash, securities or other property or in which the Common Stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, by statute, by contract or otherwise).

“Redemption” means Optional Redemption or Tax Redemption, as applicable.

“Redemption Date” shall have the meaning specified in Section 15.02(a).

“Redemption Notice” shall have the meaning specified in Section 15.02(a).

“Redemption Notice Date” means, with respect to any Redemption, the date on which the Company delivers a Redemption Notice with respect to such Redemption pursuant to Section 15.01.

“Redemption Period” means, with respect to any Notes that are called for Redemption and converted, the period from and including the Redemption Notice Date until the close of business on the Business Day immediately preceding the Redemption Date.

“Redemption Price” means, for any Notes that are called for Redemption, 100% of the principal amount of such Notes being redeemed, plus accrued and unpaid interest, if any, and any Additional Amounts, to, but excluding, the Redemption Date (unless the Redemption Date falls after a Regular Record Date but on or prior to the immediately succeeding Interest Payment Date, in which case interest accrued to the Interest Payment Date will be paid to Holders of record of such Notes on such Regular Record Date, and the Redemption Price will be equal to 100% of the principal amount of such Notes being redeemed plus any Additional Amounts).

“Redemption Make Whole Amount” shall have the meaning specified in Section 13.04.

“Reference Property” shall have the meaning specified in Section 13.07(a).

“Reference Property Unit” shall have the meaning specified in Section 13.07(a).

“Registrable Securities” shall have the meaning set forth in the Registration Rights Agreement.

“Registration Rights Agreement” means the Registration Rights Agreement, dated May 26, 2021, by and between the Company and the Purchasers.

“Regular Record Date” with respect to any Interest Payment Date, shall mean the May 1 or November 1 (whether or not such day is a Business Day) immediately preceding the applicable May 15 or November 15 Interest Payment Date, respectively.

“Relevant Taxing Jurisdiction” shall have the meaning specified in Section 4.12(a).

“Resale Restriction Termination Date” shall have the meaning specified in Section 2.05(a).

“Responsible Officer” means, when used with respect to the Trustee, any officer or employee within the corporate trust department of the Trustee, including any vice president, assistant vice president, trust officer or any other employee of the Corporate Trust Office of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who in each case shall have direct responsibility for the administration of this Indenture.

“Restricted Cash” means Cash Equivalents held by Subsidiaries that is contractually restricted from being distributed to the Company, except for such restrictions that are contained in agreements governing Indebtedness permitted under this Agreement and secured by such Cash Equivalents.

“Restricted Note Legend” shall have the meaning specified in Section 2.05(a).

“Restricted Obligations” shall have the meaning specified in Section 16.02(b).

“Restricted Securities” shall have the meaning specified in Section 2.05(a).

“Rule 144” means Rule 144 as promulgated under the Securities Act.

“Rule 144A” means Rule 144A as promulgated under the Securities Act.

“S&P” means Standard & Poor’s Ratings Services or any successor to the rating agency business thereof.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Signature Law” shall have the meaning specified in Section 17.11.

“Significant Subsidiary” means a Subsidiary of the Company that meets the definition of “significant subsidiary” in Article 1, Rule 1-02 of Regulation S-X under the Exchange Act.

“Spain” means the Kingdom of Spain.

“Spanish Civil Code” means Real Decreto Legislativo de 24 de julio de 1889, por el que se aprueba el texto del Código Civil, as amended, restated, supplemented or otherwise modified or replaced from time to time.

“Spanish Civil Procedural Law” means Law 1/2000 of 7 January (Ley de Enjuiciamiento Civil), as amended, restated, supplemented or otherwise modified or replaced from time to time.

“Spanish Commercial Code” means the Spanish Commercial Code published by virtue of the Royal Decree of 22 August 1885 (Real Decreto de 22 de agosto de 1885 por el que se publica el Código de Comercio), as amended, restated, supplemented or otherwise modified or replaced from time to time.

“Spanish Companies Law” means the Royal Legislative Decree 1/2010, of 2 July, whereby the companies act is approved (Real Decreto Legislativo 1/2010, de 2 de julio, por el que se aprueba el texto refundido de la Ley de Sociedades de Capital), as amended, restated, supplemented or otherwise modified or replaced from time to time.

“Spanish Guarantor” means Quotient Iberia S.L.U., a private limited liability company (sociedad de responsabilidad limitada) incorporated under the laws of Spain, and any other Guarantor incorporated under the laws of Spain.

“Spanish Insolvency Law” means the Royal Decree Law 1/2020, of 5 May, approving the consolidated text of the Spanish insolvency law (Real Decreto Legislativo 1/2020, de 5 de mayo, por el que se aprueba el texto refundido de la Ley Concursal), as amended, restated, supplemented or otherwise modified or replaced from time to time.

“Spanish Public Document” means a Spanish law public document (documento público), being either a public deed (escritura pública) or a deed (póliza o efecto intervenido por notario español).

“Spin-Off” shall have the meaning specified in Section 13.04(c).

“Spin-Off Valuation Period” shall have the meaning specified in Section 13.04(c).

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

“Stock Price” shall have the meaning specified in Section 13.03(c).

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

“Successor Company” shall have the meaning specified in Section 11.01(a).

“Successor Person” shall have the meaning specified in Section 13.07(a).

“Swap Agreement” means any agreement with respect to any swap, forward, spot, future, credit default or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or the Subsidiaries shall be a Swap Agreement.

“Swiss Available Amount” shall have the meaning specified in Section 16.02(b).

“Swiss Borrower” means a Borrower which is incorporated in Switzerland or which is otherwise deemed to be resident in Switzerland for purposes of Swiss Withholding Tax or otherwise subject to Swiss Withholding Tax.

“Swiss Guarantor” means Quotient Suisse SA, a corporation (société anonyme) incorporated under the laws of Switzerland with registration number CHE-167.592.818, and any other Guarantor incorporated under the laws of Switzerland.

“Swiss Obligor” means a Swiss Borrower or a Swiss Guarantor.

“Swiss Notification Procedure” shall have the meaning specified in Section 16.02(b)(i).

“Swiss Withholding Tax” means taxes imposed under the Swiss Withholding Tax Act.

“Swiss Withholding Tax Act” means the Swiss Federal Act on the Withholding Tax of 13 October 1965 (Bundesgesetz über die Verrechnungssteuer vom 13. Oktober 1965, SR 642.21), together with the related ordinances, regulations and guidelines, all as amended and applicable from time to time.

“Tax Redemption” shall have the meaning specified in Section 15.01(b).

“Tax Redemption Date” means the date fixed by the Company for Tax Redemption.

“Tender/Exchange Offer Valuation Period” shall have the meaning specified in Section 13.04(e).

“Trading Day” means any day on which (a) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded; and (b) there is no Market Disruption Event. If the Common Stock is not so listed or traded, then “Trading Day” means a Business Day.

The term “transfer” shall have the meaning specified in Section 2.05(a).

“Transfer Agent” means the Continental Stock Transfer & Trust Company.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after the date of this Indenture, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended (assuming that the Trust Indenture Act applies to this Indenture).

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee under this Indenture.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“VWAP” means, for any period of Trading Days, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “QTNT <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on each day during such period of Trading Days (or if such volume-weighted average price is unavailable at such time, the market value of one share of the Common Stock during such period of Trading Days determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Parent). VWAP shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours. On or after the occurrence of a Common Stock Change Event, the VWAP of a Reference Property Unit on any date shall be determined in accordance with the two immediately preceding sentences except that (i) in the case of a Common Stock Change Event in connection with which holders of Common Stock receive only cash as set forth in Section 13.07(a), the VWAP shall be equal to the per share amount of cash received by holders of Common Stock in such Common Stock Change Event and (ii) in the case of a Common Stock Change Event in connection with which holders of Common Stock receive a type of consideration other than cash or common stock as set forth in Section 13.07(a), the VWAP shall be the fair market value of such Reference Property Unit determined by a nationally recognized independent investment banking firm retained for this purpose by the Parent.

“Wholly Owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person, except that, solely for purposes of this definition, the reference to “50%” in the definition of “Subsidiary” shall be deemed replaced by a reference to “100%”.

Section 1.02 References to Interest. Unless the context otherwise requires, any reference to interest on, or in respect of, any Note in this Indenture shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to any of Section 4.06(d), Section 4.06(e), Section 4.11 and Section 6.03. Unless the context otherwise requires, any express mention of Additional Interest in any provision of this Indenture shall not be construed as excluding Additional Interest in those provisions of this Indenture where such express mention is not made.

Section 1.03 Jersey Terms. Unless the context otherwise requires:

In this Indenture, (a) where it relates to a person: (i) incorporated; (ii) established; (iii) constituted; (iv) formed; (v) which carries on, or has carried on, business; or (vi) that has immovable property, in each case, in Jersey, the Channel Islands, a reference to:

(i) a composition, compromise, assignment or arrangement with any creditor, includes, without limitation, a compromise or arrangement with a creditor of the type referred to in Article 125 of the Companies (Jersey) Law 1991 and a winding up, liquidation, dissolution, insolvency event or insolvency includes, without limitation, bankruptcy (as that term is interpreted pursuant to Article 8 of the Interpretation (Jersey) Law 1954) and any procedure or process referred to in Part 21 of the Companies (Jersey) Law 1991; and

(ii) a liquidator, receiver, administrative receiver, administrator or the like includes, without limitation, the Viscount of the Royal Court of Jersey, Autorisés or any other person performing the same function of each of the foregoing; and

(b) security or a security interest includes, without limitation, any hypothèque whether conventional, judicial or arising by operation of law and any security interest created pursuant to the Security Interests (Jersey) Law 1983 or the Security Interest (Jersey) Law 2012 and any related legislation.

Section 1.04 Scottish Terms. Unless the context otherwise requires:

In this Indenture, where it relates to assets or undertakings located in Scotland or otherwise governed by Scots law or to any company incorporated in Scotland, a reference to:

(a) ‘assignment’ includes ‘assignation’ under Scots law;

(b) ‘assigns’ include ‘assignees’;

(c) ‘attachment’ shall include ‘execution’ and ‘diligence’ under Scots law;

(d) ‘Bankruptcy Law’ shall mean the Insolvency Act 1986;

(e) ‘beneficial ownership’ shall mean the holding of the ‘beneficial interest under a trust’;

(f) ‘consent’ where used in the phrase ‘consents to the entry of an order for relief against it in an involuntary case’ shall include, without limitation, an order of the relevant Court for relief, and shall not require the express consent of the Company or Guarantors, as the case may be;

(g) ‘a covenant’ (in the context of Property) means a ‘burden or title condition’ under Scots law;

(h) ‘a covenant’ (in the context of an agreement) means an ‘undertaking’ under Scots law;

(i) ‘Custodian’ includes a receiver, administrative receiver, administrator, liquidator, interim manager or other similar person and includes, without limitation, a Scottish receiver with the powers conferred under Schedule 2 to the Insolvency Act 1986, a judicial factor or any person performing the same function of each of the foregoing;

(j) ‘forfeiture’ includes ‘irritancy’ under Scots law;

(k) ‘involuntary case’ shall include creditor-led insolvency proceedings commenced in under the Bankruptcy Law;

(l) ‘judgement’ and ‘distress’ include ‘decree’ and ‘diligence’ respectively;

(m) ‘leasehold’ shall include ‘long leasehold’ under Scots law;

(n) ‘legal owner’ includes a ‘heritable proprietor’ under Scots law;

(o) ‘order for relief’ shall include, without limitation, any winding up order, any administration order, any instrument of appointment of receiver, or any notice of appointment of administrator;

(p) ‘set-off’ includes ‘retention, compensation and the balancing of accounts in insolvency’;

(q) ‘stay’ or ‘stayed’ means ‘sist’ under Scots law;

(r) ‘surrender’ shall mean ‘renunciation’ under Scots law;

(s) ‘voluntary case’ shall include debtor or director-led insolvency proceedings commenced by under the Bankruptcy Law, and shall include, without limitation, liquidation, administration, receivership, company voluntary arrangement, moratorium or scheme of arrangement including restructuring plan.

Section 1.05 Spanish Terms

(a) In this Indenture, where it relates to a person incorporated or formed or having its center of main interests in Spain, a reference to:

(i) an ‘insolvency proceeding’ (concurso or any other equivalent legal proceeding) and any step or proceeding related to it has the meaning attributed to them under the Spanish Insolvency Act and ‘insolvency proceeding’ includes, without limitation, the declaration of insolvency (a declaración de concurso necesario o voluntario) and any petition filed in accordance with Title I (Título I) of the Second Book (Libro Segundo) of the Spanish Insolvency Act and its solictud de inicio de procedimiento de concurso, auto de declaración de concurso, convenio judicial o extrajudicial con acreedores and transacción extrajudicial. A person being ‘unable to pay its debts includes that person being in a state of insolvencia within the meaning of article 2 of the Spanish Insolvency Act;

(ii) ‘control’ has the meaning stated under article 42 of the Spanish Commercial Code;

(iii) ‘financial assistance’ has the meaning stated under: (i) article 150 of the Spanish Companies Act for a Spanish public limited liability company (sociedad anónima) or in any other legal provision that may substitute such article 150 or be applicable to the Spanish Guarantor in respect of such financial assistance; or (ii) article 143.2 of the Spanish Companies Act for a Spanish private limited liability company (sociedad de responsabilidad limitada) or in any other legal provision that may substitute such article 143 or be applicable to the Spanish Guarantor in respect of such financial assistance;

(iv) ‘winding up’, ‘administration’ or ‘dissolution’ includes, without limitation, disolución, liquidación, procedimiento concursal or any other similar proceedings and shall be used to those circumstances as regulated under the laws of Spain from time to time;

(v) a ‘receiver’, ‘administrative receiver’, ‘administrator’ or the like includes, without limitation, an administrador concursal, liquidador or any other person performing a similar function;

(vi) a ‘composition’, ‘compromise’, ‘assignment’ or ‘arrangement’ with any creditor includes, without limitation, the celebration of a convenio de acreedores or acuerdo extrajudicial de refinanciación for purposes of the Spanish Insolvency Law;

(vii) a ‘matured obligation’ includes, without limitation, any crédito vencido, líquido y exigible;

(viii) a ‘Security’, ‘security interest’ or a ‘lien’ includes, without limitation, any security, including any real estate or movable assets mortgage (hipoteca inmobiliaria o hipoteca mobiliaria), pledge (prenda) (with or without transfer of possession), any financial collateral or guarantee under Spanish law including Royal Decree Law 5/2005 and, in general, any other in rem security right governed by the laws of Spain;

(ix) a ‘guarantee’ includes any accessory personal guarantee (fianza), performance bond (aval), joint and several guarantee (garantía solidaria) and first demand guarantee (garantía a primer requerimiento);

(x) ‘gross negligence’, ‘bad faith’ or ‘willful misconduct’ would mean, as appropriate in each case, culpa o negligencia grave, mala fe o dolo pursuant to the Spanish Civil Code;

(xi) ‘set-off rights’ would include to the extent legally possible the rights to compensar under the Spanish Civil Code; and

(xii) ‘insolvency’ shall mean the following:

(A) the suspension of payments, the declaration of insolvency (declaración de concurso de acreedores), a moratorium of any indebtedness, winding-up, dissolution, administration or reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise);

(B) a composition, compromise, assignment or arrangement with any creditor, as applicable, in connection with or as a result of any financial difficulty;

(C) the appointment of a liquidator (liquidador), receiver, administrative receiver (administrador judicial), administrator, compulsory manager or other similar officer in respect of, or all or any part of its business or assets;

(D) enforcement of any Security over, or all or any part of its business or assets;

(E) the occurrence of any of the events qualifying as an objective event of insolvency pursuant to article 2 of the Spanish Insolvency Act; or

(F) any action by it, any of their respective directors or any third party aiming to the declaration of insolvency (concurso), including to the extent legally possible any solicitud de inicio de procedimento de concurso or the occurrence of any of the situations described in articles 583 et seq. and 5 of the Spanish Insolvency Act.

ARTICLE II

ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

Section 2.01 Designation and Amount. The Notes shall be designated as the “4.75% Convertible Senior Notes due 2026.” The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is initially limited to $95,000,000, subject to Section 2.11, except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes pursuant to Section 2.05, Section 2.07, Section 2.08, Section 10.04, Section 13.02 and Section 14.03.

Section 2.02 Form of Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made a part of this Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Depositary, or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the Officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

Each Global Note shall represent such principal amount of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect repurchases, redemptions, cancellations, conversions, transfers or exchanges permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee, in such manner and upon instructions given by the Company or Holder of such Notes in accordance with this Indenture. Payment of principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, a Global Note shall be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for in this Indenture.

Section 2.03 Date and Denomination of Notes; Payments of Interest and Defaulted Amounts. (a) The Notes shall be issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of such Note. Accrued interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30- day months and, for partial months, on the basis of actual days elapsed over a 30-day month. The Company shall pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

(b) The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. Interest shall be payable at the office or agency of the Company maintained by the Company for such purposes, which shall initially be the office of the Trustee located at its Corporate Trust Office. The Company shall pay interest (i) on any Physical Notes by wire transfer in immediately available funds to that Holder’s account within the United States or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.

(c) Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date but shall accrue interest per annum at the rate borne by the Notes, subject to the enforceability thereof under applicable law, from, and including, such relevant payment date, and such Defaulted Amounts together with such interest thereon shall be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:

(i) The Company may elect to make payment of any Defaulted Amounts to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Amounts, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of the Defaulted Amounts proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 25 days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amounts or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Amounts as in this clause provided. Thereupon the Company shall fix a special record date for the payment of such Defaulted Amounts which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment, and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee in writing of such special record date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Amounts and the special record date therefor to be delivered to each Holder at its address as it appears in the Note Register, or by electronic means to the Depositary in the case of Global Notes, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Amounts and the special record date therefor having been so delivered, such Defaulted Amounts shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (ii) of this Section 2.03(c).

(ii) The Company may make payment of any Defaulted Amounts in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Section 2.04 Execution, Authentication and Delivery of Notes. The Notes shall be signed in the name and on behalf of the Company by the manual or facsimile signature of its Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary or any of its Executive Vice Presidents or Vice Presidents.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes, without any further action by the Company hereunder.

Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Note attached as Exhibit A to this Indenture, executed manually by an authorized signatory of the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 17.10), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate of the Trustee (or such an authenticating agent) upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered under this Indenture and that the Holder is entitled to the benefits of this Indenture.

In case any Officer of the Company who shall have signed any of the Notes shall cease to be such Officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the Person who signed such Notes had not ceased to be such Officer of the Company; and any Note may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Note, shall be the Officers of the Company, although at the date of the execution of this Indenture any such Person was not such an Officer.

Section 2.05 Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary. (a) The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office or in any other office or agency of the Company designated pursuant to Section 4.02, the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. The Trustee is hereby initially appointed the “Note Registrar” for the purpose of registering Notes and transfers of Notes as provided in this Indenture. The Company may appoint one or more co-Note Registrars in accordance with Section 4.02.

Upon surrender for registration of transfer of any Note to the Note Registrar or any co- Note Registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.02. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

All Notes presented or surrendered for registration of transfer or for exchange, repurchase or conversion shall (if so required by the Company, the Trustee, the Note Registrar or any co- Note Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and duly executed, by the Holder thereof or its attorney-in-fact duly authorized in writing.

No service charge shall be imposed by the Company, the Trustee, the Note Registrar, any co-Note Registrar or the Paying Agent for any exchange or registration of transfer of Notes, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of new Notes issued upon such exchange or registration of transfer being different from the name of the Holder of the old Notes surrendered for exchange or registration of transfer.

None of the Company, the Trustee, the Note Registrar or any co-Note Registrar shall be required to exchange or register a transfer of (i) any Notes surrendered for conversion or, if a portion of any Note is surrendered for conversion, such portion thereof surrendered for conversion or (ii) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with Article XIV or (iii) any Notes selected for Optional Redemption in accordance with Article XV.

All Notes issued upon any registration of transfer or exchange of Notes in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, subject to the fourth paragraph from the end of this Section 2.05(a), all Notes shall be represented by one or more Notes in global form (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary. The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a Physical Note shall be effected through the Depositary (but not the Trustee) in accordance with this Indenture (including the restrictions on transfer set forth in this Indenture) and the procedures of the Depositary therefor.

Every Note that bears or is required under this Section 2.05(a) to bear the legend set forth in this Section 2.05(a) (together with any Common Stock issued upon conversion of the Notes that is required to bear the legend set forth in Section 2.05(b), collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.05(a) (including those contained in the legend set forth below) or Section 2.05(b) (including the legend set forth therein), as applicable, unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.05(a) and Section 2.05(b), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

Until the date (the “Resale Restriction Termination Date”) that is the later of (1) the date that is one year after the Last Original Issue Date of any Note, or such shorter period of time as permitted by Rule 144 under the Securities Act or any successor provision thereto, and (2) such later date, if any, as may be required by applicable law, any certificate evidencing such Note (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon conversion thereof, which shall bear the legend set forth in Section 2.05(b), if applicable) shall bear a legend (any such legend or similar legend, a “Restricted Note Legend”) in substantially the following form (unless such Notes have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company in writing, with notice thereof to the Trustee):

THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2) AGREES FOR THE BENEFIT OF QUOTIENT LIMITED (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW EXCEPT:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE 2(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

No transfer of any Note prior to the Resale Restriction Termination Date will be registered by the Note Registrar unless the applicable box on the Form of Assignment and Transfer has been checked.

Without limiting the application of Section 2.06, (i) any Note (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms or (ii) that has been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, may, upon surrender of such Note for exchange to the Note Registrar in accordance with the provisions of this Section 2.05, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.05(a) and shall not be assigned a restricted CUSIP number. The Company shall be entitled to instruct the Trustee in writing to so surrender any Global Note as to which any of the conditions set forth in clause (i) and (ii) of the immediately preceding sentence have been satisfied, and, upon such instruction, the Trustee shall so surrender such Global Note for exchange; and any new Global Note so exchanged therefor shall not bear the restrictive legend specified in this Section 2.05(a) and shall not be assigned a restricted CUSIP number. The Company shall promptly notify the Trustee upon the occurrence of the Resale Restriction Termination Date and promptly after a registration statement, if any, with respect to the Notes or any Common Stock issued upon conversion of the Notes has been declared effective under the Securities Act.

Notwithstanding any other provisions of this Indenture (other than the provisions set forth in this Section 2.05(a)), a Global Note may not be transferred as a whole or in part except (i) by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary and (ii) for transfers of portions of a Global Note in certificated form made upon request of a member of, or a participant in, the Depositary (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the Depositary in accordance with customary procedures of the Depositary and in compliance with this Section 2.05(a).

The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to each Global Note. Initially, each Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.

If (i) the Depositary notifies the Company at any time that the Depositary is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days, (ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days or (iii) an Event of Default with respect to the Notes has occurred and is continuing and a beneficial owner of any Note requests that its beneficial interest therein be issued as a Physical Note, the Company shall execute, and the Trustee, upon receipt of an Officer’s Certificate and a Company Order for the authentication and delivery of Notes, shall authenticate and deliver (x) in the case of clause (iii), a Physical Note to such beneficial owner in a principal amount equal to the principal amount of such Note corresponding to such beneficial owner’s beneficial interest and (y) in the case of clause (i) or (ii), Physical Notes to each beneficial owner of the related Global Notes (or a portion thereof) in an aggregate principal amount equal to the aggregate principal amount of such Global Notes in exchange for such Global Notes, and upon delivery of the Global Notes to the Trustee such Global Notes shall be canceled.

Physical Notes issued in exchange for all or a part of the Global Note pursuant to this Section 2.05(a) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such Physical Notes to the Persons in whose names such Physical Notes are so registered.

At such time as all interests in a Global Note have been converted, canceled, redeemed, repurchased or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and existing instructions between the Depositary and the Trustee. At any time prior to such cancellation, if any interest in a Global Note is exchanged for Physical Notes, converted, canceled, redeemed, repurchased or transferred to a transferee who receives Physical Notes therefor or any Physical Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Trustee, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note by the Trustee to reflect such reduction or increase.

None of the Company, the Trustee or any agent of the Company or the Trustee or any Purchaser shall have any responsibility or liability for any act or omission of the Depositary or for the payment of amounts to owners of beneficial interest in a Global Note, for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

(b) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Notes) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. Until the Resale Restriction Termination Date, any stock certificate representing Common Stock issued upon conversion of a Note shall bear a legend in substantially the following form (unless such Note or such Common Stock has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or such Common Stock has been issued upon conversion of Notes that have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company with written notice thereof to the Trustee and any transfer agent for the Common Stock):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2) AGREES FOR THE BENEFIT OF QUOTIENT LIMITED (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE OF THE SERIES OF NOTES UPON THE CONVERSION OF WHICH THIS SECURITY WAS ISSUED OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRANSFER AGENT FOR THE COMPANY’S COMMON STOCK RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Any such Common Stock (i) as to which such restrictions on transfer shall have expired in accordance with their terms or (ii) that has been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like aggregate number of shares of Common Stock, which shall not bear the restrictive legend required by this Section 2.05(b).

(c) Any Note or Common Stock issued upon the conversion or exchange of a Note that is repurchased or owned by any Affiliate of the Company (or any Person who was an Affiliate of the Company at any time during the three months preceding) may not be resold by such Affiliate (or such Person, as the case may be) unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Note or Common Stock, as the case may be, no longer being a “restricted security” (as defined under Rule 144 under the Securities Act). The Company shall cause any Note that is repurchased or owned by it to be surrendered to the Trustee for cancellation in accordance with Section 2.09.

(d) No Purchaser nor any Holder (or any person on their behalf) shall circulate any invitation to acquire or apply for the Notes or the Common Stock, if any, issuable upon conversion of the Notes in any manner such that such invitation constitutes or may constitute a prospectus for the purposes of the Companies (Jersey) Law 1991 or the Companies (General Provisions) (Jersey) Order 2002.

Section 2.06 Removal of Transfer Restrictions. Without limiting the generality of any other provision of this Indenture (including, without limitation, Section 4.06(d) and Section 4.06(e)), the Restricted Note Legend affixed to any Note will be deemed, pursuant to this Section and the footnote to such Restricted Note Legend, to be removed therefrom upon the Company’s delivery to the Trustee of notice, signed on behalf of the Company by one of its Officers, to such effect (and, for the avoidance of doubt, such notice need not be accompanied by an Officer’s Certificate or an Opinion of Counsel in order to be effective to cause such Restricted Note Legend to be deemed to be removed from such Note). If such Note bears a “restricted” CUSIP or ISIN number at the time of such delivery, then, upon such delivery, such Note will be deemed, pursuant to this Section 2.06 and the footnotes to the CUSIP and ISIN numbers set forth on the face of the certificate representing such Note, to thereafter bear the “unrestricted” CUSIP and ISIN numbers identified in such footnotes; provided, however, that if such Note is a Global Note and the Depositary thereof requires a mandatory exchange or other procedure to cause such Global Note to be identified by “unrestricted” CUSIP and ISIN numbers in the facilities of such Depositary, then (i) the Company will effect such exchange or procedure as soon as reasonably practicable; and (ii) for purposes of Section 4.06(e), such Global Note will not be deemed to be identified by “unrestricted” CUSIP and ISIN numbers until such time as such exchange or procedure is effected.

Section 2.07 Mutilated, Destroyed, Lost or Stolen Notes. In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its receipt of a Company Order the Trustee or an authenticating agent appointed by the Trustee shall authenticate and deliver, a new Note, bearing a registration number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

The Trustee or such authenticating agent may authenticate any such substituted Note and deliver the same upon the receipt of such security or indemnity as the Trustee, the Company and, if applicable, such authenticating agent may require. No service charge shall be imposed by the Company, the Trustee, the Note Registrar, any co-Note Registrar or the Paying Agent upon the issuance of any substitute Note, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of the new substitute Note being different from the name of the Holder of the old Note that became mutilated or was destroyed, lost or stolen. In case any Note that has matured or is about to mature or has been surrendered for required repurchase or is about to be converted in accordance with Article XIII shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee, to the Conversion Agent, to the Paying Agent and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any Paying Agent or Conversion Agent of the destruction, loss or theft of such Note and of the ownership thereof.

Every substitute Note issued pursuant to the provisions of this Section 2.07 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued under this Indenture. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement, payment, redemption, conversion or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement, payment, redemption, conversion or repurchase of negotiable instruments or other securities without their surrender.

Section 2.08 Temporary Notes. Pending the preparation of Physical Notes, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon receipt of a Company Order, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Physical Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Note shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Physical Notes. Without unreasonable delay, the Company shall execute and deliver to the Trustee or such authenticating agent Physical Notes (other than any Global Note) and thereupon any or all temporary Notes (other than any Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 4.02 and the Trustee or such authenticating agent shall, upon receipt of a Company Order, authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of Physical Notes. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Physical Notes authenticated and delivered under this Indenture.

Section 2.09 Cancellation of Notes Paid, Converted, Etc. The Company shall cause all Notes surrendered for the purpose of payment, repurchase, redemption, registration of transfer or exchange or conversion, if surrendered to any Person other than the Trustee (including any of the Company’s agents, Subsidiaries or Affiliates), to be surrendered to the Trustee for cancellation. All Notes delivered to the Trustee shall be canceled promptly by it, and no Notes shall be authenticated in exchange therefor except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of canceled Notes in accordance with its customary procedures and, after such disposition, shall deliver a certificate of such disposition to the Company, at the Company’s written request in a Company Order. If the Company shall acquire any of the Notes, such acquisition shall not operate as a repurchase or satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation.

Section 2.10 CUSIP and ISIN Numbers. The Company in issuing the Notes may use “CUSIP” and ISIN numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in all notices issued to Holders as a convenience to such Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee in writing of any change in the “CUSIP” or ISIN numbers.

Section 2.11 Additional Notes; Repurchases. The Company may, on or prior to June 2, 2021, without the consent of the Holders and notwithstanding Section 2.01, reopen this Indenture and issue additional Notes hereunder with the same terms as the Notes initially issued hereunder (other than differences in the issue date, the issue price and interest accrued prior to the issue date of such additional Notes) in an aggregate principal amount of up to $15,000,000; provided that if any such additional Notes are not fungible with the Notes initially issued hereunder for U.S. federal income tax purposes, such additional Notes shall have a separate CUSIP number. Prior to the issuance of any such additional Notes, the Company shall deliver to the Trustee a Company Order, an Officer’s Certificate and an Opinion of Counsel, such Officer’s Certificate and Opinion of Counsel to cover such matters, in addition to those required by Section 17.05, as the Trustee shall reasonably request. For the avoidance of doubt, no additional Notes may be issued hereunder following June 2, 2021. In addition, the Company may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to the Company), repurchase Notes in the open market or otherwise, whether by the Company or its Subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives. The Company shall cause any Notes so repurchased (other than Notes repurchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the Trustee for cancellation in accordance with Section 2.09 and such Notes shall no longer be considered outstanding under this Indenture upon their repurchase.

ARTICLE III

SATISFACTION AND DISCHARGE

Section 3.01 Satisfaction and Discharge. This Indenture shall upon request of the Company contained in an Officer’s Certificate cease to be of further effect, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when (a) (i) all Notes theretofore authenticated and delivered (other than (x) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 and (y) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust for the benefit of the Holders and thereafter repaid to the Company or discharged from such trust, as provided in Section 4.04(d)) have been delivered to the Trustee for cancellation; or (ii) the Company has deposited with the Trustee or delivered to Holders, as applicable, after the Notes have become due and payable, whether on the Maturity Date, any Redemption Date, Fundamental Change Repurchase Date, upon conversion or otherwise, cash or cash and shares of Common Stock or other Reference Property (if applicable), if any (solely to satisfy the Company’s Conversion Obligation, if applicable) sufficient as determined and calculated by the Company to pay all of the outstanding Notes and all other sums due and payable under this Indenture by the Company; and (b) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent in this Indenture provided for relating to the satisfaction and discharge of this Indenture have been complied with. Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.06 shall survive.

ARTICLE IV

PARTICULAR COVENANTS OF THE COMPANY

Section 4.01 Payment of Principal and Interest. The Company covenants and agrees that it will cause to be paid the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and any Additional Amounts and accrued and unpaid interest on, each of the Notes at the places, at the respective times and in the manner provided in this Indenture and in the Notes.

When entering into this Indenture, the parties have assumed that the interest payable at the rates set out in this Section or in other Sections of this Indenture is not and will not become subject to the Swiss Withholding Tax. Notwithstanding that the parties do not anticipate that any payment of interest will be subject to the Swiss Withholding Tax, they agree that, in the event that the Swiss Withholding Tax should be imposed on interest payments, the payment of interest due by the Swiss Guarantor, in line and subject to paragraph (a) of Section 4.12, including the limitations therein, shall be increased to an amount which (after making any deduction of the Non-Refundable Portion (as defined below) of the Swiss Withholding Tax) results in a payment to each Holder entitled to such payment of an amount equal to the payment which would have been due had no deduction of Swiss Withholding Tax been required. For this purpose, the Swiss Withholding Tax shall be calculated on the full grossed-up interest amount. For the purposes of this Section, “Non-Refundable Portion” shall mean Swiss Withholding Tax at the standard rate (being, currently 35%) unless a written statement issued by the Swiss Federal Tax Administration (SFTA) confirms that, in relation to a specific Holder based on an applicable double tax treaty, the Non-Refundable Portion is a specified lower rate in which case such lower rate shall be applied in relation to such Holder. The Swiss Guarantor shall provide to the Trustee the documents required by law or applicable double taxation treaties for the Holders to claim a refund of any Swiss Withholding Tax so deducted.

Section 4.02 Maintenance of Office or Agency. The Company will maintain in the State of New York or the State of Delaware, an office or agency where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase (“Paying Agent”) or for conversion (“Conversion Agent”) and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, as a place where Notes may be presented for payment or for registration of transfer.

The Company may also from time to time designate as co-Note Registrars one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the United States of America for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The terms “Paying Agent” and “Conversion Agent” include any such additional or other offices or agencies, as applicable.

The Company hereby initially designates the Trustee as the Paying Agent, Note Registrar and Conversion Agent and the Corporate Trust Office as the office or agency in the United States of America where Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase or for conversion and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.

Section 4.03 Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.09, a Trustee, so that there shall at all times be a Trustee under this Indenture.

Section 4.04 Provisions as to Paying Agent. (a) If the Company shall appoint a Paying Agent other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:

(i) that it will hold all sums held by it as such agent for the payment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and any Additional Amounts and accrued and unpaid interest on, the Notes in trust for the benefit of the Holders of the Notes;

(ii) that it will give the Trustee prompt notice of any failure by the Company to make any payment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and any Additional Amounts and accrued and unpaid interest on, the Notes when the same shall be due and payable; and

(iii) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Company shall, on or before each due date of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, or any Additional Amounts and accrued and unpaid interest on, the Notes, deposit with the Paying Agent a sum sufficient to pay such principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) or any such Additional Amounts and accrued and unpaid interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action; provided that if such deposit is made on the due date, such deposit must be received by the Paying Agent by 11:00 a.m., New York City time, on such date.

(b) If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and any Additional Amounts and accrued and unpaid interest on, the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) and any Additional Amounts and accrued and unpaid interest so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, or any Additional Amounts and accrued and unpaid interest on, the Notes when the same shall become due and payable.

(c) Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay, cause to be paid or deliver to the Trustee all sums or amounts held in trust by the Company or any Paying Agent under this Indenture as required by this Section 4.04, such sums or amounts to be held by the Trustee upon the trusts contained in this Indenture and upon such payment or delivery by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability but only with respect to such sums or amounts.

(d) Subject to any abandoned property laws, any money or property deposited with the Trustee, Conversion Agent or any Paying Agent, or then held by the Company, in trust for the payment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, any Additional Amounts, accrued and unpaid interest on and the consideration due upon conversion of any Note and remaining unclaimed for two years after such principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable), any Additional Amounts, interest or consideration due upon conversion has become due and payable shall be paid to the Company on request of the Company contained in an Officer’s Certificate, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money and property, and all liability of the Company as trustee thereof, shall thereupon cease.

Section 4.05 Existence. Subject to Article XI, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 4.06 Rule 144A Information Requirement and Annual Reports. (a) At any time the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company shall, so long as any of the Notes or the shares of Common Stock issuable upon conversion thereof shall, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the Trustee and shall, upon written request, provide to any Holder, beneficial owner or prospective purchaser of such Notes or the shares of Common Stock issuable upon conversion of such Notes, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes or shares of Common Stock pursuant to Rule 144A.

(b) The Company shall file with the Trustee, within 15 days after the same are required to be filed with the Commission (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act), copies of any documents or reports that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (excluding any such information, documents or reports, or portions thereof, subject to confidential treatment and any correspondence with the Commission). Any such document or report that the Company files with the Commission via the Commission’s EDGAR system shall be deemed to be filed with the Trustee for purposes of this Section 4.06(b) at the time such documents are filed via the EDGAR system, it being understood that the Trustee shall not be responsible for determining whether such filings have been made.

(c) Delivery of the reports and documents described in subsection (b) above to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants under this Indenture (as to which the Trustee is entitled to conclusively rely on an Officer’s Certificate).

(d) If, at any time during the six-month period beginning on, and including, the date that is six months after the Last Original Issue Date of any Note, the Company fails to timely file any document or report that it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than reports on Form 8-K), or such Note is not otherwise freely tradable by Holders other than the Company’s Affiliates or Holders that were the Company’s Affiliates at any time during the three months immediately preceding (as a result of restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes), then the Company shall pay Additional Interest on such Note. Such Additional Interest shall accrue on such Note at the rate of 0.50% per annum of the outstanding principal amount of such Note for each day during such period for which the Company’s failure to file continues or such Note for each day during such period for which the Company’s failure to file continues or such Note is not otherwise freely tradable during such period as provided in the preceding sentence. As used in this Section 4.06(d), documents or reports that the Company is required to “file” with the Commission pursuant to Section 13 or 15(d) of the Exchange Act does not include documents or reports that the Company furnishes to the Commission pursuant to Section 13 or 15(d) of the Exchange Act.

(e) If the restrictive legend on any Note specified in Section 2.05(b), or any similar legend, has not been removed (or deemed removed pursuant to Section 2.06), any Note is assigned a restricted CUSIP number or any Note is not otherwise freely tradable by Holders other than the Company’s Affiliates or Holders that were the Company’s Affiliates at any time during the three months immediately preceding (without restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes) as of the 375th day after the Last Original Issue Date of such Note, then the Company shall pay Additional Interest on such Note at a rate equal to 0.50% per annum of the outstanding principal amount of such Note for each day from, and including, such 375th day until the restrictive legend on such Note has been removed (or deemed removed pursuant to Section 2.06) in accordance with this Indenture, such Note is assigned an unrestricted CUSIP number and such Note is freely tradable as provided above in this sentence.

(f) Additional Interest, if any, will be payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the Notes.

(g) The Additional Interest that is payable in accordance with Section 4.06(d) or Section 4.06(e) shall be in addition to, and not in lieu of, any Additional Interest that may be payable as a result of the Company’s election pursuant to Section 6.03; provided, however, in no event shall Additional Interest accrue under the terms of this Indenture (aggregating any Additional Interest payable pursuant to Section 4.06(d) or Section 4.06(e) with any Additional Interest payable pursuant to Section 6.03) and the Registration Rights Agreement at a rate per year in excess of 0.50%, regardless of the number of events or circumstances giving rise to the requirement to pay such Additional Interest. Notwithstanding the foregoing, if a Registration Statement (satisfying the terms of and as defined in the Registration Rights Agreement) has been declared effective by the SEC with respect to the Registrable Securities (as defined in the Registration Rights Agreement), and remains effective and available for use (including as part of such Registration Statement a current Prospectus (as defined in the Registration Rights Agreement)) in connection with the sale of the Registrable Securities in accordance with the terms of the Registration Rights Agreement, no Additional Interest pursuant to this Indenture shall be due and payable.

(h) If Additional Interest is payable by the Company pursuant to Section 4.06(d) or Section 4.06(e), the Company shall deliver to the Trustee an Officer’s Certificate to that effect stating (i) the amount of such Additional Interest that is payable, (ii) the amount of Additional Interest that is payable per $1000 principal amount of Notes and (iii) the date on which such Additional Interest is payable. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable. If the Company has paid Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee an Officer’s Certificate setting forth the particulars of such payment. The Trustee shall not at any time be under any duty or responsibility to any Holder to determine the Additional Interest or calculate the amount of Additional Interest owed, or the method employed in such calculation of Additional Interest.

Section 4.07 Stay, Extension and Usury Laws. Each of the Company and the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Company or such Guarantor from paying all or any portion of the principal of or any interest on the Notes as contemplated in this Indenture, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and the Company and each Guarantor (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power in this Indenture granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.08 Compliance Certificate; Statements as to Defaults. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on March 31, 2022) an Officer’s Certificate stating whether the signers thereof have knowledge of any failure by the Company to comply with all conditions and covenants then required to be performed under this Indenture and, if so, specifying each such failure and the nature thereof.

In addition, the Company shall deliver to the Trustee, as soon as possible, and in any event within 30 days after the Company becomes aware of the occurrence of any Event of Default or Default, an Officer’s Certificate setting forth the details of such Event of Default or Default, its status and the action that the Company is taking or proposing to take in respect thereof.

Section 4.09 Further Guarantors. If, after the date of this Indenture,

(a) the Company or any Subsidiary forms or acquires any Subsidiary, other than an Excluded Entity, then the Company will promptly (and in any event within 45 days or, in the case of any Foreign Subsidiary, 60 days) after the date of formation or acquisition cause such Subsidiary to provide a Guarantee hereunder; or

(b) any Subsidiary of the Company that is an Excluded Entity ceases to be an Excluded Entity, then the Company will promptly (and in any event within 45 days or, in the case of any Foreign Subsidiary, 60 days) thereafter cause such Subsidiary to provide a Guarantee hereunder.

Section 4.10 Further Instruments and Acts. Upon request of the Trustee, the Company and each Guarantor will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 4.11 Registration Rights. (a) The Company agrees that the Holders from time to time of Registrable Securities are entitled to the benefits of the Registration Rights Agreement.

(b) By its acceptance thereof, the Holder of Registrable Securities will have agreed to be bound by the terms of the Registration Rights Agreement relating to the Registrable Securities.

(c) Additional Interest payable by the Company pursuant to the Registration Rights Agreement will be payable in arrears on each Interest Payment Date following accrual as regular interest on the Notes and will be in addition to any other Additional Interest that may accrue pursuant to this Indenture; provided that in no event shall Additional Interest accrue under the terms of this Indenture and the Registration Rights Agreement at a rate per year in excess of 0.50%, regardless of the number of events or circumstances giving rise to the requirement to pay such Additional Interest.

(d) If Additional Interest is payable by the Company pursuant to the Registration Rights Agreement, the Company shall, no later than two Business Days prior to the date on which any such Additional Interest is scheduled to be paid, deliver to the Trustee (with a copy to the Paying Agent) an Officer’s Certificate to that effect stating (i) the amount of such Additional Interest that is payable, (ii) the date on which such Additional Interest is payable, (iii) a direction to the Paying Agent to make payment to the extent the Paying Agent receives funds from the Company to do so, and (iv) a notice to Holders detailing the Additional Interest that is payable and the date on which such payment is to be made. Unless and until a Responsible Officer of the Trustee and Paying Agent receives at the Corporate Trust Office such a certificate, the Trustee and Paying Agent may assume without inquiry that no such Additional Interest is payable. If the Company has paid Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee (with a copy to the Paying Agent) an Officer’s Certificate setting forth the particulars of such payment.

Section 4.12 Withholding Taxes. (a) All payments (in cash or in kind) made by or on behalf of the Company or the Guarantors or any successors thereto (a “Payor”) on or with respect to the Notes, the Guarantees or the Conversion Obligation, as applicable, will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (including, without limitation, penalties and interest and other similar liabilities related thereto) (“Taxes”) unless the withholding or deduction of such Taxes is then required by law or by the official interpretation or administration thereof. If any deduction or withholding for, or on account of, any Taxes imposed or levied by or on behalf of:

(i) the governments of Jersey, the United States, the United Kingdom, Spain and Switzerland and, in each case, any political subdivision or governmental authority thereof or therein having power to tax;

(ii) any jurisdiction from or through which payment on the Notes or the Guarantees is made, or any political subdivision or governmental authority thereof or therein having the power to tax; or

(iii) any other jurisdiction in which a Payor is incorporated, organized or otherwise considered to be a resident for tax purposes, or any political subdivision or governmental authority thereof or therein having the power to tax (each of clause (i), (ii) and (iii) of this Section 4.12(a), a “Relevant Taxing Jurisdiction”), will at any time be required from any payments or other consideration made with respect to the Notes, the Guarantees or the Conversion Obligation, including, without limitation, payments of principal, redemption price, interest or premium, the Payor will pay (together with such payments) such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts or other consideration received in respect of such payments after such withholding or deduction (including any such deduction or withholding from such Additional Amounts) will equal the amounts or other consideration which would have been received in respect of such payments in the absence of such withholding or deduction; provided, however, that no such Additional Amounts will be payable with respect to:

(A) any Taxes that would not have been so imposed but for the existence of any present or former connection between the relevant Holder or beneficial owner and the Relevant Taxing Jurisdiction, other than any connection arising from the acquisition or holding of such Note, the enforcement of rights under such Note or under a Guarantee or the receipt of any payments in respect of such Note or a Guarantee;

(B) any Taxes that would not have been so imposed if the Holder had made a declaration of non-residence or any other claim or filing for exemption to which it is entitled (provided that (i) such declaration of non-residence or other claim or filing for exemption is required by the applicable law of the Relevant Taxing Jurisdiction as a precondition to exemption from the requirement to deduct or withhold all or a part of any such Taxes and (ii) at least 30 days prior to the first payment date with respect to which such declaration of non-residence or other claim or filing for exemption is required under the applicable law of the Relevant Taxing Jurisdiction, the relevant Holder at that time has been notified (in accordance with the procedures set forth in the Indenture) by the Payor or any other person through whom payment may be made that a declaration of non-residence or other claim or filing for exemption is required to be made, but only to the extent the Holder is legally entitled to provide such declaration, claim or filing);

(C) any Taxes that are payable otherwise than by withholding from a payment of the principal of, redemption price of, premium, if any, or interest on or with respect to the Notes;

(D) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

(E) any Note presented for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the Holder (except to the extent that the Holder would have been entitled to Additional Amounts had the Note been presented during such 30-day period); or

(F) without duplication, any combination of the foregoing.

For the avoidance of doubt, payment of Additional Amounts pursuant to this Section 4.12 shall also apply with respect to any Taxes resulting from past payments that were made to the Holders without withholding Tax (subject to the exceptions mentioned in Section 4.12(a)(A) through (F) above), except to the extent such past withholding arises from a payee’s fraud, gross negligence or willful misconduct. Without derogating from the foregoing, but without duplication, the Company and Guarantors shall, jointly and severally, indemnify and hold harmless the Holders for any Tax, loss, claim, damage, liability, or expense incurred as a result of any such Taxes levied, claimed or imposed by a Relevant Taxing Jurisdiction in connection with any such past payments, except to the extent arising from a payee’s fraud, gross negligence or willful misconduct.

(b) The Payor will (i) make any withholding or deduction required to be made by it and (ii) remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction in accordance with applicable law. The Payor will use all reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld by the Payor from each Relevant Taxing Jurisdiction imposing such Taxes and will provide such certified copies (or, if certified copies are not available despite reasonable efforts of the Payor, other reasonable evidence of payment) to each holder. The Payor will attach to each certified copy (or other evidence) a certificate stating (x) that the amount of withholding Taxes evidenced by the certified copy was paid in connection with payments in respect of the principal amount of Notes then outstanding and (y) the amount of such withholding Taxes paid per US$1 principal amount of the Notes. Copies of such documentation will be available for inspection during ordinary business hours at the office of the Trustee by the holders of the Notes upon request and will be made available at the offices of the Company.

(c) At least 30 days prior to each date on which any payment under or with respect to the Notes is due and payable (unless such obligation to pay Additional Amounts arises shortly before or after the 30th day prior to such date, in which case it shall be promptly thereafter), if the Payor will be obligated to pay Additional Amounts with respect to such payment, the Payor will deliver to the Trustee and the Paying Agent an Officer’s Certificate

stating the fact that such Additional Amounts will be payable, the amounts so payable and will set forth such other information necessary to enable the Paying Agent to pay such Additional Amounts to holders on the payment date. Each such Officer’s Certificate shall be relied upon until receipt of a further Officer’s Certificate addressing such matters. The Trustee and the Paying Agent shall be entitled to rely solely on each such Officer’s Certificate as conclusive proof that such payments are necessary.

(d) Wherever mentioned in this Indenture or the Notes, in any context, (1) the payment of principal, (2) purchase prices in connection with a purchase of Notes, (3) interest, (4) the Redemption Price, (5) the Fundamental Change Repurchase Price, or (5) any other amount payable on or with respect to the Notes or the Guarantees, such reference shall be deemed to include payment of Additional Amounts as described under this heading to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

(e) The Payor will pay any present or future stamp, court, documentary or other similar Taxes or any other excise, property or other similar Taxes (including interest and penalties to the extent resulting from a failure by the Company to timely pay amounts due) which arise in any jurisdiction from the execution, delivery or registration of any Notes, the Guarantees, the Indenture or any other document or instrument referred to therein, or the receipt of any payments with respect thereto, excluding any such Taxes imposed by any jurisdiction that is not a Relevant Taxing Jurisdiction, other than those resulting from, or required to be paid in connection with, the enforcement thereof following the occurrence of any Event of Default with respect to the Notes.

(f) The obligations of this Section 4.12 will survive any termination, defeasance or discharge of this Indenture and will apply mutatis mutandis to any jurisdiction in which any successor to a Payor is incorporated, organized or otherwise resident for tax purposes, or any jurisdiction from or through which payment on the Notes or the Guarantees is made, or any political subdivision or taxing authority or agency thereof or therein.

Section 4.13 Liens. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, Incur or suffer to exist any Lien (except Permitted Liens) on any asset or property of the Company or such Subsidiary securing Indebtedness.

For purposes of determining compliance with this Section 4.13, in the event that a Lien securing an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the categories of Liens described in the foregoing paragraph or in clauses (1) through (30) of the definition of “Permitted Liens,” then the Company shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such Lien securing an item of Indebtedness (or any portion thereof) in any manner that complies with this Section 4.13.

With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the Incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the payment of interest or dividends in the form of additional Indebtedness, amortization of original issue discount and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies, in each case in respect of such Indebtedness.

This Section 4.13 shall cease to apply at any time that the Company’s Consolidated EBITDA for the four full fiscal quarters immediately preceding such date exceeds $50,000,000. Any Lien created or Incurred during any period when the application of this Section 4.13 was suspended may remain in effect in accordance with its term and shall be deemed not to violate this Section 4.13 during any period thereafter in which the application of this Section 4.13 resumes.

Section 4.14 Limitations on Incurrence of Indebtedness and Issuance of Preferred Stock or Disqualified Stock.

(a) (i) The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, Incur any Indebtedness or issue any shares of Disqualified Stock; and (ii) the Company shall not permit any of its Subsidiaries to issue any shares of Preferred Stock.

(b) The limitations set forth in Section 4.14(a) shall not apply to:

(i) [Reserved];

(ii) the Incurrence by any of the Company and the Guarantors of the Notes and the related Guarantees (and any exchanges of Notes and Guarantees thereof) in an aggregate amount at any time outstanding not to exceed $110,000,000 or such lesser amount as is outstanding as of the close of business, New York time, on June 2, 2021;

(iii) Indebtedness and Disqualified Stock existing on the date hereof (other than Indebtedness permitted by clause (ii) of this Section 4.14(b) and Indebtedness existing on the date hereof and set forth on Schedule 4.14 permitted by clause (xxiv) of this Section 4.14(b));

(iv) Indebtedness (including Capital Lease Obligations) Incurred by the Company or any Guarantor, and Disqualified Stock issued by the Company or any Guarantor, to finance (whether prior to or contemporaneously with) the acquisition, lease, construction, repair, replacement or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) that (i) is without recourse to any property or assets of the Company or any Subsidiary other than the assets so acquired, leased, constructed, repaired, replaced or improved and (ii) is in an aggregate principal amount that, when aggregated with the principal amount of all other Indebtedness and Disqualified Stock then outstanding that was Incurred pursuant to this clause (iv), does not exceed $25,000,000;

(v) Indebtedness Incurred by the Company or any of its Subsidiaries (i) constituting reimbursement obligations with respect to letters of credit and bank guarantees issued in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, health, disability or other benefits to employees or former employees or their families or property, casualty or liability insurance or self-insurance, and letters of credit in connection with the maintenance of, or pursuant to the requirements of, environmental or other permits or licenses from governmental authorities, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims or (ii) in respect of Bank Products Obligations;

(vi) Indebtedness arising from agreements of the Company or a Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred in connection with any acquisition or disposition of any business, any assets or a Subsidiary of the Company in accordance with the terms of this Agreement, other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

(vii) Indebtedness of the Company to a Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Subsidiary ceasing to be a Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Company or another Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an Incurrence of such Indebtedness not permitted by this clause (vii);

(viii) shares of Preferred Stock of a Subsidiary issued to the Company or a Guarantor; provided that any subsequent issuance or transfer of any Capital Stock or any other event that results in any Guarantor that holds such shares of Preferred Stock of a Subsidiary ceasing to be a Guarantor or any other subsequent transfer of any such shares of Preferred Stock (except to the Company or a Guarantor) shall be deemed, in each case, to be an issuance of shares of Preferred Stock not permitted by this clause (viii);

(ix) Indebtedness of a Subsidiary to the Company or another Subsidiary of the Company; provided, that any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Subsidiary of the Company holding such Indebtedness ceasing to be a Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Company or another Subsidiary of the Company or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an Incurrence of such Indebtedness not permitted by this clause (ix);

(x) Hedging Obligations of the Company or any Subsidiary entered into in the ordinary course of business that are not incurred for speculative purposes but: (1) for the purpose of fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of this Agreement to be outstanding; (2) for the purpose of fixing or hedging currency exchange rate risk with respect to any currency exchanges; or (3) for the purpose of fixing or hedging commodity price risk with respect to any commodity purchases or sales;

(xi) obligations (including reimbursement obligations with respect to letters of credit and bank guarantees) in respect of performance, bid, appeal, surety and similar bonds and completion guarantees provided by the Company or any Subsidiary in the ordinary course of business or consistent with past practice or industry practice;

(xii) [Reserved];

(xiii) the Incurrence by any of the Company or any Subsidiary of Indebtedness arising under a bridge financing provided to the Company or such Subsidiary by Credit Suisse Group AG (or any Affiliate thereof) that (1) is not secured by any property or assets of the Company or any Subsidiary other than the proceeds of the Company’s Investment in the Credit Suisse Funds, (2) the sole recourse by the relevant creditors thereunder shall be to the Company’s Investment in the Credit Suisse Funds and such Indebtedness shall otherwise be non-recourse to the Obligors, and (3) is in an aggregate principal amount not to exceed the face value of the Company’s Investment in the Credit Suisse Funds as of the date of execution of the definitive documentation for such bridge financing;

(xiv) any guarantee by the Company or a Guarantor of Indebtedness or other obligations of the Company or any other Guarantor so long as the Incurrence of such Indebtedness Incurred by the Company or such other Guarantor is permitted under the terms of this Agreement; provided that if such Indebtedness is by its express terms unsecured and subordinated in right of payment to the Notes or the Guarantee of such other Guarantor, as applicable, any such guarantee of such Guarantor with respect to such Indebtedness shall be unsecured and subordinated in right of payment to such Guarantor’s Guarantee with respect to the Notes substantially to the same extent as such Indebtedness is subordinated to the Notes or the Guarantee of such other Guarantor, as applicable;

(xv) the Incurrence by the Company or any Guarantor of Indebtedness or Disqualified Stock of a Guarantor that serves to refund, refinance or defease any Indebtedness Incurred or Disqualified Stock issued as permitted under Section 4.14(a) and clauses (ii), (iii), (iv), (xiii), (xiv), (xvii), (xix), (xxi) and (xxiv) of this Section 4.14(b) or any Indebtedness or Disqualified Stock Incurred to so refund or refinance such Indebtedness or Disqualified Stock, including any additional Indebtedness or Disqualified Stock Incurred to pay premiums (including tender premiums and paid-in-kind interest), fees, expenses and defeasance costs in connection therewith (subject to the following proviso, “Refinancing Indebtedness”) prior to its respective maturity; provided that such Refinancing Indebtedness:

(A) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred that is not less than the remaining Weighted Average Life to Maturity of the Indebtedness or Disqualified Stock being refunded, refinanced or defeased;

(B) has a Stated Maturity that is not earlier than the earlier of (x) the Stated Maturity of the Indebtedness being refunded or refinanced and (y) 91 days following the Maturity Date;

(C) to the extent such Refinancing Indebtedness refunds, refinances or defeases (a) Indebtedness junior in right of payment to the Notes or a Guarantee, as applicable, such Refinancing Indebtedness is junior in right of payment to the Notes or a Guarantee to the same extent as such Indebtedness being refunded, refinanced or defeased, as applicable, or (b) Disqualified Stock, such Refinancing Indebtedness is Disqualified Stock;

(D) is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refunded, refinanced or defeased plus premium (including tender premium and paid-in-kind interest), fees, expenses and defeasance costs Incurred in connection with such refinancing;

(E) shall not include Indebtedness of the Company or a Guarantor that refunds, refinances or defeases Indebtedness of an Immaterial Subsidiary; and

(F) in the case of any Refinancing Indebtedness Incurred to refund, refinance or defease Indebtedness outstanding under clause (ii), (iv), (xix), (xxi) or (xxiv) of this Section 4.14(b), shall be deemed to have been Incurred and to be outstanding under such clause (ii), (iv) (xix), (xxi) or (xxiv) of this Section 4.14(b), as applicable, and not this clause (xv) for purposes of determining amounts outstanding under such clause (ii),(iv), (xix), (xxi) or (xxiv) of this Section 4.14(b).

(xvi) [Reserved];

(xvii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of its Incurrence;

(xviii) [Reserved];

(xix) [Reserved];

(xx) Indebtedness of the Company or any Subsidiary consisting of (x) the financing of insurance premiums, (y) take-or-pay obligations contained in supply arrangements or (z) deferred compensation or equity-based compensation to current or former officers, directors, consultants, advisors or employees thereof, in each case, in the ordinary course of business;

(xxi) Indebtedness of the Company or any Guarantor Incurred in connection with an Investment in, or representing guarantees of Indebtedness of, joint ventures of the Company or any Guarantor in an aggregate principal amount, at any one time outstanding, not to exceed $1,000,000 at the time of Incurrence;

(xxii) Indebtedness of the Company or any Guarantor issued to (x) any joint venture (regardless of the form of legal entity) that is not a Subsidiary or (y) any Immaterial Subsidiary, in each case arising in the ordinary course of business in connection with the cash management operations (including with respect to intercompany self-insurance arrangements) of the Company or any Guarantor;

(xxiii) [Reserved]; and

(xxiv) Indebtedness of the Company and its Subsidiaries incurred under revolving lines of credit, term loan facilities and/or securities, which may be secured (including any letters of credit issued thereunder), the sum of which, together with the sum of Indebtedness existing on the date hereof and listed on Schedule 4.14 hereto (which Indebtedness, for the avoidance of doubt, shall be permitted pursuant to this clause (xxiv)) shall not exceed $150,000,000 in the aggregate;

(c) For purposes of determining compliance with this Section 4.14, in the event that an item of Indebtedness or Disqualified Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness described in clauses (i) through (xxiv) of Section 4.14(b) or is entitled to be Incurred pursuant to Section 4.14(a), the Company shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such item of Indebtedness or Disqualified Stock (or any portion thereof) in any manner that complies with this Section 4.14.

(d) Accrual of interest, the accretion of accreted value, the payment of interest in the form of additional Indebtedness with the same terms, the payment of dividends on Disqualified Stock or Preferred Stock in the form of additional shares of Disqualified Stock or Preferred Stock of the same class, amortization or accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies shall not be deemed to be an Incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this Section 4.14. Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that is otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the Incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this Section 4.14.

(e) For purposes of determining compliance with any U.S. Dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. Dollar-equivalent principal amount of Indebtedness denominated in a non-U.S. currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term debt, or first committed or first Incurred (whichever yields the higher U.S. Dollar equivalent), in the case of revolving credit debt.

Notwithstanding any other provision of this Section 4.14, the maximum amount of Indebtedness that the Company or any Subsidiary of the Company may incur pursuant to this Section 4.14 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values following the incurrence of such Indebtedness.

This Section 4.14 shall cease to apply at any time that the Company’s Consolidated EBITDA for the four full fiscal quarters immediately preceding such date exceeds $50,000,000. Any Incurrence of Indebtedness or issuance of Disqualified Stock or Preferred Stock during any period when the application of this Section 4.14 was suspended may remain in effect in accordance with its term and shall be deemed not to violate this Section 4.14 during any period thereafter in which the application of this Section 4.14 resumes.

Section 4.15 Quotient Biocampus Limited. The Company will not, and will not permit Quotient Biocampus Limited to, directly or indirectly, receive any non-de minimis payment, properties or assets or enter into or make or amend any transaction or series of transactions, contracts, agreements, understandings, loans, advances or guarantees or otherwise take any action other than in furtherance of the facilitation of the issuance of the Notes and the dissolution and winding up described in the immediately following sentence. Within six (6) months of the Last Original Issue Date, the Company will use commercially reasonable efforts to commence the dissolution and members’ voluntary liquidation of Quotient Biocampus Limited.

ARTICLE V

LISTS OF HOLDERS AND REPORTS BY THE COMPANY AND THE TRUSTEE

Section 5.01 Lists of Holders. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, semi-annually, not more than 15 days after each May 1 or November 1 in each year beginning with November 1, 2021, and at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it under this Indenture), a list in such form as the Trustee may reasonably require of the names and addresses of the Holders as of a date not more than 15 days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished so long as the Trustee is acting as Note Registrar.

Section 5.02 Preservation and Disclosure of Lists. The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders contained in the most recent list furnished to it as provided in Section 5.01 or maintained by the Trustee in its capacity as Note Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.

ARTICLE VI

DEFAULTS AND REMEDIES

Section 6.01 Events of Default. Each of the following events shall be an “Event of Default” with respect to the Notes:

(a) default in any payment of interest or Additional Amounts on any Note when due and payable, and the default continues for a period of 30 days;

(b) default in the payment of principal of any Note when due and payable on the Maturity Date, upon Redemption, any required repurchase, upon declaration of acceleration or otherwise;

(c) subject to the ownership limitations set forth in Section 13.12, failure by the Company to comply with its obligation to convert the Notes in accordance with this Indenture upon exercise of a Holder’s conversion right and such failure continues for a period of ten Business Days;

(d) failure by the Company to issue a Fundamental Change Company Notice in accordance with Section 14.01(c) or notice of a Make-Whole Fundamental Change in accordance with Section 13.03(a), in each case when due;

(e) failure by the Company to comply with its obligations under Article XI;

(f) failure by the Company for 60 days after written notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding has been received by the Company to comply with any of its other agreements contained in the Notes or this Indenture;

(g) default by the Company or any Significant Subsidiary with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness, other than Permitted Non-Recourse Indebtedness, for money borrowed in excess of $10,000,000 (or its foreign currency equivalent) in the aggregate of the Company and/or any such Significant Subsidiary, whether such Indebtedness now exists or shall hereafter be created and such default continues for a period of 30 days without such default having been cured or waived or the relevant Indebtedness not having been paid or discharged, as the case may be provided that, in the case where such default constitutes a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon Redemption, upon required repurchase, upon declaration of acceleration or otherwise, such 30 day cure period shall not apply;

(h) the Company or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or any such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any such Significant Subsidiary or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

(i) an involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 30 consecutive days; or

(j) any Guarantee ceases to be in full force and effect, other than in accordance with the terms of this Indenture, or any Guarantor denies or disaffirms its obligations under its Guarantee or gives notice to such effect.

Section 6.02 Acceleration: Rescission and Annulment. If one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 6.01(h) or Section 6.01(i) with respect to the Company), unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding determined in accordance with Section 8.04, by notice in writing to the Company (and to the Trustee if given by Holders), may declare 100% of the principal of, any Additional Amounts and accrued and unpaid interest on, all the Notes to be due and payable immediately, and upon any such declaration, the same shall become and shall automatically be immediately due and payable, anything in this Indenture or in the Notes contained to the contrary notwithstanding. However, if an Event of Default specified in Section 6.01(h) or Section 6.01(i) with respect to the Company (and not solely involving one or more Significant Subsidiaries) occurs and is continuing, 100% of the principal of, any Additional Amounts and accrued and unpaid interest, if any, on, all Notes shall become and shall automatically be immediately due and payable.

At any time after the principal of the Notes shall have become due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as provided in this Indenture, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay installments of accrued and unpaid interest upon all Notes and the principal of any and all Notes that shall have become due otherwise than by acceleration (with interest on overdue installments of accrued and unpaid interest to the extent that payment of such interest is enforceable under applicable law, and on such principal at the rate borne by the Notes at such time) and amounts due to the Trustee pursuant to Section 7.06, and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all existing Events of Default under this Indenture, other than the nonpayment of the principal of, and accrued and unpaid interest, if any, on Notes that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 6.09, then and in every such case (except as provided in the immediately succeeding sentence) the Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all past Defaults or Events of Default with respect to the Notes and rescind and annul any such acceleration and its consequences, and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture (but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon). Notwithstanding anything to the contrary in this Indenture, no such waiver or rescission and annulment shall extend to or shall affect any Default or Event of Default resulting from (i) the nonpayment of the principal of, or any Additional Amounts, or accrued and unpaid interest on, any Notes, (ii) a failure to repurchase any Notes when required (including any Fundamental Change Repurchase Price) or (iii) a failure to pay or deliver, as the case may be, the consideration due upon conversion of the Notes.

Section 6.03 Additional Interest. Notwithstanding anything in this Indenture or in the Notes to the contrary, to the extent the Company elects, the sole remedy for an Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.06(b) (other than the failure to file a current report on Form 8-K, which shall not result in a Default hereunder) shall, for the first 180 days after the occurrence of such an Event of Default (and, for the avoidance of doubt, giving effect to the 60-day period set forth in Section 6.01(f)), consist exclusively of the right to receive Additional Interest on the Notes at a rate equal to (i) 0.25% per annum of the principal amount of the Notes outstanding for each day during the first 90 calendar days after the occurrence of such an Event of Default during which such Event of Default is continuing (or, if earlier, the date on which such Event of Default is cured or waived as provided for in this Indenture) and (ii) 0.50% per annum of the principal amount of the Notes outstanding for each day from, and including, the 91st calendar day to, and including, the 180th calendar day after the occurrence of such an Event of Default during which such Event of Default is continuing (or, if earlier, the date on which such Event of Default is cured or waived as provided for in this Indenture). Subject to the last sentence of this Section 6.03, Additional Interest payable pursuant to this Section 6.03 shall be in addition to, not in lieu of, any Additional Interest payable pursuant to Section 4.06(d) or Section 4.06(e). If the Company so elects, such Additional Interest shall be payable in the same manner and on the same dates as regular interest on the Notes. On the 181st day after such Event of Default (if the Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.06(b) is not cured or waived prior to such 181st day), the Notes shall be immediately subject to acceleration as provided in Section 6.02. In the event the Company does not elect to pay Additional Interest following an Event of Default in accordance with this Section 6.03 or the Company elected to make such payment but does not pay the Additional Interest when due, the Notes shall be immediately subject to acceleration as provided in Section 6.02.

In order to elect to pay Additional Interest as the sole remedy during the first 180 days after the occurrence of any Event of Default described in the immediately preceding paragraph, the Company must notify all Holders of the Notes, the Trustee and the Paying Agent of such election prior to the occurrence of such Event of Default. Upon the failure to timely give such notice, the Notes shall be immediately subject to acceleration as provided in Section 6.02.

In no event shall Additional Interest accrue under the terms of this Indenture (aggregating any Additional Interest payable pursuant to this Section 6.03 with any Additional Interest payable pursuant to Section 4.06(d) or Section 4.06(e)) at a rate per year in excess of 0.50%, regardless of the number of events or circumstances giving rise to the requirement to pay such Additional Interest.

Section 6.04 Payments of Notes on Default; Suit Therefor. If an Event of Default described in clause (a) or (b) of Section 6.01 shall have occurred and is continuing, the Company shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of the Notes, the whole amount then due and payable on the Notes for principal and interest, if any, with interest on any overdue principal and interest, if any, at the rate borne by the Notes at such time, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 7.06. If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the event of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.04, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest, if any, in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, distribute the same after the deduction of any amounts due to the Trustee under Section 7.06; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Holders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including agents and counsel fees, and including any other amounts due to the Trustee under Section 7.06, incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the Holders may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing contained in this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting such Holder or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of any waiver pursuant to Section 6.09 or any rescission and annulment pursuant to Section 6.02 or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Holders and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights under this Indenture, and all rights, remedies and powers of the Company, the Holders and the Trustee shall continue as though no such proceeding had been instituted.

Section 6.05 Application of Monies Collected by Trustee. Any monies collected by the Trustee pursuant to this Article VI with respect to the Notes shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

First, to the payment of all amounts due the Trustee under Section 7.06;

Second, in case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of interest on, and any cash for any fractional shares due upon conversion of, the Notes in default in the order of the date due of the payments of such interest and cash for any fractional shares due upon conversion, as the case may be, with interest (to the extent that such interest has been collected by the Trustee) upon such overdue payments at the rate borne by the Notes at such time, such payments to be made ratably to the Persons entitled thereto;

Third, in case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount (including, if applicable, the payment of the Redemption Price, Fundamental Change Repurchase Price, any Additional Amounts and any cash for any fractional shares due upon conversion) then owing and unpaid upon the Notes for principal and interest, if any, with interest on the overdue principal and, to the extent that such interest has been collected by the Trustee, upon overdue installments of interest at the rate borne by the Notes at such time, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal (including, if applicable, the Fundamental Change Repurchase Price and the cash for any fractional shares due upon conversion), any Additional Amounts, and interest without preference or priority of principal over interest, or of interest over principal or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal (including, if applicable, the Redemption Price, Fundamental Change Repurchase Price and any cash due for any fractional shares upon conversion), any Additional Amounts and accrued and unpaid interest; and

Fourth, to the payment of the remainder, if any, to the Company.

Section 6.06 Proceedings by Holders. Except to enforce the right to receive payment of principal (including, if applicable, the Redemption Price, any Additional Amounts, or the Fundamental Change Repurchase Price) or interest when due, or the right to receive payment or delivery of the consideration due upon conversion, no Holder shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture or the Notes, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy with respect to this Indenture or the Notes, unless:

(a) such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as provided in this Indenture;

(b) Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee under this Indenture;

(c) such Holders shall have offered to the Trustee security or indemnity satisfactory to it against any loss, liability or expense to be incurred therein or thereby;

(d) the Trustee for 60 days after its receipt of such notice, written request and offer of security or indemnity shall have neglected or refused to institute any such action, suit or proceeding; and

(e) no direction that, in the opinion of the Trustee, is inconsistent with such written request shall have been given to the Trustee by the Holders of a majority of the aggregate principal amount of the Notes then outstanding within such 60-day period pursuant to Section 6.09, it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee that no one or more Holders shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner provided in this Indenture and for the equal, ratable and common benefit of all Holders (except as otherwise provided in this Indenture). For the protection and enforcement of this Section 6.06, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of this Indenture and any provision of any Note, the right of any Holder to receive payment or delivery, as the case may be, of (x) the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, (y) any Additional Amounts and accrued and unpaid interest, if any, on, and (z) the consideration due upon conversion of, such Note, on or after the respective due dates expressed or provided for in such Note or in this Indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, on or after such respective dates against the Company shall not be impaired or affected without the consent of such Holder.

Section 6.07 Proceedings by Trustee. In case of an Event of Default, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 6.08 Remedies Cumulative and Continuing. Except as provided in the last paragraph of Section 2.07, all powers and remedies given by this Article VI to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or any acquiescence therein; and, subject to the provisions of Section 6.06, every power and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

Section 6.09 Direction of Proceedings and Waiver of Defaults by Majority of Holders. The Holders of a majority of the aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes; provided, however, that (a) such direction shall not be in conflict with any rule of law or with this Indenture, and (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. The Trustee may refuse to follow any direction that it determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. The Holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 may on behalf of all of the Holders waive any past Default or Event of Default with respect to the Notes and its consequences except (i) a default in the payment of accrued and unpaid interest, if any, on, or the principal (including any Fundamental Change Repurchase Price and the Redemption Price) of, or any Additional Amounts on, the Notes when due that has not been cured pursuant to the provisions of Section 6.01, (ii) a failure by the Company to pay or deliver, as the case may be, the consideration due upon conversion of the Notes or (iii) a default in respect of a covenant or provision of this Indenture which under Article X cannot be modified or amended without the consent of each Holder of an outstanding Note affected. Upon any such waiver the Company, the Trustee and the Holders of the Notes shall be restored to their former positions and rights under this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default under this Indenture shall have been waived as permitted by this Section 6.09, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.10 Notice of Defaults. The Trustee shall, within 90 days after it receives written notice of the occurrence and continuance of a Default, send to all Holders as the names and addresses of such Holders appear upon the Note Register, or including by electronic means to the Depositary in the case of Global Notes, notice of all such Defaults, unless such Defaults shall have been cured or waived before the giving of such notice; provided that, except in the case of a Default in the payment of the principal of (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable), any Additional Amounts or accrued and unpaid interest on, any of the Notes or a Default in the payment or delivery of the consideration due upon conversion, the Trustee shall be protected in withholding such notice if and so long as it in good faith determines that the withholding of such notice is in the interests of the Holders.

Section 6.11 Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 6.11 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Notes at the time outstanding determined in accordance with Section 8.04, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or accrued and unpaid interest, if any, on any Note (including, but not limited to, the Redemption Price and Fundamental Change Repurchase Price, if applicable, with respect to the Notes being repurchased as provided in this Indenture) and any Additional Amounts on or after the due date expressed or provided for in such Note or to any suit for the enforcement of the right to convert any Note in accordance with the provisions of Article XIII.

ARTICLE VII

CONCERNING THE TRUSTEE

Section 7.01 Duties and Responsibilities of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(a) Prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default that may have occurred:

(i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) (in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions that by any provisions of this Indenture are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein).

(b) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

(i) This paragraph does not limit the effect of Section 7.01(a);

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority of the aggregate principal amount of the Notes at the time outstanding determined as provided in Section 8.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

(c) whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section 7.01;

(d) the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any co-Note Registrar with respect to the Notes;

(e) if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred;

(f) in the absence of written investment direction from the Company, all cash received by the Trustee shall be placed in a non-interest bearing trust account, and in no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon or for losses incurred as a result of the liquidation of any such investment prior to its maturity date or the failure of the party directing such investments prior to its maturity date or the failure of the party directing such investment to provide timely written investment direction, and the Trustee shall have no obligation to invest or reinvest any amounts held under this Indenture in the absence of such written investment direction from the Company;

(g) in the absence of bad faith, gross negligence or willful misconduct on the part of the Trustee, the Trustee shall not be responsible for the application of any money by any Paying Agent other than the Trustee;

(h) the Trustee shall not be obliged to monitor whether any event has occurred that may require any adjustment of the Conversion Rate and shall assume, in good faith, that none has occurred until it has actual knowledge to the contrary and will not be responsible to Holders or any other person for any loss arising from any failure by it to do so or any adjustment or lack of adjustment of the Conversion Rate; and

(i) in the event that the Trustee is also acting as Note Registrar, Paying Agent, Conversion Agent or transfer agent under this Indenture, the rights and protections afforded to the Trustee pursuant to this Article VII shall also be afforded to such Note Registrar, Paying Agent, Conversion Agent or transfer agent.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.

Section 7.02 Reliance on Documents, Opinions, Etc. Except as otherwise provided in Section 7.01:

(a) the Trustee may conclusively rely and shall be fully protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, note, coupon or other paper or document (whether in its original or facsimile form) believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

(b) any request, direction, order or demand of the Company mentioned in this Indenture shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof be specifically prescribed in this Indenture); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

(c) the Trustee may consult with counsel of its selection and require an Opinion of Counsel and any advice of such counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it under this Indenture in good faith and in accordance with such advice or Opinion of Counsel;

(d) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the reasonable expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation;

(e) the Trustee may execute any of the trusts or powers under this Indenture or perform any duties under this Indenture either directly or by or through agents, custodians, nominees or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, custodian, nominee or attorney appointed by it with due care under this Indenture; and

(f) the permissive rights of the Trustee enumerated in this Indenture shall not be construed as duties;

(g) in no event shall the Trustee be liable for any special, indirect, consequential or punitive loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(h) the Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes, unless written notice of such Default or Event of Default shall have been given to a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee by the Company or by any Holder of the Notes, and such notice references the Notes and the Indenture;

(i) the Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care;

(j) the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder;

(k) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder and each any Paying Agent, Conversion Agent or Note Registrar employed to act hereunder;

(l) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(m) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture (including upon the occurrence and during the continuance of an Event of Default), unless such Holders shall have offered to the Trustee indemnity or security satisfactory to the Trustee against any loss, expenses and liabilities which may be incurred therein or thereby; and

(n) the Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

Section 7.03 No Responsibility for Recitals, Etc. The recitals contained in this Indenture and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture and the Trustee shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Notes.

Section 7.04 Trustee, Paying Agents, Conversion Agents or Note Registrar May Own Notes. The Trustee, any Paying Agent, any Conversion Agent or Note Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee, Paying Agent, Conversion Agent or Note Registrar.

Section 7.05 Monies and Property to Be Held in Trust. All monies and any property received by the Trustee or the Conversion Agent, as applicable, shall, until used or applied as provided in this Indenture, be held in trust for the purposes for which they were received. Money and property held by the Trustee in trust under this Indenture need not be segregated from other funds or property except to the extent required by law. The Trustee or the Conversion Agent, as applicable, shall be under no liability for interest on any money or property received by it under this Indenture except as may be agreed from time to time by the Company and the Trustee or the Conversion Agent, as applicable.

Section 7.06 Compensation and Expenses of Trustee. The Company covenants and agrees to pay to the Trustee, in any capacity under this Indenture, from time to time, and the Trustee shall be entitled to, such compensation for all services rendered by it under this Indenture in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to in writing between the Trustee and the Company, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture in any capacity thereunder (including the reasonable compensation and the expenses and disbursements of its agents and counsel and of all Persons not regularly in its employ as well as any notarial fees relating to the granting of any Spanish Public Document) except any such expense, disbursement or advance as shall have been caused by its own gross negligence or willful misconduct, as determined by a final non-appealable order of a court of competent jurisdiction. The Company also covenants to indemnify the Trustee in any capacity under this Indenture and any other document or transaction entered into in connection herewith and its officers, directors, employees and agents and any authenticating agent for, and to hold them harmless from and against, any loss, claim, damage, liability or expense incurred without gross negligence or willful misconduct on the part of the Trustee, its officers, directors, agents or employees, or such agent or authenticating agent, as the case may be, (such gross negligence or willful misconduct to be determined by a final, non-appealable decision of a court of competent jurisdiction), and arising out of or in connection with the acceptance or administration of this Indenture or in any other capacity under this Indenture, including the costs and expenses of defending themselves against any claim (whether asserted by the Company, a Holder or any other Person) of liability in the premises. The obligations of the Company under this Section 7.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by the Trustee, except, subject to the effect of Section 6.05, funds or property held in trust herewith for the benefit of the Holders of particular Notes. The Trustee’s right to receive payment of any amounts due under this Section 7.06 shall not be subordinate to any other liability or indebtedness of the Company. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The obligation of the Company under this Section 7.06 shall survive the satisfaction and discharge of this Indenture and the earlier resignation or removal of the Trustee. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The indemnification provided in this Section 7.06 shall extend to the officers, directors, agents and employees of the Trustee.

Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 6.01(h) or Section 6.01(i) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

Section 7.07 Officer’s Certificate as Evidence. Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action under this Indenture, such matter (unless other evidence in respect thereof be specifically prescribed in this Indenture) may, in the absence of bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee, and such Officer’s Certificate, in the absence of bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.

Section 7.08 Eligibility of Trustee. There shall at all times be a Trustee under this Indenture which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 7.09 Resignation or Removal of Trustee. (a) The Trustee may at any time resign by giving written notice of such resignation to the Company and the Holders. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the sending of such notice of resignation to the Company and the Holders, the resigning Trustee may, upon ten Business Days’ notice to the Company and the Holders, petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor trustee, or any Holder who has been a bona fide holder of a Note or Notes for at least six months (or since the date of this Indenture) may, subject to the provisions of Section 6.11, on behalf of himself or herself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b) In case at any time any of the following shall occur:

(i) the Trustee shall cease to be eligible in accordance with the provisions of Section 7.08 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(ii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in either case, the Company may by a Board Resolution remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.11, any Holder who has been a bona fide holder of a Note or Notes for at least six months (or since the date of this Indenture) may, on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c) The Holders of a majority in aggregate principal amount of the Notes at the time outstanding, as determined in accordance with Section 8.04, may upon 30 days’ notice remove the Trustee and nominate a successor trustee that shall be deemed appointed as successor trustee unless within ten days after notice to the Company of such nomination the Company objects thereto, in which case the Trustee so removed or any Holder, upon the terms and conditions and otherwise as in Section 7.09(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

(d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 7.09 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.10.

Section 7.10 Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 7.09 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment under this Indenture, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor under this Indenture, with like effect as if originally named as Trustee in this Indenture; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by such trustee as such, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 7.06.

No successor trustee shall accept appointment as provided in this Section 7.10 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 7.08.

Upon acceptance of appointment by a successor trustee as provided in this Section 7.10, each of the Company and the successor trustee, at the written direction and at the expense of the Company, shall send notice of the succession of such trustee under this Indenture to the Holders. If the Company fails to send such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be transmitted at the expense of the Company.

Section 7.11 Succession by Merger, Etc. Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of this Indenture), shall be the successor to the Trustee under this Indenture without the execution or filing of any paper or any further act on the part of any of the parties to this Indenture; provided that in the case of any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee such corporation or other entity shall be eligible under the provisions of Section 7.08.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or an authenticating agent appointed by such successor trustee may authenticate such Notes either in the name of any predecessor trustee under this Indenture or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor trustee or to authenticate Notes in the name of any predecessor trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 7.12 Trustee’s Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the Holders of the Notes under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer that the Company has indicated to the Trustee should receive such application actually receives such application, unless any such officer shall have consented in writing to any earlier date), unless, prior to taking any such action (or the effective date in the case of any omission), the Trustee shall have received written instructions in accordance with this Indenture in response to such application specifying the action to be taken or omitted.

ARTICLE VIII

CONCERNING THE HOLDERS

Section 8.01 Action by Holders. Whenever in this Indenture it is provided that the Holders of a specified percentage of the aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, or (b) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Article IX, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders. Whenever the Company or the Trustee solicits the taking of any action by the Holders of the Notes, the Company or the Trustee may fix, but shall not be required to, in advance of such solicitation, a date as the record date for determining Holders entitled to take such action. The record date if one is selected shall be not more than fifteen days prior to the date of commencement of solicitation of such action.

Section 8.02 Proof of Execution by Holders. Subject to the provisions of Section 7.01, Section 7.02 and Section 9.05, proof of the execution of any instrument by a Holder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be reasonably satisfactory to the Trustee. The holding of Notes shall be proved by the Note Register or by a certificate of the Note Registrar. The record of any Holders’ meeting shall be proved in the manner provided in Section 9.06.

Section 8.03 Who Are Deemed Absolute Owners. The Company, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent and any Note Registrar shall deem the Person in whose name a Note shall be registered upon the Note Register to be, and shall treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note Registrar) for the purpose of receiving payment of or on account of the principal (including any Redemption Price and any Fundamental Change Repurchase Price) of and (subject to Section 2.03) accrued and unpaid interest on such Note, for conversion of such Note and for all other purposes under this Indenture; and neither the Company nor the Trustee nor any Paying Agent nor any Conversion Agent nor any Note Registrar shall be affected by any notice to the contrary. The sole registered holder of a Global Note shall be the Depositary or its nominee. All such payments or deliveries so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sums or shares of Common Stock so paid or delivered, effectual to satisfy and discharge the liability for monies payable or shares deliverable upon any such Note. Notwithstanding anything to the contrary in this Indenture or the Notes following an Event of Default, any owner of a beneficial interest in a Global Note may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other Person, such owner’s right to exchange such beneficial interest for a Note in certificated form in accordance with the provisions of this Indenture.

Section 8.04 Company-Owned Notes Disregarded. In determining whether the Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes that are owned by the Company, by any Subsidiary thereof or by any Affiliate of the Company or any Subsidiary thereof shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Notes that a Responsible Officer has received written notice as being so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section 8.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to so act with respect to such Notes and that the pledgee is not the Company, a Subsidiary thereof or an Affiliate of the Company or a Subsidiary thereof. In the case of a dispute as to such right, any decision or indecision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officer’s Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to Section 7.01, the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

Section 8.05 Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the Holders of the percentage of the aggregate principal amount of the Notes specified in this Indenture in connection with such action, any Holder of a Note that is shown by the evidence to be included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange or substitution therefor or upon registration of transfer thereof, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor or upon registration of transfer thereof.

ARTICLE IX

HOLDERS’ MEETINGS

Section 9.01 Purpose of Meetings. A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article IX for any of the following purposes:

(a) to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any Default or Event of Default under this Indenture (in each case, as permitted under this Indenture) and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article VI;

(b) to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article VII;

(c) to consent to the execution of an indenture or indentures supplemental to this Indenture pursuant to the provisions of Section 10.02; or

(d) to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture or under applicable law.

Section 9.02 Call of Meetings by Trustee. The Trustee may at any time call a meeting of Holders to take any action specified in Section 9.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 8.01, shall be sent to Holders of such Notes. Such notice shall also be sent to the Company. Such notices shall be sent not less than 20 nor more than 90 days prior to the date fixed for the meeting.

Any meeting of Holders shall be valid without notice if the Holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the Holders of all Notes then outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Section 9.03 Call of Meetings by Company or Holders. In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% of the aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have sent the notice of such meeting within 20 days after receipt of such request, then the Company or such Holders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 9.01, by sending notice thereof as provided in Section 9.02.

Section 9.04 Qualifications for Voting. To be entitled to vote at any meeting of Holders a Person shall (a) be a Holder of one or more Notes on the record date pertaining to such meeting or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more Notes on the record date pertaining to such meeting. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 9.05 Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 9.03, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in aggregate principal amount of the Notes represented at the meeting and entitled to vote at the meeting.

Subject to the provisions of Section 8.04, at any meeting of Holders each Holder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him or her; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by it or instruments in writing as aforesaid duly designating it as the proxy to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section 9.02 or Section 9.03 may be adjourned from time to time by the Holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Section 9.06 Voting. The vote upon any resolution submitted to any meeting of Holders shall be by written ballot on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the outstanding aggregate principal amount of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was sent as provided in Section 9.02. The record shall show the aggregate principal amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 9.07 No Delay of Rights by Meeting. Nothing contained in this Article IX shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred under this Indenture to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Notes. Nothing contained in this Article IX shall be deemed or construed to limit any Holder’s actions pursuant to the applicable procedures of the Depositary so long as the Notes are Global Notes.

ARTICLE X

SUPPLEMENTAL INDENTURES

Section 10.01 Supplemental Indentures Without Consent of Holders. The Company, when authorized by the resolutions of the Board of Directors and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental to this Indenture (including the form of agreements attached hereto as exhibits) for one or more of the following purposes:

(a) to cure any ambiguity, omission, defect or inconsistency that is not materially adverse to Holders;

(b) to provide for the assumption by a Successor Company of the obligations of the Company under this Indenture pursuant to Article XI;

(c) to add guarantees with respect to the Notes or to release any Guarantor’s Guarantee to the extent permitted under this Indenture;

(d) to secure the Notes;

(e) to add to the covenants or Events of Default of the Company for the benefit of the Holders or surrender any right or power conferred upon the Company under this Indenture;

(f) to make any change that does not adversely affect the rights of any Holder in any material respect;

(g) to increase the Conversion Rate as provided in this Indenture;

(h) to provide for the acceptance of appointment by a successor trustee pursuant to Section 7.09 or to facilitate the administration of the trusts under this Indenture by more than one trustee;

(i) in connection with any Common Stock Change Event, provide that the Notes are convertible into Reference Property, subject to the provisions of Section 13.02, and make such related changes to the terms of the Notes to the extent expressly required or permitted by Article XIII;

(j) comply with any requirement of the Commission in connection with any qualification of this Indenture or any supplemental indenture under the Trust Indenture Act; or

(k) to provide for the issuance of additional Notes in accordance with Section 2.11.

Upon the written request of the Company, the Trustee is hereby authorized to, and shall join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained, except that the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise. The Trustee shall be entitled to receive, and shall be fully protected in conclusively relying upon without liability and without any obligation, an Opinion of Counsel and an Officer’s Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Section 10.01 is authorized or permitted by this Indenture and all conditions precedent thereto have been complied with. Such Officer’s Certificate or Opinion of Counsel, as applicable, shall be at the expense of the Company.

Any supplemental indenture authorized by the provisions of this Section 10.01 may be executed by the Company and the Trustee without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 10.02.

Section 10.02 Supplemental Indentures with Consent of Holders. With the consent (evidenced as provided in Article VIII) of the Holders of at least a majority of the aggregate principal amount of the Notes then outstanding (determined in accordance with Article VIII and including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes), the Company, when authorized by the resolutions of the Board of Directors and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental to this Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture (including the form of agreements attached hereto as exhibits) or any supplemental indenture or of modifying in any manner the rights of the Holders; provided, however, that, without the consent of each Holder of an outstanding Note affected, no such supplemental indenture shall:

(a) reduce the amount of Notes whose Holders must consent to an amendment;

(b) reduce the rate of or extend the stated time for payment of interest on any Note or any Additional Amounts;

(c) reduce the principal of or extend the Maturity Date of any Note;

(d) make any change that adversely affects the conversion rights of any Notes;

(e) reduce the Redemption Price or the Fundamental Change Repurchase Price of any Note or amend or modify in any manner adverse to the Holders the Company’s obligation to make such payment, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(f) make any Note payable in a currency or at a place of payment other than that stated in the Note;

(g) change the ranking of the Notes;

(h) impair the right of any Holder to institute suit for the enforcement of its right to receive payment of principal and interest on such Holder’s Notes on or after the due dates therefor; or

(i) make any change in this Article X that requires each Holder’s consent or in the waiver provisions in Section 6.02 or Section 6.09.

Upon the written request of the Company, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid and subject to Section 10.05, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture. The Trustee shall be entitled to receive, and shall be fully protected in conclusively relying upon without liability and without any obligation, an Opinion of Counsel and an Officer’s Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Section 10.02 is authorized or permitted by this Indenture and all conditions precedent thereto have been complied with. Such Officer’s Certificate or Opinion of Counsel, as applicable, shall be at the expense of the Company.

Holders do not need under this Section 10.02 to approve the particular form of any proposed supplemental indenture. It shall be sufficient if such Holders approve the substance thereof. After any such supplemental indenture becomes effective, the Company shall deliver to the Holders a notice briefly describing such supplemental indenture. However, the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the supplemental indenture.

Section 10.03 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture pursuant to the provisions of this Article X, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders shall thereafter be determined, exercised and enforced under this Indenture subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 10.04 Notation on Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article X may, at the Company’s expense, bear an appropriate notation as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Company’s expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 17.10) upon receipt of a Company Order and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.

Section 10.05 Evidence of Compliance of Supplemental Indenture to Be Furnished Trustee. In addition to the documents required by Section 17.05, the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant to this Indenture complies with the requirements of this Article X and is permitted or authorized by this Indenture.

ARTICLE XI

CONSOLIDATION, MERGER, SALE AND LEASE

Section 11.01 Company May Consolidate, Etc. on Certain Terms. Subject to the provisions of Section 11.02, the Company shall not consolidate with, merge with or into, or (whether directly or indirectly through one or more subsidiaries) sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the consolidated assets of it and its Subsidiaries, taken as a whole to another Person, unless:

(a) the resulting, surviving or transferee Person (the “Successor Company”), if not the Company, shall be a corporation organized and existing under the laws of any OECD member countries, and the Successor Company (if not the Company) shall expressly assume, by supplemental indenture all of the obligations of the Company under the Notes and this Indenture; and

(b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Indenture.

Section 11.02 Successor Corporation to Be Substituted. In case of any such consolidation, merger, sale, transfer or lease and upon the assumption by the Successor Company, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and any Additional Amounts or accrued and unpaid interest on all of the Notes, the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such Successor Company (if not the Company) shall succeed to and, except in the case of a lease of all or substantially all of the Company’s properties and assets, shall be substituted for the Company, with the same effect as if it had been named in this Indenture as the party of the first part. Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable under this Indenture which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the Officers of the Company to the Trustee for authentication, and any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution of this Indenture. In the event of any such consolidation, merger, sale or transfer (but not in the case of a lease), upon compliance with this Article XI the Person named as the “Company” in the first paragraph of this

Indenture (or any successor that shall thereafter have become such in the manner prescribed in this Article XI) may be dissolved, wound up and liquidated at any time thereafter and, except in the case of any such lease, such Person shall be released from its liabilities as obligor and maker of the Notes and discharged from its obligations under this Indenture and the Notes.

In case of any such consolidation, merger, sale, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Section 11.03 Opinion of Counsel to Be Given to Trustee. No such consolidation, merger, sale, transfer or lease shall be effective unless the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, transfer or lease and any such assumption and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the provisions of this Article XI and such supplemental indenture is the valid, binding and enforceable obligation of the Successor Company.

ARTICLE XII

IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

Section 12.01 Indenture and Notes Solely Corporate Obligations. No recourse for the payment of the principal of or accrued and unpaid interest on any Note, nor the delivery of Common Stock upon conversion of any Note, nor for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Note, nor because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, Officer or director or Subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.

ARTICLE XIII

CONVERSION OF NOTES

Section 13.01 Conversion Privilege. Subject to and upon compliance with the provisions of this Article XIII (including the ownership limitations set forth in Section 13.12), each Holder shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Note at any time prior to the close of business on the second Business Day immediately preceding the Maturity Date at an initial conversion rate of 176.3668 shares of Common Stock (subject to adjustment as provided in this Article XIII, the “Conversion Rate”) per $1,000 principal amount of Notes (subject to, and in accordance with, the settlement provisions of Section 13.02, the “Conversion Obligation”).

Section 13.02 Conversion Procedure; Settlement Upon Conversion.

(a) Upon conversion of any Note, the Company shall deliver to the converting Holder, in respect of each $1,000 principal amount of Notes being converted, a number of shares of Common Stock equal to the Conversion Rate in effect immediately after the close of business on the Conversion Date for such conversion, together with a cash payment, if applicable, in lieu of delivering any fractional share of Common Stock in accordance with subsection (j) of this Section 13.02, on the second Business Day immediately following such Conversion Date and register such shares of Common Stock in the name of such converting Holder (or such person as such converting Holder may nominate in accordance with Section 13.02(b)) in the Company’s register.

(b) Subject to Section 13.02(e), before any Holder shall be entitled to convert a Note as set forth above, in addition to any certificates that may be required to be delivered pursuant to Section 13.12, such Holder shall (i) in the case of a Global Note, comply with the procedures of the Depositary in effect at that time and, if required, pay funds equal to the interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 13.02(h) and (ii) in the case of a Physical Note (1) complete, manually sign and deliver an irrevocable notice to the Conversion Agent as set forth in the Form of Notice of Conversion (or a facsimile thereof) (a “Notice of Conversion”) at the office of the Conversion Agent and state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for the shares of Common Stock to be delivered upon settlement of the Conversion Obligation to be registered, (2) surrender such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, (3) if required, furnish appropriate endorsements and transfer documents and such information or documentation necessary to fulfill any anti-money laundering and/or “know your customer” requirements prescribed by applicable law and (4) if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 13.02(h). The Trustee (and, if different, the Conversion Agent) shall notify the Company of receipt of any Notice of Conversion, receipt of any Notes from Holders and receipt of any payment of interest from a Holder pursuant to this Article XIII on the Conversion Date for such conversion. No Notice of Conversion with respect to any Notes may be surrendered by a Holder thereof if such Holder has also delivered a Fundamental Change Repurchase Notice to the Company in respect of such Notes and has not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 14.02.

If more than one Note shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(c) A Note shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in subsection (a) above. The Company shall issue or cause to be issued, and deliver to the Transfer Agent or to such Holder, or such Holder’s nominee or nominees, certificates (or, if the Note to be converted is a Global Note, a book-entry transfer through the Depositary) for the full number of shares of Common Stock to which such Holder shall be entitled in satisfaction of the Company’s Conversion Obligation.

(d) In case any Physical Note shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Note so surrendered a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note, without payment of any service charge by the converting Holder but, if required by the Company or Trustee, with payment of a sum sufficient to cover any documentary, stamp or similar issue or transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such conversion being different from the name of the Holder of the old Notes surrendered for such conversion.

(e) If a Holder submits a Note for conversion, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of Common Stock upon conversion, unless the tax is due because the Holder requests such shares to be issued in a name other than the Holder’s name, in which case the Holder shall pay that tax. The Company may refuse to issue the shares of Common Stock in a name other than the Holder’s name and the Transfer Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Trustee receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence.

(f) Except as provided in Section 13.04, no adjustment shall be made for dividends on shares of Common Stock issued upon the conversion of any Note as provided in this Article XIII.

(g) Upon the conversion of an interest in a Global Note, the Trustee shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.

(h) Upon conversion, a Holder shall not receive any separate cash payment for accrued and unpaid interest, if any, except as set forth below. The Company’s settlement of the full Conversion Obligation shall be deemed to satisfy in full its obligation to pay the principal amount of the Note and accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date. As a result, accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date shall be deemed to be paid in full rather than canceled, extinguished or forfeited. Notwithstanding the foregoing, if Notes are converted after the close of business on a Regular Record Date, Holders of such Notes as of the close of business on such Regular Record Date will receive the full amount of interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. Notes surrendered for conversion during the period from the close of business on any Regular Record Date to the open of business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable on the Notes so converted; provided that no such payment shall be required (1) for conversions whose Conversion Date occurs after the Regular Record Date immediately preceding the Maturity Date; (2) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the Business Day immediately after the corresponding Interest Payment Date; (3) if the Company has specified a Redemption Date that is after a Regular Record Date and on or prior to the Business Day immediately after the corresponding Interest Payment Date or (4) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Note. Therefore, for the avoidance of doubt, all Holders of record as of the close of business on the Regular Record Date immediately preceding the Maturity Date, or immediately preceding any Fundamental Change Repurchase Date or Redemption Date, each as described in the immediately preceding sentence, shall receive the full interest payment due on the Maturity Date or other applicable Interest Payment Date regardless of whether their Notes have been converted following such Regular Record Date.

(i) Subject to Section 13.12, the Person in whose name the shares of Common Stock issued upon conversion is registered in the Company’s register shall be deemed to become a stockholder of record as of the close of business on the relevant Conversion Date. Upon a conversion of Notes, such Person shall no longer be a Holder of such Notes surrendered for conversion.

(j) The Company shall not issue any fractional share of Common Stock upon conversion of the Notes and shall instead pay cash in lieu of delivering any fractional share of Common Stock issuable upon conversion based on the Last Reported Sale Price of the Common Stock on the relevant Conversion Date.

Section 13.03 Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Changes or Redemption Period.

(a) If the Effective Date of a Make-Whole Fundamental Change occurs prior to the Maturity Date and a Holder elects to convert its Notes in connection with such Make-Whole Fundamental Change, the Company shall, under the circumstances described below, increase the Conversion Rate for the Notes so surrendered for conversion by a number of additional shares of Common Stock (the “Additional Shares”), as described below. A conversion of Notes shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the Conversion Date of such conversion occurs during the period from, and including, the Effective Date of the Make-Whole Fundamental Change to, and including, the Business Day immediately prior to the related Fundamental Change Repurchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in clause (b) of the definition thereof, to, and including, the 35th Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change). To avoid doubt, if the Company elects to redeem less than all of the outstanding Notes, then Holders of the Notes not called for Redemption will not be entitled to an increased Conversion Rate for such Notes as described in this Section on account of the Redemption.

For the avoidance of doubt, upon conversion of Notes in connection with a Make-Whole Fundamental Change, the Company shall deliver shares of the Common Stock, including the Additional Shares, in accordance with Section 13.02, subject to the provisions set forth in Section 13.07. If the consideration for Common Stock in any Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change is composed entirely of cash, then for any conversion of Notes with a Conversion Date on or after the Effective Date of such Make-Whole Fundamental Change, the Conversion Obligation shall be calculated based solely on the Stock Price for the transaction and shall be deemed to be an amount of cash per $1,000 principal amount of converted Notes equal to the Conversion Rate (including any adjustment for Additional Shares), multiplied by such Stock Price. The Company shall notify the Holders of the Effective Date of any Make-Whole Fundamental Change no later than five Business Days after such Effective Date.

(b) The number of Additional Shares, if any, by which the Conversion Rate shall be increased shall be determined by reference to the table below, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) and the price paid (or deemed to be paid) per Common Stock and the Stock Price for such Make-Whole Fundamental Change. If the holders of the Common Stock receive in exchange for their Common Stock only cash in a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices of the Common Stock over the five Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make-Whole Fundamental Change. The Company shall make appropriate adjustments to the Stock Price, in its good faith determination, to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, Effective Date or expiration date of the event occurs during such 10 consecutive Trading Day period.

(c) The Stock Prices set forth in the column headings of the table below shall be adjusted as of any date on which the Conversion Rate of the Notes is otherwise adjusted. The adjusted Stock Prices shall equal the Stock Prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in the table below shall be adjusted in the same manner and at the same time as the Conversion Rate as set forth in Section 13.04.

(d) The following table sets forth the number of Additional Shares by which the Conversion Rate shall be increased per $1,000 principal amount of Notes pursuant to this Section 13.03 for each Stock Price and Effective Date set forth below:

	$4.45	$5.00	$5.67	$6.50	$7.37	$8.50	$10.00	$15.00	$25.00	$40.00
5/26/21	48.3523	48.3523	47.5695	37.3692	29.7247	22.7159	16.4949	6.7697	1.4345	0.0000
5/15/22	48.3523	48.3523	45.4566	35.1026	27.4701	20.5961	14.6277	5.6795	1.0761	0.0000
5/15/23	48.3523	48.3523	42.0339	31.5715	24.0461	17.4642	11.9667	4.2595	0.6773	0.0000
5/15/24	48.3523	48.3523	36.4595	26.0017	18.8065	12.8521	8.2191	2.5320	0.3000	0.0000
5/15/25	48.3523	40.1389	26.8955	16.7151	10.4230	5.9184	3.0743	0.7232	0.0344	0.0000
5/15/26	48.3523	23.6332	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact Stock Price and Effective Date may not be set forth in the table above, in which case:

(i) if the Stock Price is between two Stock Prices in the table above or the Effective Date is between two dates in the table above, the number of Additional Shares by which the Conversion Rate shall be increased shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later dates in the table above, as applicable, based on a 365- or 366-day year, as applicable;

(ii) if the Stock Price is greater than $40.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (c) above), no Additional Shares shall be added to the Conversion Rate; and

(iii) if the Stock Price is less than $4.45 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (c) above), no Additional Shares shall be added to the Conversion Rate.

Notwithstanding the foregoing, in no event shall the Conversion Rate per $1,000 principal amount of Notes exceed 224.7191 shares of Common Stock, subject to adjustment in the same manner as the Conversion Rate pursuant to Section 13.04. For the avoidance of doubt, with respect to a conversion in connection with a Make-Whole Fundamental Change, if a Holder converts any or all of its Notes prior to an Effective Date, then, whether or not the Make-Whole Fundamental Change occurs, such Holder will not be entitled to an increased Conversion Rate for such converted Notes in connection with such transaction.

(e) Nothing in this Section 13.03 shall prevent an adjustment to the Conversion Rate pursuant to Section 13.04 in respect of a Make-Whole Fundamental Change.

Section 13.04 Payment of Redemption Make-Whole Amount to Notes Surrendered in Connection with Optional Redemption. Upon any conversion of Notes subject to redemption during the applicable Redemption Period, the Company will, in addition to the other consideration payable or deliverable in connection with such conversion, calculate and make an interest make-whole payment to the converting Holder equal to the aggregate dollar value of all interest that would have been paid on the Notes to be converted had such Notes remained outstanding from the date the applicable Redemption Notice is delivered to Holders through the Maturity Date (the “Redemption Make-Whole Amount”). The Company may irrevocably elect in the applicable Redemption Notice to pay the Redemption Make-Whole Amount in cash or by delivery of a number of shares of Common Stock equal to (a) the Redemption Make-Whole Amount divided by (b) the five Trading Day VWAP with regard to the Common Stock during the five Trading Day period beginning on the Trading Day immediately following the delivery of the Redemption Notice.

Section 13.05 Adjustment of Conversion Rate. The Conversion Rate shall be adjusted as set forth below, except that the Company shall not make any adjustments to the Conversion Rate if Holders participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer, in each case, that would result in an adjustment to the Conversion Rate pursuant to Section 13.04(a) or Section 13.04(e) below), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Notes, in any of the transactions described in this Section 13.04, without having to convert their Notes, as if they held a number of shares of Common Stock equal to the Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.

(a) If the Company exclusively issues shares of Common Stock as a dividend or distribution on shares of the Common Stock, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 x	OS1

OS0

where,

CR0 = the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as applicable;

CR1 = the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date or Effective Date, as applicable;

OS0 = the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date, as applicable; and

OS1 = the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination, as applicable.

Any adjustment made under this Section 13.04(a) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the Effective Date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 13.04(a) is declared but not so paid or made, or any share split or combination of the type described in this Section 13.04(a) is announced but the outstanding shares of Common Stock are not split or combined, as the case may be, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, or not to split or combine the outstanding shares of Common Stock, as the case may be, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared or such share split or combination had not been announced.

(b) If the Company issues to all or substantially all holders of the Common Stock any rights, options or warrants (other than pursuant to a stockholders rights plan) entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of the Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x	OS0 + X

OS0 + Y

where,

CR0 = the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such issuance;

CR1 = the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

OS0 = the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date;

X = the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y = the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 13.04(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the Ex-Dividend Date for such issuance. To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of the Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued or if no such right, option or warrant is exercised prior to its expiration, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such Record Date for such issuance had not occurred.

For purposes of this Section 13.04(b), in determining whether any rights, options or warrants entitle the holders of Common Stock to subscribe for or purchase shares of the Common Stock at less than such average of the Last Reported Sale Prices of the Common Stock for the applicable 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c) If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Capital Stock or other securities of the Company, to all or substantially all holders of the Common Stock, excluding (i) dividends, distributions or issuances as to which an adjustment is required (or would be required, disregarding the Deferral Exception) pursuant to Section 13.04(a) or Section 13.04(b), (ii) rights issued pursuant to a stockholders right plan, except as set forth in Section 13.10, (iii) dividends or distributions paid exclusively in cash as to which an adjustment is required

(or would be required, disregarding the Deferral Exception) pursuant to Section 13.04(d), (iv) distributions of Reference Property in a Common Stock Change Event, as to which the provisions set forth in Section 13.07(a) shall apply and (v) Spin-Offs as to which the provisions set forth below in this Section 13.04(c) shall apply (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x	SP0

SP0 - FMV

where,

CR0 = the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR1 = the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such distribution;

SP0 = the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV = the fair market value (as determined by the Board of Directors), as of the Record Date for such distribution, of the Distributed Property distributed with respect to each outstanding share of the Common Stock.

Any increase made under the portion of this Section 13.04(c) above shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, as of the date the Board of Directors determines not to pay or make such distribution, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), then, in lieu of the foregoing increase, each Holder shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Common Stock, the amount and kind of Distributed Property such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Record Date for the distribution. If the Board of Directors determines the “FMV” (as defined above) of any distribution for purposes of this Section 13.04(c) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

With respect to an adjustment pursuant to this Section 13.04(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x	FMV0 + MP0

MP0

where,

CR0 = the Conversion Rate in effect immediately prior to the close of business on the last Trading Day of the Spin-Off Valuation Period;

CR1 = the Conversion Rate in effect immediately after the close of business on the last Trading Day of the Spin-Off Valuation Period;

FMV0 = the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock (determined by reference to the definition of Last Reported Sale Price as set forth in Section 1.01 as if references therein to Common Stock were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Spin-Off Valuation Period”); and

MP0 = the average of the Last Reported Sale Prices of the Common Stock over the Spin-Off Valuation Period.

The adjustment to the Conversion Rate under the preceding paragraph shall occur on the last Trading Day of the Spin-Off Valuation Period; provided that in respect of any conversion of Notes with a Conversion Date occurring during the Spin-Off Valuation Period, references in the portion of this Section 13.04(c) related to Spin-Offs with respect to 10 Trading Days shall be deemed to be replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date of such Spin-Off to, and including, such Conversion Date in determining the Conversion Rate applicable to such conversion. If such Spin-Off does not occur, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such distribution had not been declared, effective as of the date on which the Board of Directors determines not to consummate such Spin-Off.

(d) If any cash dividend or distribution is made to all or substantially all holders of the Common Stock, the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 x	SP0

SP0 - C

where,

CR0 = the Conversion Rate in effect immediately prior to the open of business on the Ex- Dividend Date for such dividend or distribution;

CR1 = the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;

SP0 = the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C = the amount in cash per share the Company distributes to all or substantially all holders of the Common Stock.

Any increase pursuant to this Section 13.04(d) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), then, in lieu of the foregoing increase, each Holder shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Record Date for such cash dividend or distribution.

(e) If the Company or any of its Subsidiaries make a payment in respect of a tender or exchange offer for the Common Stock, other than an odd lot tender offer, to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period (such period, the “Tender/Exchange Offer Valuation Period”) commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x	AC + (SP1 x OS1)

OS0 x SP1

where,

CR0 = the Conversion Rate in effect immediately prior to the close of business on the last Trading Day of the Tender/Exchange Offer Valuation Period;

CR1 = the Conversion Rate in effect immediately after the close of business on the last Trading Day of the Tender/Exchange Offer Valuation Period;

AC = the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0 = the number of shares of Common Stock outstanding immediately prior to the time such tender or exchange offer expires (prior to giving effect to the purchase or exchange of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS1 = the number of shares of Common Stock outstanding immediately after the time such tender or exchange offer expires (after giving effect to the purchase or exchange of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP1 = the average of the Last Reported Sale Prices of the Common Stock over the Tender/Exchange Offer Valuation Period.

provided, however, that the Conversion Rate will in no event be adjusted down pursuant to the provisions described in this Section 13.04(e), except to the extent provided in the second immediately following paragraph.

The adjustment to the Conversion Rate pursuant to this Section 13.04(e) shall occur on the last Trading Day of the Tender/Exchange Offer Valuation Period; provided that in respect of any conversion of Notes with a conversion date occurring during the Tender/Exchange Offer Valuation Period, references in this Section 13.04(e) with respect to 10 Trading Days shall be deemed to be replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer to, and including, such Conversion Date in determining the Conversion Rate applicable to such conversion.

To the extent such tender or exchange offer is announced but not consummated (including as a result of being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of shares of Common Stock in such tender or exchange offer are rescinded, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of shares of Common Stock, if any, actually made, and not rescinded, in such tender or exchange offer.

(f) Notwithstanding this Section 13.04 or any other provision of this Indenture or the Notes, if a Conversion Rate adjustment becomes effective on any Record Date, and a Holder that has converted its Notes with a Conversion Date occurring on such Record Date would be treated as the record holder of the shares of Common Stock as of such Record Date as described under Section 13.02(i) based on such adjusted Conversion Rate, then, notwithstanding the Conversion Rate adjustment provisions in this Section 13.04, for purposes of such conversion, such Conversion Rate adjustment shall not be made. Instead, such Holder shall be treated as if such Holder were the record owner of the shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(g) Except as stated in this Indenture, the Company shall not adjust the Conversion Rate for the issuance of shares of the Common Stock or any securities convertible into or exchangeable for shares of the Common Stock or the right to purchase shares of the Common Stock or such convertible or exchangeable securities.

(h) In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 13.04, and to the extent permitted by applicable law and subject to applicable stock exchange rules, the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the Company’s best interest. In addition, to the extent permitted by applicable law and subject to applicable stock exchange rules, the Company may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with a dividend or distribution of shares of Common Stock (or rights to acquire shares of Common Stock) or similar event. Whenever the Conversion Rate is increased pursuant to either of the preceding two sentences, the Company shall send to each Holder a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(i) Notwithstanding anything to the contrary in this Article XIII, the Conversion Rate shall not be adjusted:

(i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries;

(iii) upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection and outstanding as of the date the Notes were first issued;

(iv) upon the repurchase of shares of Common Stock pursuant to an open-market share repurchase program, including pursuant to structured or derivative transactions such as accelerated share repurchase transactions or similar forward derivatives, or other buyback transaction, in each case, that is not a tender offer or exchange offer of the nature described in Section 13.04(e);

(v) solely for a change in the par value of the Common Stock; or

(vi) for accrued and unpaid interest, if any.

(j) The Company shall not adjust the Conversion Rate pursuant to clauses (a), (b), (c), (d) or (e) of this Section 13.04 unless such adjustment would result in a change of at least 1% of the then effective Conversion Rate. However, the Company shall carry forward any adjustment to the Conversion Rate that the Company would otherwise have to make and take that adjustment into account in any subsequent adjustment. Notwithstanding the foregoing, all such carried-forward adjustments shall be made with respect to the Notes (i) in connection with any subsequent adjustment to the Conversion Rate of at least 1% of the Conversion Rate (when such carried-forward adjustments are taken into account) when taken together with all prior deferred adjustments that have not yet been given effect; and (ii) (x) on the Conversion Date for any Notes, and (y) upon the occurrence of a Make-Whole Fundamental Change pursuant to Section 14.03.

(k) All calculations and other determinations under this Article XIII shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000th) of a share.

(l) Whenever the Conversion Rate is adjusted as provided in this Indenture, the Company shall promptly file with the Trustee (and the Conversion Agent if not the Trustee) an Officer’s Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officer’s Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall send such notice of such adjustment of the Conversion Rate to each Holder. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(m) For purposes of this Section 13.04, the number of shares of Common Stock at any time outstanding shall not include shares of Common Stock held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares of Common Stock issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

Section 13.06 Adjustments of Prices. Whenever any provision of this Indenture requires the Company to calculate the Last Reported Sale Prices over a span of multiple days (including to calculate the Stock Price), the Company shall make appropriate adjustments, if any, to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Record Date of the event occurs, at any time during the period when the Last Reported Sale Prices are to be calculated.

Section 13.07 Shares to Be Fully Paid. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for conversion of the Notes from time to time as such Notes are presented for conversion (assuming that at the time of computation of such number of shares, all such Notes would be converted by a single Holder).

Section 13.08 Effect of Recapitalizations, Reclassifications and Changes of the Common Stock. (a) In the case of:

(i) any recapitalization, reclassification or change of the Common Stock (other than a change in par value or changes resulting from a subdivision or combination),

(ii) any consolidation, merger or combination involving the Company,

(iii) any sale, lease or other transfer to a third-party of the consolidated assets of the Company and the Company’s Subsidiaries substantially as an entirety, or

(iv) any statutory share exchange,

in each case, as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets, including cash or any combination thereof (such transaction, a “Common Stock Change Event,” and such stock, securities, property, asset or cash, “Reference Property,” and the amount and kind of reference property that a holder of one share of Common Stock would be entitled to receive on account of such Common Stock Change Event (without giving effect to any arrangement not to issue fractional shares of securities or other property), a “Reference Property Unit”), then, notwithstanding anything to the contrary in this Indenture or the Notes, from and after the effective time of such Common Stock Change Event, (x) the Conversion Consideration due upon conversion of any Note, and the conditions to any such conversion, will be determined in the same manner as if each reference to any number of shares of Common Stock in this Article XIII (or in any related definitions) were instead a reference to the same number of Reference Property Units; (y) for purposes of Section 15.01, each reference to any number of shares of Common Stock in such Section (or in any related definitions) will instead be deemed to be a reference to the same number of Reference Property Units; and (z) for purposes of the definition of “Fundamental Change” and “Make-Whole Fundamental Change,” the term “Common Stock” and “common equity” will be deemed to mean the common equity, if any, forming part of such Reference Property. For these purposes, the Last Reported Sale Price of any Reference Property Unit or portion thereof that does not consist of a class of securities will be the fair value of such Reference Property Unit or portion thereof, as applicable, determined in good faith by the Company (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

If the Common Stock Change Event causes Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then the Reference Property into which the Notes will be convertible shall be deemed to be (x) the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election; or (y) if no holders of Common Stock affirmatively make such an election, the types and amounts of consideration actually received by the holders of Common Stock. If the holders of the Common Stock receive only cash in such Common Stock Change Event, then for all conversions for which the relevant Conversion Date occurs after the effective date of such Common Stock Change Event (A) the consideration due upon conversion of each $1,000 principal amount of Notes shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased by any Additional Shares pursuant to Section 13.03), multiplied by the price paid per share of Common Stock in such Common Stock Change Event and (B) the Company shall satisfy the Conversion Obligation by paying such cash amount to converting Holders on the second Business Day immediately following the relevant Conversion Date. The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) of such weighted average as soon as practicable after such determination is made.

At or before the effective time of such Common Stock Change Event, the Company and the resulting, surviving or transferee Person (if not the Company) of such Common Stock Change Event (the “Successor Person”) will execute and deliver to the Trustee a supplemental indenture pursuant to Section 10.01(i), which supplemental indenture will (x) provide for subsequent conversions of Notes in the manner set forth in this Section 13.07; (y) provide for subsequent adjustments to the Conversion Rate pursuant to Section 13.04 in a manner consistent with this Section 13.07 (including giving effect, in the reasonable discretion of the Company, to the Dividend Threshold in a manner that reflects the nature and value of the Reference Property Unit to preserve; and (z) contain such other provisions as the Company reasonably determines are appropriate to preserve the economic interests of the Holders and to give effect to the provisions of this Section 13.07. If the Reference Property in respect of any Common Stock Change Event includes shares of stock, other securities or other property or assets of a Person other than the Company or the Successor Person, as the case may be, in such Common Stock Change Event, then such other Person will also execute such supplemental indenture, and such supplemental indenture will contain such additional provisions to protect the interests of the Holders, including the right of Holders to require the Company to repurchase their Notes upon a Fundamental Change, as the Board of Directors reasonably considers necessary by reason of the foregoing. The Company shall not become a party to any Common Stock Change Event unless its terms are consistent with the foregoing.

(b) Notice of Common Stock Change Events. The Company will provide notice of each Common Stock Change Event to Holders no later than the effective date of such Common Stock Change Event.

(c) Compliance Covenant. The Company will not become a party to any Common Stock Change Event unless its terms are consistent with this Section 13.07.

Section 13.09 Certain Covenants.

(a) The Company covenants that all shares of Common Stock issued upon conversion of Notes will be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

(b) The Company further covenants that if at any time the Common Stock shall be listed on any national securities exchange or automated quotation system the Company will list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, any Common Stock issuable upon conversion of the Notes.

Section 13.10 Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or in this Indenture or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to (a) determine whether a supplemental indenture needs to be entered into or (b) determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 13.07 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 13.07 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in conclusively relying upon, the Officer’s Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Notes. The Trustee shall not be responsible for the Company’s failure to comply with this Article XIII. Each Conversion Agent (other than the Company or an Affiliate of the Company) shall have the same protection under this Section 13.09 as the Trustee.

Section 13.11 Stockholder Rights Plans. If the Company has a stockholder rights plan in effect upon conversion of the Notes, each converting Holder will receive, in addition to any shares of Common Stock received in connection with the conversion of such Holder’s Notes, the rights under the stockholder rights plan, as the same may be amended from time to time. However, if, prior to any conversion of Notes, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights plan, the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all or substantially all holders of the Common Stock Distributed Property as provided in Section 13.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

Section 13.12 Exchange in Lieu of Conversion.

(a) Notwithstanding any other provision of this Article XIII, when a Holder surrenders a Note for conversion, the Company may, at its election, direct the Conversion Agent to surrender, on or prior to the Business Day immediately following the relevant Conversion Date, such Notes to a financial institution designated by the Company for exchange in lieu of conversion. In order to accept any Notes surrendered for conversion, the designated financial institution must agree to pay and/or deliver, as applicable, in exchange for such Notes, all of the shares of Common Stock (and cash in lieu of fractional shares) due upon conversion, all in accordance with Section 13.02. By the close of business on the Business Day immediately following the relevant Conversion Date, the Company shall notify the Holder surrendering Notes for conversion that the Company has directed the designated financial institution to make an exchange in lieu of conversion.

(b) If the designated financial institution accepts any such Notes, it will deliver the shares of Common Stock (and cash in lieu of fractional shares) due upon conversion to the Transfer Agent, and the Transfer Agent shall deliver such shares of Common Stock (and cash in lieu of fractional shares) to such Holder on the second Business Day immediately following the relevant Conversion Date. Any Notes exchanged by the designated financial institution will remain outstanding. If the designated financial institution agrees to accept any Notes for exchange but does not timely deliver the related shares of Common Stock (and cash in lieu of fractional shares) or if such designated financial institution does not accept the Notes for exchange, the Company shall convert the Notes and deliver shares or Common Stock (and cash in lieu of fractional shares)

due upon conversion on the second Business Day immediately following the relevant Conversion Date as set forth in Section 13.02(c). The Company’s designation of a financial institution to which the Notes may be submitted for exchange does not require the financial institution to accept any Notes (unless the financial institution has separately made an agreement with the Company to do so). The Company may, but will not be obligated to, enter into a separate agreement with any designated financial institution that would compensate it for any such transaction.

Section 13.13 Limits Upon Issuance of Shares of Common Stock Upon Conversion.

(a) Notwithstanding anything to the contrary herein, no Person will be entitled to receive any shares of Common Stock otherwise deliverable upon conversion of the Notes to the extent, but only to the extent, that such receipt would cause such Person to become, directly or indirectly, a Beneficial Owner of more than 9.9% of the shares of the Common Stock outstanding at such time (such restriction, the “Ownership Limit”); provided, however, that this Section 13.12 will not apply to any Person that is subject to Section 16(a) or (b) of the Exchange Act with respect to the Company by virtue of being deemed to be a “director” or “officer” of the Company within the meaning of Section 16 of the Exchange Act. For purposes of this Section 13.12 only, a Person shall be deemed the “Beneficial Owner” of and shall be deemed to beneficially own any shares of Common Stock that such Person or any of such Person’s affiliates (as defined in Rule 12b-2 under the Exchange Act) or associates (as defined in Rule 12b-2 under the Exchange Act) is deemed to beneficially own, together with any shares of Common Stock beneficially owned by any other persons whose beneficial ownership would be aggregated with such Person for purposes of Section 13(d) of the Exchange Act (including without limitation, any “group” of which such Person is a member). For purposes of this Section 13.12, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For the avoidance of doubt, the term “Beneficial Owner” as used in this Section 13.12 shall not include (i) (x) with respect to any Global Note, the nominee of the Depositary or any Person having an account with the Depositary or its nominee, and (y) with respect to any Physical Note, the Holder of such Physical Note unless, in each case of clause (x) and (y), such nominee, account holder or Holder shall also be a Beneficial Owner of such Note; and (ii) the number of shares of Common Stock that would be issuable upon (a) conversion of the remaining, unconverted portion of any Notes beneficially owned by such Person or any of its affiliates or associates and any other persons whose beneficial ownership would be aggregated with such Person for purposes of Section 13(d) of the Exchange Act (including without limitation, any “group” of which such Person is a member), and (b) exercise or conversion of the unexercised or unconverted portion of any of the Company’s other securities subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such Person or any of its affiliates or associates and any other persons whose beneficial ownership would be aggregated with such Person for purposes of Section 13(d) of the Exchange Act (including without limitation, any “group” of which such Person is a member).

(b) Any purported delivery of shares of Common Stock upon conversion of the Notes shall be void and have no effect to the extent, but only to the extent, that such delivery would result in any Person becoming the Beneficial Owner of shares of Common Stock outstanding at such time in excess of the Ownership Limit applicable to such Person.

(c) Unless the Company has waived the Ownership Limit as set forth in Section 13.12(e), when such Holder tenders Notes for conversion, that Holder must provide a certification to the Company as to whether the Person (or Persons) receiving shares of Common Stock upon conversion is, or would, as a result of such conversion, assuming settlement upon conversion, become the Beneficial Owner of shares of Common Stock outstanding at such time in excess of any Ownership Limit then applicable to such Person (or Persons); provided that in the case of a Global Note, compliance with the procedures of the Depositary in effect at that time for the conversion of Notes shall be deemed to be such Holder’s certification to the Company that the Person (or Persons) receiving shares of Common Stock upon conversion is, or would, as a result of such conversion, assuming settlement upon conversion, become the Beneficial Owner of shares of Common Stock outstanding at such time in excess of any Ownership Limit then applicable to such Person (or Persons).

(d) If any delivery of shares of Common Stock otherwise owed to any Person (or Persons) upon conversion of the Notes is not made, in whole or in part, as a result of the Ownership Limit, the Company’s obligation to make such delivery shall not be extinguished and, such Holder may either:

(i) request the return of the Notes surrendered by such Holder for conversion, after which the Company shall deliver such Notes to such Holder within two Trading Days after receipt of such request, provided that such Holder shall be entitled to request the return of such Notes instead be effected as an issuance of Pre-Funded Warrants (as defined in the Purchase Agreement) in accordance with Section 7.1 of the Purchase Agreement; or

(ii) certify to the Company that the Person (or Persons) receiving shares of Common Stock upon conversion is not, and would not, as a result of such delivery, become the Beneficial Owner of shares of Common Stock outstanding at such time in excess of the Ownership Limit, after which the Company shall deliver any such shares of Common Stock withheld on account of such Ownership Limit by the later of (i) the date such shares were otherwise due to such Person (or Persons) and (ii) two Trading Days after receipt of such certification; provided, however, until such time as the affected Holder gives such notice, no Person shall be deemed to be the stockholder of record with respect to the shares of Common Stock otherwise deliverable upon conversion in excess of the Ownership Limit. Upon delivery of such notice, the provisions under Section 13.02 shall apply to the shares of Common Stock to be delivered pursuant to such notice. If an Optional Redemption in accordance with Article XV is not effected, in whole or in part, as a result of the Ownership Limit, the Company shall issue Pre-Funded Warrants (as defined in the Purchase Agreement) to the affected Holder in accordance with Section 7.1 of the Purchase Agreement.

(e) The Company may, at its option with the approval of the Board of Directors and subject to the applicable listing standards of the Nasdaq Market, waive the Ownership Limit (as to a particular Person or as to all Persons, in each case other than as to the Purchasers). In the event that the Company exercises its right to waive the Ownership Limit to all Persons, the Company or, at the Company’s written request (given at least five (5) days before such notice is to be sent, or such shorter period as may be acceptable to the Trustee) and the Company’s expense, the Trustee, shall deliver or cause to be delivered to each Holder 61 days prior to the effective waiver date an irrevocable notice stating that as of an effective date specified therein, the Company waives any restrictions that limit a Holder from converting its Notes in the event that such Holder is, or would, as a result of a conversion of Notes, become, a Beneficial Owner of more than 9.9% of the shares of the Common Stock outstanding at such time. Neither the Trustee nor the Conversion Agent shall have any obligation to monitor the Ownership Limit (as to a particular Person or as to all Persons).

ARTICLE XIV

REPURCHASE OF NOTES AT OPTION OF HOLDERS

Section 14.01 Repurchase at Option of Holders Upon a Fundamental Change. (a) If a Fundamental Change occurs at any time prior to the Maturity Date, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000, on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than 20 Business Days or more than 35 Business Days following the date of the Fundamental Change Company Notice at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Company shall instead pay the full amount of accrued and unpaid interest to Holders of record as of such Regular Record Date, and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of the Notes to be repurchased pursuant to this Article XIV.

(b) Repurchases of Notes under this Section 14.01 shall be made, at the option of the Holder thereof, upon:

(i) delivery to the Paying Agent by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth in Attachment 2 to the Form of Note attached to this Indenture as Exhibit A, if the Notes are Physical Notes, or in compliance with the Depositary’s procedures for surrendering interests in Global Notes, if the Notes are Global Notes, in each case on or before the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date (subject to postponement to comply with changes in applicable law after the date of this Indenture); and

(ii) delivery of the Notes to be repurchased, if the Notes are Physical Notes, to the Paying Agent at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements for transfer) at the Corporate Trust Office of the Paying Agent, or book-entry transfer of the Notes, if the Notes are Global Notes, in compliance with the procedures of the Depositary, in each case such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.

The Fundamental Change Repurchase Notice in respect of any Notes to be repurchased shall state:

(iii) the certificate numbers of the Notes to be delivered for repurchase;

(iv) the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

(v) that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture.

Notwithstanding anything to the contrary in the two preceding sentences, if the Notes are Global Notes, then the Holder must instead comply with the applicable Depositary procedures to exercise the Fundamental Change repurchase right.

Notwithstanding anything in this Indenture to the contrary, a Holder that has exercised its Fundamental Change repurchase right with respect to any Note may withdraw such exercise at any time prior to the close of business on the second Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice to the Paying Agent in accordance with Section 14.02.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof or any corresponding exercise or withdrawal pursuant to the applicable Depositary procedures.

(c) On or before the 20th calendar day after the occurrence of a Fundamental Change, the Company shall provide to all Holders and the Trustee and the Paying Agent (in the case of a Paying Agent other than the Trustee) a written notice (the “Fundamental Change Company Notice”) of the occurrence of the Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof. In the case of Physical Notes, such notice shall be by first class mail or, in the case of Global Notes, such notice shall be delivered in accordance with the applicable procedures of the Depositary. Each Fundamental Change Company Notice shall specify:

(i) the events causing the Fundamental Change;

(ii) the effective date of the Fundamental Change;

(iii) the last date on which a Holder may exercise the repurchase right pursuant to this Article XIV;

(iv) the Fundamental Change Repurchase Price;

(v) the Fundamental Change Repurchase Date;

(vi) the name and address of the Paying Agent and the Conversion Agent, if applicable;

(vii) if applicable, the Conversion Rate and any adjustments to the Conversion Rate as a result of the Fundamental Change;

(viii) that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Indenture; and

(ix) the procedures that Holders must follow to require the Company to repurchase their Notes.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 14.01.

At the Company’s written request, the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Fundamental Change Company Notice shall be prepared by the Company.

(d) Notwithstanding the foregoing, no Notes may be repurchased by the Company on any date at the option of the Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the procedures of the Depositary shall be deemed to have been canceled, and, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 14.02 Withdrawal of Fundamental Change Repurchase Notice. A Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Trustee and the Paying Agent in accordance with this Section 14.02 at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:

(i) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted, and if Physical Notes have been issued, the certificate numbers of the Notes in respect of which such notice of withdrawal is being submitted, and

(ii) the principal amount, if any, of such Notes that remain subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000;

provided, however, that if the Notes are Global Notes, such Holder must instead comply with the applicable procedures of the Depositary to withdraw an exercise of the Fundamental Change repurchase right.

Section 14.03 Deposit of Fundamental Change Repurchase Price.

(a) The Company will deposit with the Trustee (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.04) on or prior to 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Fundamental Change Repurchase Price. Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes that have been validly tendered for repurchase and not withdrawn prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, subject to postponement to comply with changes in applicable law after the date of this Indenture, will be made on the later of (i) the Fundamental Change Repurchase Date (provided the Holder has satisfied the conditions in Section 14.01) and (ii) the time of book-entry transfer or the delivery of the Notes to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by Section 14.01 by sending checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Note Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price.

(b) If by 11:00 a.m. New York City time, on the Fundamental Change Repurchase Date, the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to pay the Fundamental Change Repurchase Price on the Fundamental Change Repurchase Date, then, with respect to the Notes that have been properly surrendered for repurchase and have not been validly withdrawn in accordance with the provisions of this Indenture, (i) such Notes will cease to be outstanding, (ii) interest will cease to accrue on such Notes (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent) and (iii) all other rights of the Holders of such Notes will terminate (other than the right to receive the Fundamental Change Repurchase Price), in each case, subject to the right of any Holder as of the close of business on any Regular Record Date to receive the related interest payment on the corresponding Interest Payment Date.

(c) Upon surrender of a Note that is to be repurchased in part pursuant to Section 14.01, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Note surrendered.

Section 14.04 Covenant to Comply with Applicable Laws Upon Repurchase of Notes. In connection with any repurchase offer pursuant to this Article XIV, the Company will, if required:

(a) comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable;

(b) file a Schedule TO or any other required schedule under the Exchange Act; and

(c) otherwise comply with all federal and state securities laws in connection with any offer by the Company to repurchase the Notes;

in each case, so as to permit the rights and obligations under this Article XIV to be exercised in the time and in the manner specified in this Article XIV.

Section 14.05 Repurchase of Notes by Third Party.

Notwithstanding the foregoing provisions of this Article XIV, the Company shall not be required to repurchase, or to make an offer to repurchase, the Notes upon a Fundamental Change if (i) a third party makes such an offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by the Company as set forth in this Article XIV; and (ii) such third party repurchases all Notes properly surrendered and not validly withdrawn under its offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by the Company as set forth in this Article XIV.

ARTICLE XV

OPTIONAL REDEMPTION; TAX REDEMPTION

Section 15.01 Optional Redemption; Tax Redemption. (a) On or after May 26, 2024, the Company may redeem (an “Optional Redemption”) for cash all or any portion of the Notes, at the Redemption Price, if (i) the Last Reported Sale Price of the Common Stock has been at least 130% of the Conversion Price then in effect for at least 20 Trading Days (whether or not consecutive), including the Trading Day immediately preceding the Redemption Notice Date, during any 30 consecutive Trading Day period ending on, and including the last Trading Day immediately preceding the Redemption Notice Date, and (ii) either (A) a registration statement covering the resale of the Common Stock issuable upon conversion of the Notes (including any shares issuable as part of the Redemption Make Whole Amount) is effective and available for use and is expected to remain effective and available for use during the Redemption Period as of the Redemption Notice Date, or (B) the Common Stock issuable upon conversion of the Notes (including any shares issuable as part of the Redemption Make Whole Amount) are eligible for immediate resale by Holders other than the Company’s Affiliates or Holders that were the Company’s Affiliates at any time during the three months immediately preceding. For the avoidance of doubt, the Company shall not be entitled to elect an Optional Redemption prior to May 26, 2024.

(b) The Company may redeem the Notes for cash, in whole but not in part (except in respect of Holders that elect otherwise as described below), at the Company’s option (a “Tax Redemption”) at the Redemption Price if all of the following are satisfied:

(i) on the next Interest Payment Date, the Company would be required to pay more than de minimis Additional Amounts as a result of:

(A) any amendment to, or change in, the laws, tax treaties, or any regulations, protocols or rulings promulgated thereunder of a Relevant Taxing Jurisdiction that is formally announced and becomes effective, in each case, after the Last Original Issue Date (or, if the applicable Relevant Taxing Jurisdiction becomes a Relevant Taxing Jurisdiction on a date after the Last Original Issue Date, such later date); or

(B) any amendment to, or change in, an official interpretation or application regarding such laws, tax treaties, regulations, protocols or rulings, including by virtue of a holding, judgment or order by a court of competent jurisdiction or a change in administrative practice that is formally announced and becomes effective, in each case, after the Last Original Issue Date (or, if the applicable Relevant Taxing Jurisdiction became a Relevant Taxing Jurisdiction on a date after the Last Original Issue Date, such later date) (any such amendment or change described in clauses (A) or (B), a “Change in Tax Law”);

(ii) the Company cannot avoid any payment obligation specified in clause (i) above by taking reasonable measures available to the Company (including, without limitation, using reasonable measures to appoint a new or additional Paying Agent in another jurisdiction); and

(iii) either (A) a registration statement covering the resale of the Common Stock issuable upon conversion of the Notes is effective and available for use and is expected to remain effective and available for use during the Redemption Period as of the Redemption Notice Date, or (B) the Common Stock issuable upon conversion of the Notes are eligible for immediate resale by Holders other than the Company’s Affiliates or Holders that were the Company’s Affiliates at any time during the three months immediately preceding.

(c) Prior to the publication, delivery or mailing of any Redemption Notice pursuant to Section 15.01(b), the Company will deliver to the Trustee (i) an Officer’s Certificate stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to its right to so redeem have been satisfied and that it cannot avoid the obligations to pay Additional Amounts by taking reasonable measures available to it; and (ii) an Opinion of Counsel of an independent tax counsel to the effect that the circumstances referred to in (b)(i) above exist. The Trustee will accept such Officer’s Certificate and Opinion of Counsel as sufficient evidence of the existence of satisfaction of the conditions precedent as described above, in which event it will be conclusive and binding on the Holders of the Notes.

Section 15.02 Notice of Redemption; Selection of Notes. (a) In case the Company exercises its Redemption right to redeem all or, as the case may be, any part of the Notes pursuant to Section 15.01, it shall fix a date for Redemption (each, a “Redemption Date”) and it or, at its written request received by the Trustee not less than 5 Business Days prior to the date such Redemption Notice is to be sent (or such shorter period of time as may be acceptable to the Trustee), the Trustee, in the name of and at the expense of the Company, shall deliver or cause to be delivered a notice of such Redemption (a “Redemption Notice”) not less than 30 nor more than 60 calendar days prior to the Redemption Date to each Holder so to be redeemed as a whole or in part; provided, however, that if the Company shall give such notice, it shall also give written notice of the Redemption Date to the Trustee, the Conversion Agent (if other than the Trustee) and the Paying Agent (if other than the Trustee). The Redemption Date must be a Business Day.

(b) The Redemption Notice, if delivered in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such Redemption Notice or any defect in the Redemption Notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

(c) Each Redemption Notice shall specify:

(i) the Redemption Date;

(ii) the record date (if applicable);

(iii) the Redemption Price and Additional Amounts, if any, to be paid;

(iv) that on the Redemption Date, the Redemption Price and Additional Amounts, if any, will become due and payable upon each Note to be redeemed, and that interest thereon, if any, shall cease to accrue on and after the Redemption Date;

(v) the place or places where such Notes are to be surrendered for payment of the Redemption Price and Additional Amounts, if any;

(vi) that Holders may surrender their Notes for conversion at any time prior to the close of business on the Business Day immediately preceding the Redemption Date;

(vii) the procedures a converting Holder must follow to convert its Notes;

(viii) the Conversion Rate and the calculation of the Redemption Make-Whole Amount and the Company’s irrevocable election as to whether the Redemption Make-Whole Amount will be payable in cash or shares of Common Stock as set forth in Section 13.04, if applicable, the number of Additional Shares added to the Conversion Rate in accordance with Section 13.03;

(ix) the CUSIP, ISIN or other similar numbers, if any, assigned to such Notes; and

(x) in case any Note is to be redeemed in part only, the portion of the principal amount thereof to be redeemed and on and after the Redemption Date, upon surrender of such Note, a new Note in principal amount equal to the unredeemed portion thereof shall be issued.

In addition, in the case of a Tax Redemption, such Redemption Notice shall specify:

(i) that Holders have the right to elect not to have their Notes redeemed by delivering to the Trustee (x) in the case of a Global Note, subject to the procedures of the Depositary in effect at that time, notice to that effect via the procedures of the Depositary in effect at that time, and (y) in the case of Physical Notes, written notice to that effect, in each case not later than the 5th Business Day prior to the Redemption Date;

(ii) that, in the case of a Tax Redemption, Holders who wish to elect not to have their Notes redeemed must satisfy the requirements set forth in this Indenture; and

(iii) that, on and after the Redemption Date, Holders who elect not to have their Notes redeemed will not receive any Additional Amounts on any payments with respect to such Notes (whether upon conversion, repurchase, maturity or otherwise) solely as a result of such Change in Tax Law that resulted in the obligation to pay such Additional Amounts (for the avoidance of doubt, excluding any obligation to pay Additional Amounts (if any) that existed prior to such Change in Tax Law for which the Company will continue to pay Additional Amounts), and all subsequent payments with respect to the Notes will be subject to any tax required to be withheld or deducted under the laws of the Relevant Taxing Jurisdiction, provided that a Holder complying with the requirements for conversion described under Section 13.02 before the close of business on the Business Day immediately preceding the Redemption Date will be deemed to have validly delivered a notice of its election not to have its Notes redeemed, and the Company, will pay Additional Amounts, if any are due, with respect to such Holder’s conversion of its Notes.

A Redemption Notice shall be irrevocable; except that such notice may be conditioned on the consummation of a refinancing transaction, the proceeds of which are used to repay the Notes or to pay the Redemption Price on the Notes.

(d) If fewer than all of the outstanding Notes are to be redeemed, the Notes to be redeemed will be selected according to the Depositary’s applicable procedures, in the case of Notes represented by a Global Note, or, in the case of Notes represented by Physical Notes, by lot, on a pro rata basis. If any Note selected for partial redemption is submitted for conversion in part after such selection, the portion of the Note submitted for conversion shall be deemed (so far as may be possible) to be the portion selected for redemption, subject, in the case of Notes represented by a Global Note, to the procedures of the Depositary in effect at that time.

(e) Notwithstanding anything to the contrary in this Article XV, if the Company has given a Redemption Notice in connection with a Tax Redemption as described in Section 15.01(b), subject to, in the case of a Global Note, the procedures of the Depositary in effect at that time, each Holder of Notes will have the right to elect that such Holder’s Notes will not be subject to the Tax Redemption. If a Holder elects that its Notes will not be subject to the Tax Redemption, the Company will not be required to pay Additional Amounts with respect to payments made in respect of such Holder’s Notes following the Tax Redemption Date solely as a result of such Change in Tax Law that resulted in the obligation to pay such Additional Amounts (for the avoidance of doubt, excluding any obligation to pay Additional Amounts (if any) that existed prior to such Change in Tax Law for which the Company will continue to pay Additional Amounts), and all subsequent payments in respect of such Notes will be subject to any tax required to be withheld or deducted under the laws of a Relevant Taxing Jurisdiction. In addition, the obligation to pay Additional Amounts to any electing Holder for payments made in periods prior to the Tax Redemption Date shall continue to apply. Holders must exercise their option to elect to avoid the Tax Redemption by written notice thereof to the Trustee no later than the 5th Business Day prior to the Tax Redemption Date; provided that a Holder complying with the requirements for conversion pursuant to Section 14.02 before the close of business on the Business Day immediately preceding the Redemption Date shall be deemed to have validly delivered a notice of its election not to have its Notes redeemed in the Tax Redemption, and the Company will pay Additional Amounts, if any are due, with respect to such Holder’s conversion of its Notes. If no election is made or deemed to have been made, the Holder will have its Notes redeemed without any further action.

Section 15.03 Payment of Notes Called for Redemption. (a) If any Redemption Notice has been given in respect of the Notes in accordance with Section 15.02, the Notes shall become due and payable on the Redemption Date at the place or places stated in the Redemption Notice and at the applicable Redemption Price. On presentation and surrender of the Notes at the place or places stated in the Redemption Notice, the Notes shall be paid and redeemed by the Company at the applicable Redemption Price.

(b) Prior to 11:00 a.m. New York City time on the Redemption Date, the Company shall deposit with the Paying Agent or, if the Company or a Subsidiary of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 6.05 an amount of cash (in immediately available funds if deposited on the Redemption Date), sufficient to pay the Redemption Price of, and Additional Amounts, if any, on, all of the Notes to be redeemed on such Redemption Date. Subject to receipt of funds by the Paying Agent, payment for the Notes to be redeemed shall be made on the Redemption Date for such Notes. The Paying Agent shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Redemption Price.

Section 15.04 Restrictions on Redemption. The Company may not redeem any Notes on any date if the principal amount of the Notes has been accelerated in accordance with the terms of this Indenture, and such acceleration has not been rescinded, on or prior to the Redemption Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Redemption Price with respect to such Notes).

ARTICLE XVI GUARANTEES

Section 16.01 Guarantees. (a) Subject to this Article 16, each of the Guarantors hereby, as a primary obligor and not merely as surety, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and their successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

(i) the principal of, premium, if any, and interest and Additional Amounts on, the Notes and such other Note Obligations will be promptly paid in full in cash when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders, the Trustee hereunder or thereunder will be promptly paid in full in cash or performed, all in accordance with the terms hereof and thereof, and

(ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations (including Note Obligations), that same will be promptly paid in full in cash when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b) The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any amendment, waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company or any other Guarantor, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby unconditionally and irrevocably waives and agrees not to assert any claim, defense, setoff or counterclaim based on diligence, promptness, presentment, requirements for any demand or notice hereunder, including any of the following: (i) any demand for payment or performance and protest and notice of protest; (ii) any notice of acceptance; (iii) any presentment, demand, protest or further notice or other requirements of any kind with respect to any Note Obligation (including any accrued but unpaid interest thereon) becoming immediately due and payable; and (iv) any other notice in respect of any Note Obligation or any part thereof, and any defense arising by reason of any disability or other defense of the Company or any Guarantor. Subject to the provisions of subsection (d) below, each Guarantor further unconditionally and irrevocably agrees not to (x) enforce or otherwise exercise any right of subrogation or any right of reimbursement or contribution or similar right against the Company or any Guarantor or (y) assert any claim, defense, setoff or counterclaim it may have against the Company or any other Guarantor or set off any of its obligations to the Company or any other Guarantor against obligations of such Guarantor to the Company or such other Guarantor. No obligation of any Guarantor hereunder shall be discharged other than by complete performance. Each Guarantor further waives any right such Guarantor may have under any applicable requirement of law to require the Trustee or any Holder to seek recourse first against the Company or any other Person, as a condition precedent to enforcing such Guarantor’s liability and obligations under this Article XVI.

(c) Without prejudice to the generality of any other waiver granted in this Indenture and Section 16.01(f) below, each Guarantor irrevocably abandons and waives any right it may have at any time under Jersey law whether existing or future (1) whether by virtue of the droit de division or otherwise, to require that any liability under any guarantee or indemnity given in connection with this Indenture be divided or apportioned with any other person or reduced in any manner whatsoever, and (2) whether by virtue of the droit de discussion or otherwise, to require that recourse be had to the assets of any other person before any claim is enforced against that Guarantor in respect of the obligations assumed by such Guarantor under or in connection with this Indenture.

(d) If any Holder or the Trustee is required by any court or otherwise to return any amount paid by the Company or any Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(e) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full in cash of all obligations (including the Note Obligations) guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 6.02 for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article VI, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Guarantee.

(f) Without limiting the joint and several obligations of the Guarantors to the Trustee and Holders, all Guarantors desire to allocate among themselves (collectively, the “Contributing Guarantors”), in a fair and equitable manner, their obligations arising under this Indenture. Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a “Funding Guarantor”) under its Guarantee of the Notes such that its Aggregate Payments exceed its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in an amount sufficient to cause each Contributing Guarantor’s Aggregate Payments to equal its Fair Share as of such date. “Fair Share” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor, to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors, multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under its guarantee of the Notes in respect of the obligations guaranteed. “Fair Share Contribution Amount” means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under its guarantee of the Notes that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Law or any comparable applicable provisions of state law, provided that solely for purposes of calculating the Fair Share Contribution Amount with respect to any Contributing Guarantor for purposes of this Section 16.01, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. “Aggregate Payments” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of its guarantee of the Notes (including in respect of this Section 16.01), minus (2) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this Section 16.01. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 16.01. Notwithstanding anything to the contrary, the Guarantors shall not have the right to seek contribution from the Company and any non-paying Guarantor until payment in full in cash of all Note Obligations.

(g) For the avoidance of doubt, the parties to this Indenture agree that the guarantee granted by the Spanish Guarantor is construed as a first demand guarantee instead of as a guarantee (fianza) pursuant to article 1,822 et seq. of the Spanish Civil Code, and thus the Spanish Guarantor will not be entitled to exercise any right it may have and in particular its rights of exclusion, order and/or division (beneficio de excusión, orden y división).

(h) For the purposes of article 399 and 627 of the Spanish Insolvency Law, the obligations of each Spanish Guarantor under this Indenture shall be governed by the terms of this Indenture at any time such that each Spanish Guarantor’s obligations pursuant to this Section 16.01 shall not be affected by (i) the fact that the Trustee or a Holder may vote in favor of the approval or ratification of a composition agreement (convenio) as a result of the insolvency (concurso) of a Spanish Guarantor or if insolvency proceedings have been filed in Spain, or (ii) the approval of a court-sanctioned out-of-court workout (an homologated refinancing agreement (acuerdo de refinanciación homologado)) and which may be entered into in connection with a Spanish Guarantor (in any case, prior to the declaration of insolvency, whether voluntary or mandatory), under article 627 of the Spanish Insolvency Act, unless a convenio or an acuerdo de refinanciación homologado is approved in respect to the Spanish Guarantor, in which case the guaranteed obligations of the Spanish Guarantor will be subject to the terms of the convenio or acuerdo de refinanciación homologado. The obligations of all other Guarantors will remain unaltered in any of the aforementioned events.

Section 16.02 Limitation on Guarantor Liability. (a) Subject to paragraph (b) below, each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of applicable Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, state or foreign law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article XVI, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that its Guarantee, and the waivers set forth herein, are knowingly made in contemplation of such benefits.

(b) If and to the extent that a Swiss Guarantor becomes liable under or in connection with this Indenture for obligations of any other obligor (other than its wholly owned direct or indirect subsidiaries) and if complying with such obligation would constitute a repayment of capital (Einlagerückgewähr), a violation of the legally protected reserves (gesetzlich geschützte Reserven) or the payment of a constructive dividend (verdeckte Gewinnausschüttung) by such Swiss Guarantor or would otherwise be restricted under Swiss mandatory law or accounting principles then applicable (the “Restricted Obligations”), such Swiss Guarantor’s liability will be limited to the amount of such Swiss Guarantor’s freely disposable equity in accordance with Swiss law and Swiss accounting principles (the “Swiss Available Amount”).

The limitation in this Section 16.02(b) shall only apply to the extent that it constitutes a requirement under Swiss mandatory legal and accounting principles at the time a Swiss Guarantor is required to perform the Restricted Obligations. Such limitation will not free such Swiss Guarantor from its obligations in excess of the Swiss Available Amount, but will merely postpone the performance date thereof until such time(s) when such performance is again permitted from a Swiss legal and Swiss accounting point of view.

If the enforcement of the obligations of a Swiss Guarantor would be limited due to the effects referred to in this Indenture, such Swiss Guarantor shall further, to the extent permitted by applicable law and accounting principles and upon request by the Holders, promptly (i) transfer statutory reserves into unrestricted, distributable reserves, (ii) write up or realize any of its assets that are shown in its balance sheet with a book value that is significantly lower than the market value of the assets, in case of realization, however, only if such assets are not necessary for such Swiss Guarantor’s business (nicht betriebsnotwendig) and such sale is permitted under this Indenture and (iii) take all other measures necessary or useful to allow the Holders to obtain the maximum benefit under this guarantee.

Such Swiss Guarantor shall, and any holding company of such Swiss Guarantor that is a party to this Indenture shall procure that such Swiss Guarantor shall, take and cause to be taken all and any action as soon as reasonably practicable but in any event within 40 days from the request of the Holders, including (i) the passing of any shareholders’ resolutions to approve any payment or other performance under this Indenture, (ii) the provision of an up-to-date audited interim balance sheet, (iii) the provision of a determination by such Swiss Guarantor of the Swiss Available Amount based on such audited interim balance sheet, (iv) the provision of a confirmation from the auditors of such Swiss Guarantor that the payment in an amount corresponding to the Swiss Available Amount or the performance of other obligations is in compliance with the provisions of Swiss corporate law that are aimed at protecting the share capital and legal reserves and (v) the obtaining of any other confirmations which may be necessary or useful as a matter of Swiss mandatory law in force at the time of enforcement, in order to allow a prompt payment or performance of other obligations with a minimum of limitations.

If Swiss Withholding Tax is required to be deducted from any payment under this Indenture, including but not limited to, any guarantee payment and any payment of proceeds of any enforcement under applicable law at the time of enforcement, the relevant Swiss Guarantor:

(i) shall use its best efforts to ensure that the proceeds of any enforcement can be paid without deduction of Swiss Withholding Tax, or with deduction of Swiss Withholding Tax at a reduced rate, by discharging the liability to such tax by notification pursuant to applicable law (including tax treaties) rather than payment of the tax (the “Swiss Notification Procedure”);

(ii) shall deduct the Swiss Withholding Tax at such rate (being 35% on the date hereof) as in force from time to time if the Swiss Notification Procedure does not apply; or shall deduct the Swiss Withholding Tax at the reduced rate resulting after discharge of part of such tax by notification if the Swiss Notification Procedure applies for a part of the Swiss Withholding Tax only; and shall pay within the time allowed any such taxes deducted to the Swiss Federal Tax Administration; and

(iii) shall promptly notify the respective beneficiary or beneficiaries that such notification or, as the case may be, deduction has been made, and provide the respective beneficiary or beneficiaries with evidence that such a notification of the Swiss Federal Tax Administration has been made or, as the case may be, such taxes deducted have been paid to the Swiss Federal Tax Administration.

In the case of a deduction of Swiss Withholding Tax, the Swiss Guarantor shall use its best efforts to ensure that any person that is entitled to a full or partial refund of the Swiss Withholding Tax deducted from such payment under this Indenture, will, as soon as possible after such deduction: request a refund of the Swiss Withholding Tax under applicable law (including tax treaties), and pay to the respective beneficiary or beneficiaries upon receipt any amount so refunded.

The respective beneficiary or beneficiaries shall co-operate with the Swiss Guarantor to secure such refund. To the extent such a deduction is made, any Swiss Guarantor shall not hold harmless the beneficiary or the beneficiaries in relation to any such deduction.

To the extent such Swiss Guarantor is required to deduct Swiss Withholding Tax pursuant to this Indenture, and if the Swiss Available Amount is not fully utilized, such Swiss Guarantor shall be required to pay, directly or by way of use of the proceeds of enforcement, an additional amount so that after making any required deduction of Swiss Withholding Tax the aggregate net amount paid to the beneficiary, directly or by way of use of the proceeds of enforcement, is equal to the amount which would have been paid if no deduction of Swiss Withholding Tax had been required. If a refund is made to a beneficiary, such beneficiary shall transfer the refund so received to the Swiss Guarantor, subject to any right of set-off of such beneficiary pursuant to this Indenture and subject to not being in a less favorable net after-tax position than the beneficiary would have been in if the Swiss Withholding Tax had not been required in the first instance.

For the avoidance of doubt, nothing in this Section 16.02(b) relating to Swiss Withholding Tax shall limit or reduce any obligation to pay Additional Amounts pursuant to any other provision of this Indenture.

(c) The obligations and liabilities of the Spanish Guarantor under the Guarantee shall not extend to any obligations that would constitute unlawful financial assistance within the meaning of article 143.2 or 150, as applicable, of the Spanish Companies Law.

Section 16.03 Execution and Delivery of Guarantee and Supplemental Indenture. To evidence a Guarantee set forth in Section 16.01, this Indenture will be executed on behalf of each Guarantor by its duly authorized Officers or representatives and, with respect to any Guarantors providing a Guarantee after the date hereof, a Supplemental Indenture substantially in the form attached as Exhibit B will be executed on behalf of such Guarantor by its duly authorized Officers or representatives.

Each Guarantor hereby agrees that its Guarantee set forth in Section 16.01 will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

If any Officer whose signature is on this Indenture or on the Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Guarantee is endorsed, the Guarantee will be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, will be deemed to constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

Section 16.04 Guarantors May Consolidate, etc., on Certain Terms. Except as otherwise provided in Section 16.05, a Guarantor may not, directly or indirectly, (1) consolidate with or merge with or into, or (2) sell, convey, transfer or lease all or substantially all of its consolidated properties and assets to (whether or not such Guarantor is the surviving Person), any other Person, other than the Company or another Guarantor, unless:

(a) immediately after giving effect to that transaction, no Default or Event of Default has occurred and is continuing or would be caused thereby; and

(b) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if other than the Company or another Guarantor) is an entity organized under the laws of any OECD member countries and expressly assumes, by executing and delivering a supplemental indenture to the Trustee in substantially the form attached hereto as Exhibit B in accordance with Article X hereof and any other agreements, all of the obligations of that Guarantor under its Guarantee and this Indenture; or

In case of any such consolidation, merger, sale, conveyance, transfer or lease and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Guarantee of such Guarantor and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by such Guarantor, such successor Person will succeed to and be substituted for such Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the

Company and delivered to the Trustee; provided, however, that the Guarantee of such successor Person will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee. All the Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Guarantees had been issued at the date of the execution.

No such, merger, sale, conveyance, transfer or lease in which the Person formed by or surviving any such, merger, sale, conveyance, transfer or lease is not the Company or another Guarantor shall be effective unless the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any such merger, sale, conveyance, transfer or lease and any such assumption and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the provisions of this Section 16.04.

Except as set forth in Article IV, and notwithstanding Section 16.04(a) and Section 16.04(b) above, nothing contained in this Indenture or in any of the Notes will prevent any consolidation, amalgamation or merger of a Guarantor with or into the Company or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

Section 16.05 Releases. The Guarantee of any Guarantor will be automatically released:

(a) in connection with any sale or other disposition of all of the Capital Stock or all or substantially all of the assets of a Guarantor (including by way of merger or consolidation) to such Person that is not the Company or a Guarantor if the sale or other Disposition does not violate any of the provisions of this Indenture; or

(b) upon the liquidation or dissolution of such Guarantor following the transfer of all of its assets to the Company or another Guarantor as permitted hereunder.

If the Guarantee of any Guarantor or all or substantially all of the assets of a Guarantor or the Capital Stock of any Guarantor are sold or disposed of in the manner described in clauses (a) or (b) above, and such Guarantor is released, the Company shall deliver to the Trustee an Officer’s Certificate stating and certifying the identity of the released Guarantor, the basis for release in reasonable detail and that such release complies with this Indenture. Upon delivery by the Company to the Trustee of an Officer’s Certificate and an Opinion of Counsel to the effect that the conditions of any of clauses (a) or (b) of this Section 16.05 have been met with respect to a Guarantor in accordance with the provisions of this Indenture, the Trustee will execute any documents reasonably requested that are necessary or advisable in order to evidence the release of such Guarantor from its obligations under its Guarantee. Any Guarantor not released from its obligations under its Guarantee as provided in this Section 16.05 will remain liable for the full amount of principal of and interest and premium, if any, on the Notes and for the other obligations (including the Note Obligations) of any Guarantor under this Indenture as provided in this Article XVI notwithstanding the release of any other Guarantor.

Section 16.06 Reliance. Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Company, each other Guarantor and any other guarantor, maker or endorser of any Note Obligation or any part thereof, and of all other circumstances bearing upon the risk of nonpayment of any Note Obligation or any part thereof that diligent inquiry would reveal, and each Guarantor hereby agrees that the Trustee and each Holder shall not have any duty to advise any Guarantor of information known to it regarding such condition or any such circumstances. In the event any of the Trustee or any Holder, in its sole discretion, undertakes at any time or from time to time to provide any such information to any Guarantor, then the Trustee or such Holder shall be under no obligation to (a) undertake any investigation not a part of its regular business routine, (b) disclose any information that such Person, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (c) make any future disclosures of such information or any other information to any Guarantor.]

ARTICLE XVII

MISCELLANEOUS PROVISIONS

Section 17.01 Provisions Binding on Company’s Successors. All the covenants, stipulations, promises and agreements of the Company contained in this Indenture shall bind its successors and assigns whether so expressed or not.

Section 17.02 Official Acts by Successor Corporation. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or Officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful sole successor of the Company.

Section 17.03 Addresses for Notices, Etc. Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders on the Company shall be deemed to have been sufficiently given or made, for all purposes if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company with the Trustee) to Quotient Limited, PO Box 1075—JTC House, 28 Esplanade, St Helier, Jersey JE4 2QP Channel Islands, or sent electronically in PDF format. Any notice, direction, request or demand under this Indenture to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to the Corporate Trust Office or sent electronically in PDF format.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Holder shall be mailed to it by first class mail, postage prepaid, at its address as it appears on the Note Register and shall be sufficiently given to it if so mailed within the time prescribed; provided that notices given to Holders of Global Notes may be given by electronic transmission to the facilities of the Depositary, and each such electronic transmission will be deemed to be notice “in writing.”

Failure to mail or transmit a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed or transmitted in the manner provided above, it is duly given, whether or not the addressee receives it.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose under this Indenture.

Section 17.04 Governing Law; Jurisdiction. THIS INDENTURE AND EACH NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE AND EACH NOTE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK.

Any legal action, suit or proceeding arising out of or in connection with the Indenture or the Notes shall be brought exclusively in the courts of the State of New York or the courts of the United States located in the Southern District in the Borough of Manhattan, New York City, New York, and, by execution and delivery of this Indenture, each party hereto hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of each such court. The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Indenture brought in the courts of the State of New York or the courts of the United States located in the Southern District in the Borough of Manhattan, New York City, New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 17.05 Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that such action is permitted by the terms of this Indenture and that all conditions precedent under the Indenture, if any, have been complied with.

Each Officer’s Certificate provided for, by or on behalf of the Company in this Indenture and delivered to the Trustee with respect to compliance with this Indenture (other than the Officer’s Certificates provided for in Section 4.10) and each Opinion of Counsel shall include (a) a statement that the person signing such Officer’s Certificate or Opinion of Counsel is familiar with the requested action and this Indenture; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statement contained in such certificate is based; (c) a statement that, in the judgment of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed judgment as to whether or not such action is permitted by this Indenture; and (d) a statement as to whether or not, in the judgment of such person, such action is permitted by this Indenture.

Notwithstanding anything to the contrary in this Section 17.05, if any provision in this Indenture specifically provides that the Trustee shall or may receive an Opinion of Counsel in connection with any action to be taken by the Trustee or the Company under this Indenture, the Trustee shall be entitled to such Opinion of Counsel.

Section 17.06 Legal Holidays. In any case where any Interest Payment Date, Redemption Date, Fundamental Change Repurchase Date or Maturity Date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue in respect of any payment that would otherwise need to be made on such date on account of the delay.

Section 17.07 No Security Interest Created. Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 17.08 Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the Holders, the parties to this Indenture, any Paying Agent, any Conversion Agent, any authenticating agent, any Note Registrar and their successors under this Indenture, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 17.09 Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture, and shall in no way modify or restrict any of the terms or provisions of this Indenture.

Section 17.10 Authenticating Agent. The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf and subject to its direction in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes under this Indenture, including under Section 2.04, Section 2.05, Section 2.07, Section 2.08, Section 10.04, Section 13.02 and Section 14.03 as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement under this Indenture or in the Notes for the Trustee’s certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee under this Indenture pursuant to Section 7.08.

Any corporation or other entity into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation or other entity succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent under this Indenture, if such successor corporation or other entity is otherwise eligible under this Section 17.10, without the execution or filing of any paper or any further act on the part of the parties to this Indenture or the authenticating agent or such successor corporation or other entity.

Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee may appoint a successor authenticating agent (which may be the Trustee), shall give written notice of such appointment to the Company and shall send notice of such appointment to all Holders.

The Company agrees to pay to the authenticating agent from time to time reasonable compensation for its services although the Company may terminate the authenticating agent, if it determines such agent’s fees to be unreasonable.

The provisions of Section 7.02, Section 7.03, Section 7.04, Section 7.06, Section 8.03 and this Section 17.10 shall be applicable to any authenticating agent.

If an authenticating agent is appointed pursuant to this Section 17.10, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

, as Authenticating Agent, certifies that this is one of the Notes described in the within-named Indenture.

By:

Authorized Officer

Section 17.11 Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. This Indenture shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, the New York State Electronic Signatures and Records Act and/or any other relevant electronic signatures law, including any relevant provisions of the Uniform Commercial Code (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. The Company agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to Trustee, including without limitation the risk of Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the Uniform Commercial Code or other Signature Law due to the character or intended character of the writings.

Section 17.12 Severability. In the event any provision of this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

Section 17.13 Waiver of Jury Trial. EACH OF THE COMPANY, THE GUARANTORS, AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 17.14 Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, epidemics or pandemics, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 17.15 Calculations. Except as otherwise provided in this Indenture, the Company shall be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of the stock price, the Last Reported Sale Prices of the Common Stock, accrued interest payable on the Notes and the Conversion Rate of the Notes. The Company shall make all these calculations in good faith and, absent manifest error, the

Company’s calculations shall be final and binding on Holders. The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee will forward the Company’s calculations to any Holder upon the request of that Holder at the sole cost and expense of the Company.

None of the Trustee, Conversion Agent, Note Registrar or Paying Agent (in each case, if different from the Company) shall have any responsibility for making any calculations, for determining amounts to be paid or for monitoring stock price, or be charged with any knowledge of or have any duties to monitor any measurement period. These calculations include, but are not limited to, determinations of the Last Reported Sale Prices of the Common Stock, any Redemption Make-Whole Amount and the Conversion Rate of the Notes.

Section 17.16 Spanish Public Documents

(a) The Spanish Guarantor undertakes to raise this Indenture (and any other document amending, extending, supplementing, ratifying and/or restating this Indenture, or any supplemental indenture in relation to it) to the status of a Spanish Public Document so that it will have the effects established under articles 517 et seq. of the Spanish Civil Procedural Law, within twenty (20) Business Days as from the date of this Agreement, and such Spanish Guarantor shall provide evidence thereof to the Trustee. Any costs and expenses relating to such formalization shall be paid and satisfied by the Spanish Guarantor in accordance with this Agreement.

(b) The Spanish Guarantor also undertakes to grant any public or private document required by the Trustee (as may be directed by any Holder) for the purposes of or in relation to such Spanish Public Document.

(c) The costs of issuance of first copies (with and without enforcement title) of such Spanish Public Document shall be borne by the Spanish Guarantor, and the cost regarding the issuance of additional copies will be borne by the party requesting such additional copies

Section 17.17 Spanish Calculations and Enforcement Proceedings

(a) For the purposes of enforcing the provisions of, or foreclosing under, this Agreement pursuant to Spanish law, the Trustee, in its capacity as such (and on behalf of the Holders), shall open and maintain a special ledger account in its books on behalf of the Company, from which all principal, interest, fees, expenses, default interest, additional costs and any other amounts that the Company owes to the Holders and the Trustee under this Agreement and/or the Notes will be debited and into which all amounts received by or on account of the Holders and the Trustee from the Company under this Agreement and/or the Notes will be credited, so that the balance of the ledger account represents the amount owed from time to time by the Company and/or the Guarantors to the Holders and the Trustee.

(b) Any failure to keep the records referred to in paragraph (a) above or any error in doing so will not, however, limit or otherwise affect the obligation of the Company to pay any amount owed pursuant to this Agreement and/or the Notes.

(c) The parties to this Indenture expressly agree that in the event of an executive judicial enforcement (acción ejecutiva) against the Spanish Guarantor in Spain, the sum payable by the Spanish Guarantor shall be the total aggregate amount of the balance of the accounts maintained by the Trustee in accordance with this Indenture. For the purposes of Articles 571 et seq. of the Spanish Civil Procedural Law, the Spanish Guarantor and the Trustee expressly agree that such balances shall be considered as due, liquid and payable and may be claimed pursuant to the same provisions of such law.

(d) For the purpose of the provisions of article 571 et seq. of the Spanish Civil Procedural Law, it is expressly agreed by the Company, the Spanish Guarantor and the Trustee that the determination of the debt to be claimed through the executive proceedings shall be effected by the Trustee by means of the appropriate certificate evidencing the balances shown in the relevant account(s) referred to in paragraph (i) above. By virtue of the foregoing, to exercise executive action by the Trustee it will be sufficient to present (1) an original notarial first or authentic copy of this Indenture (or Supplemental Indenture to the same), (2) a notarial certificate, if necessary, for the purposes described in paragraph (e) below, (3) the notarial document (acta notarial) which incorporates the certificate issued by the Trustee of the amount due by the Spanish Guarantor including an excerpt of the credits and debits, including the interest applied, which appear in the relevant account(s) referred to in paragraph (a) above, evidencing that the determination of the amounts due and payable by the Spanish Guarantor have been calculated as agreed in this Indenture and that such amounts coincide with the balance of such accounts, and (4) a notarial document (acta notarial) evidencing that the Company and/or the relevant Spanish Guarantor has been served notice of the amount that is due and payable.

(e) The amount of the balances so established shall be notified to the Spanish Guarantor by reliable means at least five Business Days in advance of exercising the executive action set out in paragraph (d) above.

(f) The Company and the Spanish Guarantor hereby expressly authorize the Trustee to request and obtain certificates and documents issued by the notary who has formalized this Indenture (or any Supplemental Indenture or amendment thereto) in order to evidence its compliance with the entries of his registry-book and the relevant entry date for the purpose of numbers 4º or 5º (as applicable) of article 517 of the Spanish Civil Procedural Law. The cost of such certificate and documents will be for the account of the Spanish Guarantor in the manner provided under this Indenture.

(g) For the purposes of article 540.2 of the Spanish Civil Procedural Law, the Spanish Guarantor acknowledges and accepts that, provided that the relevant assignment, transfer or change of Holders has been made in accordance with the terms of this Indenture, any assignment, transfer or change of Holders shall be duly and sufficiently evidenced to any Spanish court by means of a certificate issued by the Trustee confirming who the Holders are in each moment, and therefore, those who are confirmed as Holders by the Trustee shall be able to initiate enforcement in Spain through procedimiento ejecutivo without further evidence being required.

(h) Service of Process:

(i) Without prejudice to any other mode of service of process allowed under any relevant law, any Spanish Guarantor:

(A) irrevocably appoints the Company as its agent for service of process in relation to any proceedings before the courts of the Estate of New York in connection with this Indenture; and

(B) agrees that failure by an agent for service of process to notify the relevant Spanish Guarantor of the process will not invalidate the proceedings concerned.

(ii) If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, another agent must be promptly appointed.

Section 17.18 U.S.A. Patriot Act. The parties to this Indenture acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each Person or other legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

Section 17.19 Tax Compliance. In order to assist the Trustee with its compliance with FATCA, the Company agrees (i) to provide to the Trustee reasonably available information collected and stored in the Company’s ordinary course of business regarding holders of Notes (solely in their capacity as such) and which is necessary for the Trustee’s determination of whether it has tax related obligations under applicable law and (ii) that the Trustee shall be entitled to make any withholding or deduction from payments under the Indenture to the extent necessary to comply with FATCA.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties to this Indenture have caused this Indenture to be duly executed as of the date first written above.

QUOTIENT LIMITED

By:	/s/ Peter Buhler
Name: Peter Buhler
Title: Chief Financial Officer

QBD (QS IP) LIMITED, as a Guarantor

By:	/s/ Peter Buhler
Name: Peter Buhler
Title: Director

QUOTIENT BIODIAGNOSTICS, INC., as a Guarantor

By:	/s/ Brian Williamson
Name: Brian Williamson
Title: Vice President & Treasurer

ALBA BIOSCIENCE LIMITED, as a Guarantor

By:	/s/ Peter Buhler
Name: Peter Buhler
Title: Director

QUOTIENT SUISSE SA, as a Guarantor

By:	/s/ Peter Buhler
Name: Peter Buhler
Title: Director

QUOTIENT IBERIA S.L., as a Guarantor

By:	/s/ Paul Stuart
Name: Paul Stuart
Title: Sole Director

WILMINGTON SAVINGS FUND SOCIETY, FSB, as Trustee

By:	/s/ Raye Goldsborough
Name: Raye Goldsborough
Title: Vice President

EXHIBIT A

[FORM OF FACE OF NOTE]

[INCLUDE FOLLOWING LEGEND IF A GLOBAL NOTE]

THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS THE OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE WILL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE WILL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE 2 OF THE INDENTURE HEREINAFTER REFERRED TO.

[INCLUDE FOLLOWING LEGEND IF A RESTRICTED SECURITY]

[THE OFFER AND SALE OF THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY AND SUCH COMMON STOCK MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)

REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)

AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW EXCEPT:

(A)	TO QUOTIENT LIMITED (THE “COMPANY”) OR ANY SUBSIDIARY THEREOF, OR

(B)	PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C)	TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)	PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE 2(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]1

[1]

This paragraph and the immediately preceding paragraph will be deemed to be removed from the face of this Note at such time when the Company delivers written notice to the Trustee of such deemed removal pursuant to Section 2.06 of the within-mentioned Indenture.

Quotient Limited

4.75% Convertible Senior Note due 2026

No. A-1	Initially $95,000,000

CUSIP No. 74911T AH22

ISIN No. US74911TAH232

Quotient Limited, a limited liability no par value company incorporated under the laws of Jersey, Channel Islands (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to CEDE & CO., or registered assigns, the principal sum as set forth in the “Schedule of Exchanges of Notes” attached hereto, which amount, taken together with the principal amounts of all other outstanding Notes, shall not, unless permitted by the Indenture, exceed $110,000,000 in aggregate at any time, in accordance with the rules and procedures of the Depositary, on May 26, 2026, and interest thereon as set forth below.

This Note shall bear interest at the rate of 4.75% per year from May 26, 2021, or from the most recent date to which interest has been paid or provided for to, but excluding, the next scheduled Interest Payment Date until May 26, 2026, unless earlier repurchased or converted pursuant to and in accordance with the provisions of the Indenture. Accrued interest on this Note shall be computed on the basis of a 360 day year composed of twelve 30-day months and, for partial months, on the basis of actual days elapsed over a 30-day month. Interest is payable semi-annually in arrears on each May 15 and November 15, commencing on November 15, 2021, to Holders of record at the close of business on the preceding May 1 and November 1 (whether or not such day is a Business Day), respectively. Additional Interest will be payable as set forth in Section 4.06(d), Section 4.06(e) and Section 6.03 of the within-mentioned Indenture, and any reference to interest on, or in respect of, any Note therein shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to any of such Section 4.06(d), Section 4.06(e) or Section 6.03, and any express mention of the payment of Additional Interest in any provision therein shall not be construed as excluding Additional Interest in those provisions thereof where such express mention is not made.

Any Defaulted Amounts shall accrue interest per annum at the rate borne by the Notes, from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company, at its election, in accordance with Section 2.03(c) of the Indenture.

The Company shall pay the principal of and interest on this Note, if and so long as such Note is a Global Note, in immediately available funds in lawful money of the United States at the time to the Depositary or its nominee, as the case may be, as the registered Holder of such Note.

[2]

This Note will be deemed to be identified by CUSIP No. 74911T AG4 and ISIN No. US74911TAG40 from and after such time when the Company delivers, pursuant to Section 2.06 of the within-mentioned Indenture, written notice to the Trustee of the deemed removal of the Restricted Note Legend affixed to this Note.

As provided in and subject to the provisions of the Indenture, the Company shall pay the principal of any Notes (other than Notes that are Global Notes) at the office or agency designated by the Company for that purpose. The Company has initially designated the Trustee as its Paying Agent and Note Registrar in respect of the Notes.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into shares of Common Stock on the terms and subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note, and any claim, controversy or dispute arising under or related to this Note, shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to conflict of law principles that would result in the application of any law other than the laws of the State of New York.

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually or by facsimile signed by the Trustee or a duly authorized authenticating agent under the Indenture.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

QUOTIENT LIMITED

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

WILMINGTON SAVINGS FUND SOCIETY, FSB, as Trustee, certifies that this is one of the Notes described in the

within-named Indenture.

By:
Authorized Signatory

[FORM OF REVERSE OF NOTE]

Quotient Limited

4.75% Convertible Senior Note due 2026

This Note is one of a duly authorized issue of Notes of the Company, designated as its 4.75% Convertible Senior Notes due 2026 (the “Notes”), limited to the aggregate principal amount of $95,000,000, all issued or to be issued under and pursuant to an Indenture dated as of May 26, 2021 (the “Indenture”), among the Company, the Guarantors and Wilmington Savings Fund Society, FSB, (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. Additional Notes may be issued in an aggregate principal amount of up to $15,000,000, subject to certain conditions specified in the Indenture. Capitalized terms used in this Note and not defined in this Note shall have the respective meanings set forth in the Indenture.

To guarantee the due and punctual payment of the principal and interest (including post-filing or postpetition interest) on the Notes and all other amounts payable by the Company under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Guarantors unconditionally guarantee (and future guarantors, jointly and severally with the Guarantors, will fully and unconditionally guarantee) such obligations pursuant to the terms of the Indenture.

In case certain Events of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of, and interest on, all Notes may be declared, by either the Trustee or Holders of at least 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.

Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Repurchase Price on the Fundamental Change Repurchase Date and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or deliver, as the case may be, the principal (including the Fundamental Change Repurchase Price, if applicable) of, and any Additional Amounts and accrued and unpaid interest on, and the consideration due upon conversion of, this Note at the place, at the respective times, at the rate and in the lawful money herein prescribed.

The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer or similar tax that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.

No sinking fund is provided for the Notes. The Notes are redeemable in accordance with the terms and subject to the conditions specified in the Indenture at the Company’s option prior to the Maturity Date.

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, prior to the close of business on the second Business Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is $1,000 or an integral multiple thereof, into shares of Common Stock at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

Terms used in this Note and defined in the Indenture are used herein as therein defined.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

CUST = Custodian

TEN ENT = as tenants by the entireties

JT TEN = joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

SCHEDULE A

SCHEDULE OF EXCHANGES OF NOTES

Quotient Limited

4.75% Convertible Senior Notes due 2026

The initial principal amount of this Global Note is [ ] DOLLARS ($[ ]). The following increases or decreases in this Global Note have been made:

Date of exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee

ATTACHMENT 1

[FORM OF NOTICE OF CONVERSION]

To:	Quotient Limited

To:	Wilmington Savings Fund Society, FSB

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1,000 principal amount or an integral multiple thereof) below designated, into shares of Common Stock in accordance with the terms of the Indenture referred to in this Note, and directs that the shares of Common Stock issuable and deliverable upon such conversion, together with any cash for any fractional share, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any shares of Common Stock or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any in accordance with Section 13.02(d) and Section 13.02(e) of the Indenture. Any amount required to be paid to the undersigned on account of interest accompanies this Note.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Common Stock are to be issued, or Notes are to be delivered, other than to and in the name of the registered holder.

Fill in for registration of shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)

Please print name and address

Principal amount to be converted (if less than all): $ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer Identification Number

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

To:	Quotient Limited

To:	Wilmington Savings Fund Society, FSB

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Quotient Limited (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Section 14.01 of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the Interest Payment Date to which such Regular Record Date relates, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number

Principal amount to be repurchased (if less than all): $ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

ATTACHMENT 3

[FORM OF ASSIGNMENT AND TRANSFER]

Wilmington Savings Fund Society, FSB

For value received hereby sell(s), assign(s) and transfer(s) unto (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the within Note occurring prior to the Resale Restriction Termination Date, as defined in the Indenture governing such Note, the undersigned confirms that such Note is being transferred:

☐	To Quotient Limited or a subsidiary thereof; or

☐	Pursuant to a registration statement that has become or been declared effective under the Securities Act of 1933, as amended; or

☐	Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

☐	Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended, or any other available exemption from the registration requirements of the Securities Act of 1933, as amended.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Common Stock are to be issued, or Notes are to be delivered, other than to and in the name of the registered holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

FORM OF SUPPLEMENTAL INDENTURE

[ ] SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of [ ], among [NEW GUARANTOR] (the “New Guarantor”), a subsidiary of Quotient Limited (or its successor), a limited liability no par value company incorporated under the laws of Jersey, Channel Islands (the “Company”), and Wilmington Savings Fund Society, FSB, as trustee (the “Trustee”) under the indenture referred to below.

WHEREAS the Company (or its successor) has heretofore executed and delivered to the Trustee an indenture (as amended, supplemented or otherwise modified, the “Indenture”) dated as of [_], providing for the issuance of the Company’s 4.75% Convertible Senior Notes (the “Notes”), initially in an aggregate principal amount of $95,000,000;

WHEREAS Section 16.03 of the Indenture provides that, under certain circumstances, the Company is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all the obligations of the Company under the Notes and the Indenture pursuant to a Guarantee on the terms and conditions set forth therein; and

WHEREAS pursuant to Section 10.01 of the Indenture, the New Guarantor, Trustee and the Company are authorized to execute and deliver this Supplemental Indenture without the consent of any Holder of the Notes;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders (as defined in the Indenture) as follows:

1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2. Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally with all existing Guarantors (if any), to unconditionally guarantee the Obligations of the Company under the Notes and the Indenture on the terms and subject to the conditions set forth in Article XVI of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a guarantor under the Indenture.

3. Notices. All notices or other communications to the New Guarantor shall be given as provided in Section 17.03 of the Indenture.

4. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder shall be bound hereby.

5. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

6. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.

7. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

8. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

QUOTIENT LIMITED

By:
Name:
Title:

[NEW GUARANTOR]

By:
Name:
Title:

WILMINGTON SAVINGS FUND SOCIETY, FSB, as Trustee

By:
Name:
Title: